AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO (2) BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE OFFERING CIRCULAR MAY BE OBTAINED.

JUKEBOX HITS VOL. 1 LLC

Preliminary Offering Circular

February 15, 2024

Subject to Completion

Best Efforts Offering of Royalty Shares

Jukebox Hits Vol. 1 LLC (which we refer to as the “Company,” “we,” “us,” or “our”) is a newly formed Delaware limited liability company established to facilitate and manage investors’ economic exposure to the Company’s contractual right to receive a portion of the royalties, fees, and other income streams (“Income Interests”) related to or derived from musical songs, compositions, sound recordings, portfolios or catalogs (“Music Assets”) from certain Purchase Agreements (including, without limitation, the schedule, exhibits and amendments thereto) described in this Preliminary Offering Circular (the “Offering Circular”) (each, a “Purchase Agreement,” collectively, the “Purchase Agreements”; and the rights of the Company under the Purchase Agreements, the “Royalty Rights”). The Company will facilitate and manage investors’ economic exposure to the Royalty Rights by issuing, for each series, the contractual right (the “Royalty Shares”) to receive a specified portion of royalties, fees, and other income streams embodied in the Income Interests we receive that relate to Royalty Rights for a specific Music Asset or a compilation of Music Assets (as applicable) set forth in the Royalty Shares Offering Table, to investors in this best-efforts offering of securities (this “Offering”) pursuant to Regulation A of the Securities Act of 1933, as amended (the “Securities Act”). The Company will convey, or cause to be conveyed, any Royalty Rights it receives pursuant to the Purchase Agreements and any Royalty Share Payments payable to Holders of Royalty Shares to a newly formed trust under state law (the “Trust”), which will hold the Royalty Rights for the benefit of Holders of Royalty Shares. We may collectively refer to the offerings of Royalty Shares in this Offering Circular as the “Offerings” and each, individually, as an “Offering.”

The Company will enter into one or more Purchase Agreements with Income Interest owners (“Income Interest Owners”). Royalty Shares will be issued in series, with each series relating to a specific Music Asset or a compilation of Music Assets (as applicable), and the Company’s corresponding Royalty Rights under the corresponding Purchase Agreement. Investors who hold Royalty Shares will be entitled to receive a pro rata portion of the amounts we actually receive from the specified Royalty Rights that correspond to such series of Royalty Shares (less any fees and expenses as further described herein), calculated based on the number of Royalty Shares of a particular series that an investor holds compared to the total outstanding number of Royalty Shares of such series (payment of such pro rata portion, “Royalty Share Payments”). Royalty Shares are unsecured limited obligations of the Company and do not confer any voting rights on the holders thereof. Purchasing Royalty Shares does not confer to the investor any ownership in the Company, the Trust, or the underlying music portfolio containing the Music Assets.

The Company is managed by its sole member, Double Platinum Management LLC, a Delaware limited liability company (the “Manager”). The Manager is a single-member Delaware limited liability company wholly owned by Jukebox Co., a Delaware corporation (“Jukebox Holding”). The Manager will be deemed to be a statutory underwriter under Section 2(a)(11) of the Securities Act by virtue of any assistance it may provide in the offer and sale of the Company’s securities in connection with the Offering.

The Royalty Shares will be made available for purchase through the Company’s associated persons on the web-based platform located at https://www.jkbx.com (the “JKBX Platform”). The JKBX Platform is owned by Jukebox Technology LLC, a Delaware limited liability company (“Jukebox Technology”) and a wholly-owned subsidiary of Jukebox Holding. An investor may view Offering details on the JKBX Platform and, after establishing a user profile, sign transactional documents for Offerings online.

This Offering is being conducted by the Company as a direct public offering (i.e., without the benefit of the services of an SEC-registered broker-dealer) on a “best efforts” basis in a “Tier 2” Regulation A offering by associated persons of ours through the JKBX Platform. We expect to offer Royalty Shares in this Offering until we raise the maximum amount being offered, but there is no guarantee that any amount will be sold. The offering of each series of Royalty Shares described in and qualified pursuant to this Offering Circular will commence on the date on which the Offering is qualified by the U.S. Securities and Exchange Commission (the “SEC”). Subscriptions will be accepted on a rolling basis. The Company will close sales of Royalty Shares to investors in the Offering on an ongoing, continuous basis and will purchase Income Interests pursuant to each applicable Purchase Agreement in the form of Royalty Rights as proceeds from the Offering are received by the Company from investors through the sale of Royalty Shares in the Offering that correspond to such Royalty Rights. The Company is seeking to qualify an amount of Royalty Shares that it reasonably expects to be able to sell within two (2) years from the date of initial qualification. In any event, however, the Offering will not exceed three (3) years from the date of commencement in accordance with Rule 251(d)(3)(F) of Regulation A. The Company reserves the right to terminate the Offering for any reason at any time prior to the final closing. The minimum purchase threshold to participate in this Offering per investor per series is one (1) Royalty Share. Subscriptions, once received, are irrevocable by investors but can be rejected by us. The Company will accept or reject each subscription application within fifteen (15) days of receiving such subscription application.

This Offering is currently not available to residents of the State of Washington, pending registration with state securities regulators in such State of our Manager’s Agent as an Issuer-Agent. This Offering Circular is not an offer to sell to, and is not directed to or soliciting an offer to buy these securities from, any person in any state or jurisdiction where the offer or sale is not permitted.

The Company has not engaged commissioned sales agents or broker-dealers and, in conjunction with its associated persons, plans to conduct and distribute the Offering through the JKBX Platform. The Company’s Manager is deemed to be an underwriter in the Offering solely for purposes of Section 2(a)(11) of the Securities Act. No other affiliated entity involved in the offer and sale of the Royalty Shares is currently a member firm of the Financial Industry Regulatory Authority Inc. (“FINRA”) and no person associated with us will be deemed to be a broker solely by reason of his or her participation in the sale of the Royalty Shares. Where appropriate, in order to conduct the offering, the Company intends to register with state securities regulators as an Issuer-Dealer or register one or more of its associated persons, including the Manager, where required, with state securities regulators as an Issuer-Agent. See “Plan of Distribution” in this Offering Circular for additional information.

Brassica Services LLC, an SEC-registered transfer agent, will serve as our transfer agent and registrar in connection with this Offering.

We do not currently intend to list the Royalty Shares for trading on a national securities exchange. We may, in the future, facilitate secondary sales of Royalty Shares on an alternative trading system owned by an SEC-registered broker-dealer and a member of FINRA and the Securities Investors Protection Corporation (“SIPC”), referred to as the “ATS.” Additionally, we may engage the services of an SEC-registered broker-dealer and a member of FINRA and SIPC to provide Holders of the Royalty Shares with access to the ATS through the JKBX Platform. No assurance can be given that the Company, the ATS or any such broker-dealer we engage will be in a position to facilitate sales of the Royalty Shares or, in the event they are able to facilitate such sales, provide an effective means of selling your Royalty Shares or that the price at which any Royalty Shares may be sold through any broker-dealer or ATS with the assistance of such broker-dealer (or otherwise) will be reflective of the actual value of the Royalty Shares or the underlying Royalty Rights. If secondary sales of Royalty Shares are possible on the ATS, such sales may be subject to fees imposed by the ATS and/or the broker-dealer we engage or other broker-dealers operating on the ATS. The Royalty Shares may only be transferred by operation of law or on a trading platform approved by the Company, such as the ATS, or with the prior written consent of the Company.

No sales of Royalty Shares will be made prior to the qualification of an offering statement by the SEC. After qualification of an offering statement, the Company may add additional Royalty Shares or series of Royalty Shares by post-qualification amendment to the offering statement. All Royalty Shares will be offered in all jurisdictions at the same price that is set forth in this Offering Circular. The initial offering prices of the Royalty Shares were determined by the Manager on an arbitrary basis, and such prices bear no relationship to our book or asset values, or to any other established criteria for valuing Royalty Shares.

Royalty Shares Offered by the Company(1)	Per Royalty Share Price to Public	Per Royalty Share Broker-dealer Discounts and Commissions(2)	Per Royalty Share Proceeds to Us	Maximum Price to Public	Maximum Broker-dealer Discounts and Commissions(2)	Maximum Proceeds to Us
JKBX HITS VOL1 00005	$2.23	$—	$2.23	$223,000.00	$—	$223,000.00
JKBX HITS VOL1 00006	$9.05	$—	$9.05	$905,000.00	$—	$905,000.00
JKBX HITS VOL1 00007	$1.65	$—	$1.65	$165,000.00	$—	$165,000.00
JKBX HITS VOL1 00008	$1.65	$—	$1.65	$132,000.00	$—	$132,000.00
JKBX HITS VOL1 00010	$30.95	$—	$30.95	$3,714,000.00	$—	$3,714,000.00
JKBX HITS VOL1 00011	$2.16	$—	$2.16	$216,000.00	$—	$216,000.00
JKBX HITS VOL1 00012	$4.49	$—	$4.49	$449,000.00	$—	$449,000.00
JKBX HITS VOL1 00013	$8.01	$—	$8.01	$801,000.00	$—	$801,000.00
JKBX HITS VOL1 00014	$10.26	$—	$10.26	$1,026,000.00	$—	$1,026,000.00
JKBX HITS VOL1 00015	$1.98	$—	$1.98	$198,000.00	$—	$198,000.00
JKBX HITS VOL1 00016	$2.79	$—	$2.79	$279,000.00	$—	$279,000.00
JKBX HITS VOL1 00017	$2.06	$—	$2.06	$206,000.00	$—	$206,000.00
JKBX HITS VOL1 00019	$1.70	$—	$1.70	$102,000.00	$—	$102,000.00
JKBX HITS VOL1 00020	$55.00	$—	$55.00	$55,000.00	$—	$55,000.00
JKBX HITS VOL1 00021	$5.90	$—	$5.90	$590,000.00	$—	$590,000.00
JKBX HITS VOL1 00022	$8.60	$—	$8.60	$860,000.00	$—	$860,000.00
JKBX HITS VOL1 00023	$10.00	$—	$10.00	$1,000.00	$—	$1,000.00
JKBX HITS VOL1 00024	$1.92	$—	$1.92	$192,000.00	$—	$192,000.00
JKBX HITS VOL1 00026	$2.02	$—	$2.02	$101,000.00	$—	$101,000.00
JKBX HITS VOL1 00027	$31.37	$—	$31.37	$6,274,000.00	$—	$6,274,000.00
JKBX HITS VOL1 00028	$3.23	$—	$3.23	$323,000.00	$—	$323,000.00
JKBX HITS VOL1 00030	$3.47	$—	$3.47	$347,000.00	$—	$347,000.00
JKBX HITS VOL1 00031	$1.80	$—	$1.80	$108,000.00	$—	$108,000.00
JKBX HITS VOL1 00032	$3.09	$—	$3.09	$309,000.00	$—	$309,000.00
JKBX HITS VOL1 00033	$16.00	$—	$16.00	$400.00	$—	$400.00
JKBX HITS VOL1 00034	$24.00	$—	$24.00	$24,000.00	$—	$24,000.00
JKBX HITS VOL1 00035	$1.50	$—	$1.50	$105,000.00	$—	$105,000.00
JKBX HITS VOL1 00037	$6.42	$—	$6.42	$642,000.00	$—	$642,000.00

Royalty Shares Offered by the Company	Per Royalty Share Price to Public	Per Royalty Share Broker-dealer Discounts and Commissions	Per Royalty Share Proceeds to Us	Maximum Price to Public	Maximum Broker-dealer Discounts and Commissions	Maximum Proceeds to Us
JKBX HITS VOL1 00038	$3.34	$—	$3.34	$334,000.00	$—	$334,000.00
JKBX HITS VOL1 00039	$31.43	$—	$31.43	$44,002.00	$—	$44,002.00
JKBX HITS VOL1 00040	$2.89	$—	$2.89	$289,000.00	$—	$289,000.00
JKBX HITS VOL1 00041	$1.55	$—	$1.55	$93,000.00	$—	$93,000.00
JKBX HITS VOL1 00042	$14.51	$—	$14.51	$1,451,000.00	$—	$1,451,000.00
JKBX HITS VOL1 00043	$6.78	$—	$6.78	$678,000.00	$—	$678,000.00
JKBX HITS VOL1 00044	$13.09	$—	$13.09	$1,309,000.00	$—	$1,309,000.00
JKBX HITS VOL1 00045	$5.03	$—	$5.03	$503,000.00	$—	$503,000.00
JKBX HITS VOL1 00046	$1.79	$—	$1.79	$179,000.00	$—	$179,000.00
JKBX HITS VOL1 00047	$1.98	$—	$1.98	$198,000.00	$—	$198,000.00
JKBX HITS VOL1 00049	$9.76	$—	$9.76	$976,000.00	$—	$976,000.00
JKBX HITS VOL1 00050	$1.84	$—	$1.84	$92,000.00	$—	$92,000.00
JKBX HITS VOL1 00051	$3.21	$—	$3.21	$321,000.00	$—	$321,000.00
JKBX HITS VOL1 00053	$10.43	$—	$10.43	$1,043,000.00	$—	$1,043,000.00
JKBX HITS VOL1 00054	$24.47	$—	$24.47	$4,894,000.00	$—	$4,894,000.00
JKBX HITS VOL1 00055	$1.45	$—	$1.45	$116,000.00	$—	$116,000.00
JKBX HITS VOL1 00056	$22.49	$—	$22.49	$2,249,000.00	$—	$2,249,000.00
JKBX HITS VOL1 00057	$2.44	$—	$2.44	$122,000.00	$—	$122,000.00
JKBX HITS VOL1 00058	$5.27	$—	$5.27	$527,000.00	$—	$527,000.00
JKBX HITS VOL1 00059	$1.88	$—	$1.88	$188,000.00	$—	$188,000.00
JKBX HITS VOL1 00060	$1.50	$—	$1.50	$105,000.00	$—	$105,000.00
JKBX HITS VOL1 00061	$37.50	$—	$37.50	$45,000.00	$—	$45,000.00
JKBX HITS VOL1 00062	$2.35	$—	$2.35	$235,000.00	$—	$235,000.00
JKBX HITS VOL1 00063	$1.87	$—	$1.87	$187,000.00	$—	$187,000.00
JKBX HITS VOL1 00064	$1.89	$—	$1.89	$189,000.00	$—	$189,000.00
JKBX HITS VOL1 00065	$1.91	$—	$1.91	$191,000.00	$—	$191,000.00
JKBX HITS VOL1 00067	$4.38	$—	$4.38	$438,000.00	$—	$438,000.00
JKBX HITS VOL1 00068	$24.00	$—	$24.00	$24,000.00	$—	$24,000.00
JKBX HITS VOL1 00069	$50.00	$—	$50.00	$150.00	$—	$150.00
JKBX HITS VOL1 00070	$14.63	$—	$14.63	$1,463,000.00	$—	$1,463,000.00
JKBX HITS VOL1 00071	$1.84	$—	$1.84	$92,000.00	$—	$92,000.00
JKBX HITS VOL1 00072	$2.08	$—	$2.08	$104,000.00	$—	$104,000.00
JKBX HITS VOL1 00073	$2.08	$—	$2.08	$208,000.00	$—	$208,000.00
JKBX HITS VOL1 00075	$3.67	$—	$3.67	$367,000.00	$—	$367,000.00
JKBX HITS VOL1 00076	$3.07	$—	$3.07	$307,000.00	$—	$307,000.00
JKBX HITS VOL1 00077	$7.11	$—	$7.11	$711,000.00	$—	$711,000.00
JKBX HITS VOL1 00078	$18.90	$—	$18.90	$1,890,000.00	$—	$1,890,000.00
JKBX HITS VOL1 00079	$1.84	$—	$1.84	$138,000.00	$—	$138,000.00
JKBX HITS VOL1 00080	$1.60	$—	$1.60	$64,000.00	$—	$64,000.00
JKBX HITS VOL1 00081	$30.00	$—	$30.00	$3,000.00	$—	$3,000.00
JKBX HITS VOL1 00082	$2.29	$—	$2.29	$229,000.00	$—	$229,000.00
JKBX HITS VOL1 00084	$1.66	$—	$1.66	$166,000.00	$—	$166,000.00
JKBX HITS VOL1 00085	$7.25	$—	$7.25	$725,000.00	$—	$725,000.00
JKBX HITS VOL1 00086	$1.45	$—	$1.45	$145,000.00	$—	$145,000.00
JKBX HITS VOL1 00087	$25.00	$—	$25.00	$50,000.00	$—	$50,000.00
JKBX HITS VOL1 00088	$6.13	$—	$6.13	$613,000.00	$—	$613,000.00
JKBX HITS VOL1 00089	$27.73	$—	$27.73	$2,773,000.00	$—	$2,773,000.00
JKBX HITS VOL1 00090	$3.71	$—	$3.71	$371,000.00	$—	$371,000.00
JKBX HITS VOL1 00091	$6.92	$—	$6.92	$692,000.00	$—	$692,000.00
JKBX HITS VOL1 00093	$2.17	$—	$2.17	$217,000.00	$—	$217,000.00
JKBX HITS VOL1 00094	$6.89	$—	$6.89	$689,000.00	$—	$689,000.00
JKBX HITS VOL1 00095	$45.00	$—	$45.00	$45,000.00	$—	$45,000.00
JKBX HITS VOL1 00096	$2.01	$—	$2.01	$201,000.00	$—	$201,000.00
JKBX HITS VOL1 00098	$2.38	$—	$2.38	$238,000.00	$—	$238,000.00
JKBX HITS VOL1 00099	$31.00	$—	$31.00	$62,000.00	$—	$62,000.00
JKBX HITS VOL1 00100	$2.18	$—	$2.18	$109,000.00	$—	$109,000.00
JKBX HITS VOL1 00101	$36.00	$—	$36.00	$36,000.00	$—	$36,000.00

				$48,075,552.00		$48,075,552.00

(1)

The Company is offering to sell to investors each of the series of Royalty Shares set forth in this table and as further described in the “Royalty Shares Offering Table” beginning on page 65. Please see the “Royalty Shares Offering Table” beginning on page 65 for additional details of each series of Royalty Shares offered hereby, including the corresponding Royalty Rights, the number of Royalty Shares offered of each series, the price per Royalty Share of each series and the maximum amount that may be raised by the offering of each series of Royalty Shares.

(2)

Each Offering is being conducted by the Company as a direct public offering (i.e., without the benefit of the services of an SEC-registered broker-dealer) on a “best efforts” basis in a “Tier 2” Regulation A offering by the Company and its associated persons through the web-based JKBX Platform. In conducting this offering, associated persons of the Company, including its Manager, which is acting as a statutory underwriter, intend to rely on the exemption from (securities) broker registration requirements provided in Securities and Exchange Act of 1934 (the “Exchange Act”) Rule 3a4-1. We expect to offer Royalty Shares in each Offering until we raise the maximum amount being offered, but there is no guarantee that any minimum amount will be sold. The Company has not engaged commissioned sales agents or broker-dealers. See the section entitled “Plan of Distribution” beginning on page 19 of this Offering Circular for additional information.

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to https://www.investor.gov. We retain complete discretion to determine that subscribers are “qualified purchasers” (as defined in Regulation A under the Securities Act) in reliance on the information and representations provided to us regarding their financial situation.

An investment in the Royalty Shares involves a high degree of risk and should be made only by persons or entities able to bear the risk of and to withstand the total loss of their investment. Prospective investors should carefully consider and review the information under the heading “Risk Factors” beginning on page 3.

THE SEC DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; HOWEVER, THE SEC HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

WE EXPECT THAT OUR OPERATIONS WILL NOT CAUSE US TO MEET THE DEFINITION OF AN “INVESTMENT COMPANY” UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”), BECAUSE (1) THE COMPANY WOULD BE EXCLUDED FROM THE DEFINITION OF AN INVESTMENT COMPANY UNDER EACH OF SECTIONS 3(B)(1) AND/OR 3(C)(5)(A) OF THE 1940 ACT, (2) AT ALL TIMES OUR SOLE ASSETS WILL CONSIST ONLY OF CASH AND THE ROYALTY RIGHTS, REFERRED TO HEREIN AS THE “ROYALTY RIGHTS,” NEITHER OF WHICH IS DEEMED TO BE A “SECURITY” FOR PURPOSES OF THE 1940 ACT, AND (3) AT ALL TIMES WE WILL NOT BE ENGAGED PRIMARILY IN OWNING, HOLDING, INVESTING OR TRADING IN “SECURITIES” (AS SUCH TERM IS USED FOR PURPOSES OF THE 1940 ACT).

This Offering Circular is part of an offering statement that we filed with the SEC, using a continuous offering process pursuant to Rule 251(d)(3) of Regulation A, meaning that while the offering of securities is continuous, active sales of securities may happen sporadically over the term of the Offering. Further, the acceptance of subscriptions via the JKBX Platform may be briefly paused at times to allow us to process and settle subscriptions that have been received effectively and accurately. Periodically, we may provide an Offering Circular supplement that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement. The offering statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Where You Can Find More Information” below for more details.

Our principal office is located at 10000 Washington Blvd., Suite 07-134, Culver City, CA 90232 and our phone number is (213) 290-4817. Information about the Company and its affiliated entities may be found on the JKBX Platform at https://www.jkbx.com. Information contained on, or accessible through, the JKBX Platform is not a part of, and is not incorporated by reference into, this Offering Circular.

This Offering Circular follows the offering circular format described in Part II of Form 1-A.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this Offering Circular prepared by us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This Offering Circular is an offer to sell only the Royalty Shares offered hereby but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this Offering Circular is current only as of its date, regardless of the time of delivery of this Offering Circular or any sale of Royalty Shares.

For investors outside the United States: We have not done anything that would permit this Offering or possession or distribution of this Offering Circular in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourselves about and to observe any restrictions relating to the Offering and the distribution of this Offering Circular.

THIRD-PARTY DATA

Certain data included in this Offering Circular is derived from information provided by third-parties that we believe to be reliable. The discussions contained in this Offering Circular relating to the Royalty Rights, the artists and songwriters associated with the Music Assets, the music royalties market, and the music industry are taken from third-party sources that the Company believes to be reliable and reasonable, and that the factual information is fair and accurate. Certain data is also based on our good faith estimates which are derived from management’s knowledge of the industry and independent sources. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of included information. We have not independently verified such third-party information, nor have we ascertained the underlying economic assumptions relied upon therein. The statistical data relating to the music royalties market and music industry is difficult to obtain, may be incomplete, out-of-date, or inconsistent and you should not place undue reliance on any statistical or general and music industry information related to the music royalties market included in this Offering Circular. The music royalties market and music industry data used in this Offering Circular involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such data. While we are not aware of any material misstatements regarding any market, industry or similar data presented herein, such data was derived from third party sources and reliance on such data involves risks and uncertainties.

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TRADEMARKS AND COPYRIGHTS

We own or have applied for rights to trademarks or trade names that we use in connection with the operation of our business, including our corporate names, logos and website names. In addition, we own or have the rights to copyrights, trade secrets and other proprietary rights that protect our business. We do not own the copyright to any Music Assets or works underlying the Royalty Rights. This Offering Circular may also contain trademarks, service marks and trade names of other companies, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this Offering Circular is not intended to, and should not be read to, imply a relationship with or endorsement or sponsorship of us. Solely for convenience, some of the copyrights, trade names and trademarks referred to in this Offering Circular are listed without their ©, ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights to our copyrights, trade names and trademarks. All other trademarks are the property of their respective owners.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Offering Circular contains certain “forward-looking statements” that include, but are not limited to statements regarding the Company’s financial conditions, results of operations, plans, objectives, future performance, and business, and that are subject to various risks and uncertainties. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “plan,” “intend,” “expect,” “outlook,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” the negative of these terms, or other similar words or expressions, but the absence of these terms does not mean that a statement is not forward-looking.

Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, or state other forward-looking information. Our ability to predict future events, actions, plans, operations or strategies is inherently uncertain. These statements are only predictions, and actual events or results may differ materially from such statements. Although we believe that the expectations reflected in our forward-looking statements are based on reasonable assumptions, actual outcomes could differ materially from those set forth or anticipated in our forward-looking statements. Factors that could cause our forward-looking statements to differ from actual outcomes include, but are not limited to those described under the section entitled Risk Factors and the following:

•	our ability to attract investors to purchase Royalty Shares on the JKBX Platform;

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difficulties in identifying and sourcing Royalty Rights to acquire and our ability to attract and maintain relationships with music catalogs, record labels and other parties from who we may purchase Royalty Rights;

•	our ability to successfully manage or administer the Royalty Shares and the acquired Royalty Rights;

•	our future financial performance, including our expectations regarding our net revenue, operating expenses, and our ability to achieve and maintain future profitability;

•	our business plan and our ability to effectively manage any growth;

•	the demand for investment in music royalties and changes in the music market generally;

•	the value of the Royalty Rights in the underlying Music Asset and how this will affect our business;

•	timing of the Royalty Share Payments;

•	the manner by which Income Interests will be treated in the case of bankruptcy by the owner of the underlying Music Asset;

•	anticipated trends, growth rates, and challenges in our business, the music industry, the price and market capitalization of music assets and in the markets in which we operate;

•	our ability to maintain, expand, and further penetrate our existing customer base;

•	our ability to grow our business in response to changing technologies, customer demand, and competitive pressures;

•	the effects of increased competition in our markets and our ability to compete effectively;

•	our expectations concerning relationships with third parties;

•	our ability to maintain, protect, and enhance our intellectual property;

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our ability to stay in compliance with laws and regulations that currently apply or become applicable to our business both in the United States and internationally given the highly evolving and uncertain regulatory landscape;

•	general macroeconomic conditions, including interest rates, inflation, economic downturns and industry trends, projected growth, or trend analysis;

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trends in revenue and operating expenses for us and the Manager, including technology and development expenses, sales and marketing expenses, and general and administrative expenses, and expectations regarding these expenses as a percentage of revenue;

•	our key business metrics used to evaluate our business, measure our performance, identify trends affecting our business, and make strategic decisions;

•	other statements regarding our future operations, financial condition, and prospects and business strategies.

•	legislative or regulatory changes impact our business or our assets (including SEC guidance related to Regulation A or the JOBS Act);

•	our ability to implement effective conflicts of interest policies and procedures among the Royalty Rights acquisition opportunities presented to us;

•	risks associated with breaches of our data security; and

•	changes to U.S. GAAP.

Any of the assumptions underlying forward-looking statements could be inaccurate. Prospective investors are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our views as of the date of this Offering Circular and the risk that actual results will differ materially from the expectations expressed in this Offering Circular will increase with the passage of time. Furthermore, except as required by law, we are under no duty to, and do not intend to, update any of our forward-looking statements after the date of this Offering Circular, whether as a result of new information, future events or otherwise. In light of significant uncertainties inherent in the forward-looking statements included in this Offering Circular, including, without limitation, the risks described under “Risk Factors,” the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this Offering Circular will be achieved.

STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS

The Royalty Shares are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this Offering is exempt from state law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that the Royalty Shares offered hereby are offered and sold only to “qualified purchasers” or at a time when the Royalty Shares are listed on a national securities exchange. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D under the Securities Act and (ii) all other investors so long as their investment in the Royalty Shares does not represent more than 10% of the greater of their annual income or net worth (for natural persons) or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

To determine whether a potential investor is an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who:

1.	has a net worth, or joint net worth with the person’s spouse or spousal equivalent, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person; or

2.

had earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse or spousal equivalent exceeding $300,000 for those years and has a reasonable expectation of reaching the same income level in the current year; or

3.

is holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the SEC has designated as qualifying an individual for accredited investor status; or

4.

is a “family client,” as defined by the Investment Advisers Act of 1940, of a family office meeting the requirements in Rule 501(a) of Regulation D and whose prospective investment in the issuer is directed by such family office pursuant to Rule 501(a) of Regulation D.

For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

USE OF CERTAIN TERMS AND DEFINITIONS

In this Offering Circular, unless the context indicates otherwise, the following terms have the following meaning:

•	“Holder” refers to any beneficial owner of a Royalty Share.

•	“Jukebox Holding” refers to Jukebox Co., a Delaware corporation.

•	“Manager” refers to Double Platinum Management LLC, a Delaware limited liability company.

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“Royalty Share” or “Royalty Shares” refers to the contractual right to receive a specified portion of Income Interests we receive that relate to Royalty Rights for a specific Music Asset or a compilation of Music Assets (as applicable) set forth in the Royalty Shares Offering Table beginning on page 65.

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“we”, “our”, “ours”, “us”, “Jukebox Hits Vol. 1” or the “Company” refer to Jukebox Hits Vol. 1 LLC, a Delaware limited liability company, and, as the context requires, any wholly owned subsidiaries thereof and the Trust (if applicable).

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SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary does not contain all of the information you should consider before investing in the Royalty Shares. You should read this entire Offering Circular carefully, especially the risks of investing in the Royalty Shares discussed under “Risk Factors,” before making an investment decision. You are encouraged to seek the advice of your attorney, tax consultant and financial advisor with respect to the legal, tax and financial aspects of an investment in the Royalty Shares.

Overview

In the last eight years, the music industry has grown each consecutive year, with 2022 marking 9% growth from 2021, according to a 2022 report from the International Federation of the Phonographic Industry. The global music market forecasts for 2022 and 2023 are increasing by 7% and 5% respectively, while 2030 forecasts are increasing by 10%, as reported in Goldman Sachs, “Music in the Air,” Equity Research June 13th, 2022 report. The popularity of music streaming services such as Spotify are largely responsible for this growth, with 589 million users worldwide subscribing to a music streaming service. Streaming services make a variety of music more accessible to a listener, and the market has responded accordingly. However, while music has become increasingly more accessible to listeners, there are still no equally accessible methods for a listener to take part in investment opportunities for their favorite songs and albums.

Jukebox Technology, a wholly owned subsidiary of Jukebox Holding and affiliate of the Company, owns the online platform www.jkbx.com (the “JKBX Platform”). The JKBX Platform was formed to, among other things, provide users with new ways in which to engage with the content of their favorite artists and musicians and to address the lack of opportunities to invest in the music market and music-related assets. The JKBX Platform allows investors to hold interests in music-related investment opportunities that may have been historically difficult to access for some investors. Using the JKBX Platform, platform users can engage with artist-related content and opportunities, while users interested in investing in music-related assets can browse and screen related investment opportunities, view details of an investment and sign legal documents online.

The Company was formed as a Delaware limited liability company on April 3, 2023 to facilitate and manage investors’ economic exposure to Royalty Rights (as defined above on the Cover Page). The Company will facilitate and manage investors’ economic exposure to the Royalty Rights by issuing contractual rights (known as Royalty Shares) to receive a specified portion of Income Interests we receive that relate to Royalty Rights for a specific Music Asset or compilation of Music Assets (as applicable) set forth in the “Royalty Shares Offering Table” beginning on page 65 to investors in this Offering. By purchasing Income Interests relating to certain Music Assets from Income Interest Owners, we will have the Royalty Rights derived from a given set of Music Assets. We will be able to offer Royalty Shares related to recordings and compositions as an investment opportunity to investors through our associated persons on the JKBX Platform, thereby allowing them to indirectly participate in Royalty Rights associated with their favorite songs.

We plan to use the proceeds from this Offering to fund the acquisition costs of the Royalty Rights, ongoing costs and expenses associated with the Offering, and holding and managing the rights of investors in the Royalty Shares. We plan to achieve these goals by working with Jukebox Holding to source Music Assets and negotiate and enter into Purchase Agreements related to such Music Assets and their respective Income Interests. As referred to herein, Royalty Rights are the Company’s aggregate and specifically negotiated passive (non-operating) Income Interests in certain Music Assets obtained pursuant to the Company’s Purchase Agreements that provide the Company with the right to revenue generated from, among other things, the purchase, use, consumption, exploitation, and/or licensing of Music Assets by third parties as memorialized in each respective Purchase Agreement. This revenue may include revenue generated from activities including, but not limited to, streaming, downloads, physical album sales and other forms of usage in films, television and advertisements.

The Music Assets

A given musical asset, such as a composition or sound recording, is generally comprised of two copyrights: (1) the musical composition copyright and (2) the sound recording copyright. Typically, there are multiple people or entities that own and control portions of both the musical composition copyright and the sound recording copyright, including recording artists, songwriters, publishers, record labels, and investment firms and/or funds, or others.

Each copyright in a given song generates separate and distinct revenue streams for the copyright owner. Just as with copyright ownership, multiple people and entities typically own and control an Income Interest related to or derived from a Music Asset. Income Interests are generated by various sources.

As described further below, we will purchase a subset of an Income Interest Owner’s total Income Interests and accordingly will have the right to collect and receive a portion of the Income Interests related to or derived from a given set of Music Assets (i.e., the Royalty Rights). Copyright owners retain the copyright in and to the compositions and recordings but may separately retain a certain percentage of the Income Interest as well. Each series of Royalty Shares shall correspond to specific Royalty Rights and the Company shall distribute Royalty Share Payments related to such Royalty Rights to the Holders of the corresponding series of Royalty Shares on a pro rata basis (less any fees and expenses as further described herein).

The Purchase Agreements and Royalty Rights

We engage with Income Interest Owners to acquire Income Interests of Music Assets pursuant to one or more separately negotiated Purchase Agreements. The Company has entered into the Purchase Agreements described in “Description of the Music Assets Underlying the Royalty Shares.” Pursuant to the Purchase Agreements, the Income Interest Owners will sell their passive Income Interests (but not the copyright, administration, or distribution rights) in certain Music Assets to the Company, as well as a right, if available in certain cases, to use any artist or songwriter materials in the Company’s marketing and promotions.

The Company has entered into a Purchase Agreement, dated as of November 5, 2023 (the “Coda Purchase Agreement”), with Coda Songs LLC, a Delaware limited liability company (“Coda”), pursuant to which Coda has agreed to make a portion of its Income Interests in certain Compositions and Recordings available for purchase by the Company and the Company will have an option (but not an obligation) to acquire some or all of such portion of its Income Interests in accordance with the terms and conditions of the Coda Purchase Agreement. The Coda Purchase Agreement was not negotiated at arm’s length. See “Description of the Music Assets Underlying the Royalty Shares—Coda Purchase Agreement” and “Interest of Management and Others in Certain Transactions” for more information.

The Company and the Royalty Shares

The Company is a Delaware limited liability company formed on April 3, 2023 by the filing of the Certificate of Formation with the Secretary of State of the State of Delaware in accordance with the provisions of the Delaware Limited Liability Company Act (the “Delaware LLC Act”). The Company will issue Royalty Shares on an ongoing basis to “qualified purchasers” within the meaning of Regulation A under the Securities Act. Royalty Shares represent the contractual right to receive a specified portion of Income Interests we receive that relate to a specific Music Asset as set forth in the “Royalty Shares Offering Table”. The Company will manage all entity-level administrative services relating to the Purchase Agreements, the Royalty Shares, and the Company. Royalty Shares are being issued to provide investors in this Offering with economic exposure to the corresponding Royalty Rights held by the Company, less the Company’s expenses and other liabilities. The Royalty Shares are intended to provide investors with a convenient way to obtain indirect exposure to Royalty Rights.

The Company will not conduct any business activities except for activities relating to an investment in, and maintenance and promotion of the Royalty Rights and the offering, issuance, and servicing of Royalty Shares. Besides the income derived from the Purchase Agreements, and any ongoing fees collected from our servicing of the Royalty Shares, we do not expect to generate any material amount of revenues or cash flow.

Royalty Shares purchased directly from the Company pursuant to this Offering Circular under Regulation A are not restricted securities that may be resold by the purchasers thereof in transactions exempt from registration under the Securities Act and state securities laws. See “Description of the Royalty Shares—Transfer Restrictions” for more information. There is no guarantee that an active trading market for the Royalty Shares will develop.

The Company will not operate a redemption program for the Royalty Shares. Royalty Shares are not redeemable by the Company. Because the Company will not operate a redemption program, there can be no assurance that the value of the Royalty Shares will reflect the value of the Royalty Rights, or the underlying Music Asset or compilation of Music Assets (as applicable), that such series of Royalty Shares relates to, and, in the event a trading market for the Royalty Shares develops, the Royalty Shares may trade at a substantial premium over, or discount to, the value of the Royalty Rights or the underlying Music Assets per Royalty Share. The Royalty Shares may also trade at a substantial premium over, or a substantial discount to, the value of the Royalty Rights or the underlying Music Assets per Royalty Share as a result of a number of reasons currently unforeseeable.

Jukebox Hits Vol. 1 Trust

The Company will convey, or cause to be conveyed, any Royalty Rights it receives pursuant to the Purchase Agreements and any Royalty Share Payments payable to Holders of Royalty Shares to a newly formed statutory trust established under Delaware state law (the “Trust”), which will hold the Royalty Rights. The Trust will be created to acquire and hold Royalty Rights and Royalty Share Payments, pending distribution to Holders of Royalty Shares, for the benefit of the Holders of Royalty Shares pursuant to a trust agreement (the “Trust Agreement”) among the Company, in its separate and distinct capacities as grantor of the Trust and Management Trustee, and Delaware Trust Company, in its capacity as Delaware Trustee. For additional information, see “Description of the Trust Agreement.”

Manager, Administrative Services and Expenses

The Second Amended and Restated Limited Liability Company Agreement of the Company (as amended from time to time, the “Operating Agreement”) designates the Manager as the managing member of the Company for purposes of the Delaware LLC Act. The Manager, in its capacity as the sole member and manager of the Company and pursuant to the Operating Agreement, is responsible for managing and performing the various administrative functions necessary for our day-to-day operations, including managing relationships with vendors and third-party service providers. The Manager pays organizational and offering-related costs on our behalf in connection with the offering of Royalty Shares, as well as other costs and expenses on our behalf. The Company will reimburse the Manager for ordinary and necessary organizational and offering-related costs it incurs on our behalf, and for costs and expenses it incurs internally or from third-party service providers on our behalf. See “Estimated Use of Proceeds,” “Management,” and “Management Compensation” for further details. The Manager does not provide any services to the Company pursuant to any other agreement or arrangement.

Distributions

All monies associated with Income Interests received by us pursuant to the Purchase Agreements will be held in a designated bank account and generally distributed once per calendar quarter to the JKBX Platform accounts of the Holders of the corresponding Royalty Shares as further described below under the section entitled “Distribution Policy,” subject to the terms of the applicable Royalty Share Agreement. In addition, the terms of use of the JKBX Platform, which is included as Exhibit 6.3 to the offering statement, may include restrictions on a Holder’s ability to withdraw amounts in their JKBX Platform account to other financial institutions, including, but not limited to, a minimum withdrawal threshold.

Pursuant to the applicable Royalty Share Agreement, the Company shall receive a fee equal to 1.0% of the gross monies associated with Income Interests received by us in respect of the Royalty Rights (the “Royalty Fee”). The Royalty Fee shall be deducted from the gross monies associated with Income Interests received by us and retained by the Company before Royalty Share Payments are made to the Holders of the corresponding series of Royalty Shares. The Royalty Fee shall only be collected by the Company on gross monies associated with Income Interests actually received by us in relation to the corresponding series of Royalty Shares. If there are no gross monies associated with Income Interests received by us during a period, the Company will not collect this fee for such period (i.e., no such fee shall be charged to any Royalty Shares).

See the “Description of the Royalty Shares—Distributions” and “Distribution Policy” sections of this Offering Circular for more information.

About the JKBX Platform

The Company is also an affiliate of Jukebox Technology, the owner of the JKBX Platform, an online platform focused on providing music lovers and investors access to Music Asset-related content, investment and other opportunities, which may be found on the JKBX Platform at https://www.jkbx.com. Jukebox Technology LLC is a wholly-owned subsidiary of Jukebox Holding.

Organizational Structure

(1)	Jukebox Co. is a Delaware corporation and the parent company of Jukebox Technology LLC and Double Platinum Management LLC.

(2)	Jukebox Technology LLC is a Delaware limited liability company which owns the JKBX Platform and associated website located at https://www.jkbx.com.

(3)	Double Platinum Management LLC is a Delaware limited liability company and the sole member and manager of the Company pursuant to the Operating Agreement.

(4)

Jukebox Hits Vol. 1 LLC is a Delaware limited liability company, the “Company” referred to in this Offering Circular and the issuer in the Offering. The Company is managed by the Manager pursuant to the Company’s Operating Agreement.

(5)

“Royalty Shares” refers to the contractual right to receive a specified portion of Income Interests we receive that relate to Royalty Rights for a specific Music Asset or a compilation of Music Assets (as applicable) set forth in the “Royalty Shares Offering Table” beginning on page 65.

(6)

“Royalty Share Payment” refers to payment of the pro rata portion of the amounts we receive from the specified Royalty Rights that correspond to such series of Royalty Shares (less any fees and expenses as further described herein) purchased by an investor.

(7)

“Trust” refers to the statutory trust established under the laws of the State of Delaware, which will hold the Royalty Rights and Royalty Share Payments, pending distribution to Holders of Royalty Shares, for the benefit of the Holders of Royalty Shares pursuant to trust agreement among the Company, in its separate and distinct capacities as grantor of the Trust and Management Trustee, and Delaware Trust Company, in its capacity as Delaware Trustee.

Risk Factors

An investment in the Royalty Shares includes a number of risks and uncertainties which are described in the “Risk Factors” section of this Offering Circular, including, but not limited to, the following:

Risks Related to Our Business Model. There are few businesses that have pursued a strategy or investment objective similar to ours, which may make it difficult for the Company and the Royalty Shares to gain market acceptance.

Risks Related to the Music Industry. Income generated by Income Interests may be reduced if the recorded music industry fails to grow or streaming revenue fails to grow at a sufficient rate to offset download and physical sale declines. Changes in technology may also affect our ability to receive payments in respect of the Royalty Rights.

Risks Related to the Offering and Ownership of Royalty Shares. The investment in the Offering constitutes only an investment in the Royalty Shares and not in the Company or directly in any underlying Music Asset. Further, the initial offering prices of the Royalty Shares are established by the Manager on an arbitrary basis, and bear no relationship to our book or asset values or to any other established criteria for valuing Royalty Shares. There is currently no public trading market for the Royalty Shares and an active market may not develop or be sustained. Even if a public market does develop, it may not provide an effective means of selling your Royalty Shares and the market price could decline below the amount an investor paid for the Royalty Shares or fluctuate significantly for many reasons.

Risks Related to the Company. The value of the Royalty Shares may be influenced by a variety of factors unrelated to the performance of the underlying Music Asset, such as unanticipated problems or issues with the mechanics of the Company’s operations or the trading of the Royalty Shares.

Risks Related to Potential Conflicts of Interest. Potential conflicts of interest may arise among Jukebox Holding or its affiliates and the Company. Jukebox Holding and its affiliates have no fiduciary duties to the Company or Holders, which may permit them to favor their own interests to the detriment of the Company or Holders.

Company Information

Our principal office is located at 10000 Washington Blvd., Suite 07-134, Culver City, CA 90232 and our phone number is (213) 290-4817. Our website address is at https://www.jkbx.com. Information contained on, or accessible through, the website is not a part of, and is not incorporated by reference into, this Offering Circular.

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TERMS OF THE OFFERING

Royalty Shares Offered:

Royalty Shares, issued in series, with each series of Royalty Shares representing the contractual right to receive a specified portion of Income Interests we receive that relate to Royalty Rights for a specific Music Asset or compilation of Music Assets (as applicable) set forth in the “Royalty Shares Offering Table” beginning on page 65. Holders of the Royalty Shares are entitled to Royalty Share Payments based on the monies associated with Income Interests received from a Royalty Right, which the Company shall acquire pursuant to the terms of the applicable Purchase Agreements relating to the Music Assets set forth in the “Composition and Recording Rights” table beginning on page 48 of this Offering Circular. The Royalty Shares are unsecured limited obligations of the Company, do not have any voting rights, and do not represent any ownership interest in the Company. The purchase of a series of Royalty Shares is an investment only related to the monies flowing from that particular Royalty Right of the Company and does not create any rights to payments from any other Royalty Rights of the Company. The Purchase Agreements gives the Company the right, but not the obligation, to purchase Income Interests relating to a specific Music Asset subject to the terms and conditions of such Purchase Agreements, through the proceeds of the Offering. After qualification of an offering statement, the Company may add additional Royalty Shares or series of Royalty Shares by post-qualification amendment to the offering statement.

Offering Price per Royalty Share:	The offering price per Royalty Share for each series of Royalty Shares offered hereby is set forth in the table presented on the Cover Page of this Offering Circular.

Minimum Investment Amount:

The minimum purchase threshold per investor per series of Royalty Shares is one (1) Royalty Share. However, we reserve the right to waive minimum purchase restrictions on a case-by-case basis in our sole discretion. Subscriptions, once received, are irrevocable by the investors but can be rejected by us prior to acceptance. The Company will accept or reject each subscription application within fifteen (15) days of receiving such subscription application.

Subscribing Online and Investment Documents:

Jukebox Technology owns a web-based platform located at https://www.jkbx.com (the “JKBK Platform”). The Company licenses the JKBK Platform in order to facilitate, through its associated persons, investor acquisitions of the Royalty Shares. After establishing a user account on the JKBX Platform, an investor may view details of an investment, and sign contractual documents online. After the qualification by the SEC of the offering statement of which this Offering Circular is a part, the Offering will be conducted by the Company and its associated persons through the JKBX Platform, whereby investors will receive, review, execute and deliver subscription agreements (in substantially the form as attached hereto as Exhibit 4.1; the “Subscription Agreements”) electronically. For additional information, see “Plan of Distribution—Procedures for Subscribing.”

In addition to the Subscription Agreement, each investor must agree to the Royalty Share Agreement, which governs the offer and sale of each particular series of Royalty Shares, as well as certain rights and obligations of a series of Royalty Shares and of the Company. The standard form of Royalty Share Agreement is attached as Exhibit 3.1 to this Offering Circular. Investors may review the form of Royalty Share Agreement applicable to a particular series of Royalty Shares by accessing the hyperlink accompanying the information provided about the corresponding Royalty Rights (and underlying Music Asset) on the JKBX Platform.

Broker:

The Offering is being conducted by the Company as a direct public offering on a “best-efforts” basis through the web-based JKBX Platform. The Company has not engaged commissioned sales agents or broker-dealers and, in conjunction with its associated persons, plans to distribute the Offering through the JKBX Platform.

Custodian:

The Company will enter into a custody agreement with Brassica Trust Company, LLC (the “Custodian”), a form of which is included as Exhibit 6.5 to the offering statement. Investors will also be required to enter into the custody agreement with the Custodian in order to open an account on the JKBX Platform with the Custodian for the purpose of holding Royalty Shares and cash, with any information necessary to create the account being provided by the investor through the JKBX Platform.

Payment for the Royalty Shares:

After the qualification by the SEC of the offering statement of which this Offering Circular is a part, investors can make payment of the purchase price in the manner described in the “Plan of Distribution” below. We may also permit payment to be made by credit cards, provided that such payments may be subject to additional restrictions. Investors contemplating using their credit card to invest are urged to carefully review “Risk Factors—Risks of investing using a credit card.” Upon the Company’s acceptance of a subscription, and the corresponding investor’s payment of the applicable purchase amount to the Company, the associated Royalty Shares will be issued to the investors in this Offering.

Investment Amount Restrictions:

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, you are encouraged to review Rule 251(d)(2)(i) of Regulation A. For general information on investing, you are encouraged to refer to www.investor.gov.

Worldwide Royalty Shares:

The Royalty Shares will be offered worldwide, provided that we may elect not to sell Royalty Shares in certain jurisdictions for regulatory or other reasons. No sales of the Royalty Shares will be made anywhere in the world prior to the qualification of the Offering Circular by the SEC in the United States. All Royalty Shares will be offered everywhere in the world at the same U.S. dollar price that is set forth in this Offering Circular.

Estimated Use of Proceeds:

The proceeds received in this Offering will be applied in the following order of priority of payment:

•  Cash Consideration for the Acquisition of Royalty Rights: Actual cost the Company incurs in purchasing the Company’s relevant Royalty Rights pursuant to the Purchase Agreement(s) related to each of the corresponding series of Royalty Shares;

•  Reimbursement of Organizational and Offering Costs: Reimbursement of Manager for ordinary and necessary costs it incurs in connection with our organization and the offering of Royalty Shares (“O&O Costs”) up to a maximum of 0.50% of the aggregate gross offering proceeds from this Offering. We anticipate that reimbursement payments for O&O Costs will be made to the Manager in monthly installments. To the extent O&O Costs exceed the maximum amount reimbursable, the Manager shall bear such costs that exceed the portion reimbursable by us. The Manager may, at its sole discretion, decide to defer or waive any portion of the O&O Costs incurred. All or any portion of any deferred O&O Costs may be deferred without interest and payable when the Manager determines. See “Estimated Use of Proceeds” for more information about the types of costs that may be incurred, including expenses, “Plan of Distribution” for more information on the process by which Royalty Shares will be distributed, and “Management Compensation” for a description of fees and expenses that we pay Manager.

•  Net Proceeds to Company: Remaining proceeds received go to Company for working capital and operating expenses related to the ongoing services the Company will provide to Royalty Share Holders, including the provision of ongoing administrative services related to the Royalty Shares.

Offering Commissions: Note that purchasers of Royalty Shares in this Offering do not pay any commissions or transaction-based compensation to the Company, any of its associate persons, or otherwise in connection with the Offering. Additionally, investors do not pay any dealer manager fee or other service-related fee in connection with the offer and sale of Royalty Shares through the JKBX Platform.

Risk Factors:	Investing in the Royalty Shares involves risks. See the section entitled “Risk Factors” for a discussion of factors you should carefully consider before deciding to invest in the Royalty Shares.

Closings:

The Company will close sales of Royalty Shares to investors in the Offering on an ongoing, continuous basis and will purchase Income Interests pursuant to each applicable Purchase Agreement in the form of Royalty Rights as proceeds from the Offering are received by the Company from investors through the sale of Royalty Shares in the Offering that correspond to such Royalty Rights. If any of the Royalty Shares offered remain unsold as of the final closing, such Royalty Shares shall remain unissued by the Company. The Company is seeking to qualify an amount of Royalty Shares that it reasonably expects to be able to sell within two (2) years from the date of initial qualification. In any event, however, the Offering will not exceed three (3) years from the date of commencement in accordance with Rule 251(d)(3)(F) of Regulation A. The Company reserves the right to terminate the Offering for any reason at any time prior to the final closing.

Transfer Restrictions:	The Royalty Shares may only be transferred by operation of law or on a trading platform approved by the Company, such as the ATS, or with the prior written consent of the Company.

Transfer Agent and Registrar:	Brassica Services LLC, an SEC-registered transfer agent.

Distributions:

The Royalty Share Agreements shall provide that all monies associated with Income Interests received by us pursuant to the Purchase Agreements will generally be distributed once per calendar quarter to the JKBX Platform accounts of the Holders of the corresponding Royalty Shares, subject to a fee equal to 1.0% of the gross monies associated with Income Interests received by us in respect of the Royalty Rights (the “Royalty Fee”), which fee shall be deducted from the gross monies associated with Income Interests received by us and retained by the Company before Royalty Share Payments are made to Holders of the corresponding series of Royalty Shares. If there are no gross monies associated with Income Interests received by us during a period, the Company will not collect this fee for such period (i.e., no such fee shall be charged to any Royalty Shares). See the section entitled “Distribution Policy” and the form of Royalty Share Agreement attached as Exhibit 3.1 to this Offering Circular.

DETERMINATION OF OFFERING PRICE

The initial offering price of the Royalty Shares was determined by the Manager on an arbitrary basis. The selling price of the Royalty Shares bears no relationship to our book or asset values or to any other established criteria for valuing Royalty Shares.

DISTRIBUTION POLICY

All monies associated with Income Interests received by us pursuant to the Purchase Agreements will be held in a designated bank account and generally distributed once per calendar quarter to the JKBX Platform accounts of the Holders of the corresponding Royalty Shares as further described below, subject to the terms of the applicable Royalty Share Agreement. In addition, the terms of use of the JKBX Platform, which is included as Exhibit 6.3 to the offering statement, may include restrictions on a Holder’s ability to withdraw amounts in their JKBX Platform account to other financial institutions, including, but not limited to, a minimum withdrawal threshold.

The Royalty Share Agreements shall provide that, during each full calendar quarter that begins following the six-month anniversary of the original issue date of a series of Royalty Shares, the Company shall declare with respect to such series (a) the amount of distributions payable per Royalty Share of such series on the next designated payment date and (b) a record date and payment date for such distributions. Each designated payment date shall be no later than forty five (45) calendar days after the end of the calendar quarter in which such payment date is declared by the Company. On each payment date, the amount of distributions payable per Royalty Share of the applicable series shall be paid to the person in whose name each Royalty Share is registered at the close of business on the applicable record date designated by the Company.

Pursuant to the applicable Royalty Share Agreement, the Company shall receive a fee equal to 1.0% of the gross monies associated with Income Interests received by us in respect of the Royalty Rights (the “Royalty Fee”). The Royalty Fee shall be deducted from the gross monies associated with Income Interests received by us and retained by the Company before Royalty Share Payments are made to the Holders of the corresponding series of Royalty Shares. The Royalty Fee shall only be collected by the Company on gross monies associated with Income Interests actually received by us. If there are no gross monies associated with Income Interests received by us during a period, the Company will not collect this fee for such period (i.e., no such fee shall be charged to any Royalty Shares).

In some instances, Income Interest payments made in respect of the Royalty Rights may be made more or less frequently than quarterly. If multiple Income Interest payments are made in a single quarter, we will accrue those Income Interest payments and make one single Royalty Share Payment to Holders of the applicable series of Royalty Shares following the end of the calendar quarter in which we received those Income Interest payments. Conversely, if Income Interest payments are made less frequently than quarterly (for example, bi-annually), then there will be no Royalty Share Payment made until a distribution is declared following the end of the calendar quarter in which the Income Interest payment is received. See “Risk Factors—Royalty Rights and Income Interests are subject to risks relating to the music industry and such risks may reduce or eliminate the royalties, fees and other income streams that would otherwise accrue with respect to a song.”

Prior to the distribution of the Royalty Share Payment to the applicable Holders in accordance with the process described above, the Company shall manage any monies associated with Income Interests received by investing them in cash, cash equivalents and other high credit quality, short-term investments in accordance with our investment policy designed to protect the principal investment. Our investment policy is to manage investments to achieve the financial objectives of preservation of principal, liquidity and return on investment. A portion of the investment portfolio shall be held in cash and cash equivalents. Investments may also be made in U.S. bank securities and bank deposits, U.S. government securities and commercial paper of U.S. bank or industrial companies, and highly rated and well-diversified money market funds. Any interest and other investment income generated by these investing activities shall be retained by the Company and shall not be distributed to Holders. Distributions to Holders pursuant to the Royalty Share Agreements shall be limited, in all circumstances, to an amount equal to the net monies associated with Income Interests received by us after deduction of the Royalty Fee. While the Company’s investment policy is to manage investments to preserve principal, there is always a risk that principal may be lost in any investment made by the Company and, if so, the Company may lack the funds necessary to make some or all of the distributions of the Royalty Share Payment as required by the Royalty Share Agreements.

The above discussion regarding the Royalty Shares and Royalty Share Agreements is qualified in its entirety by the form of Royalty Share Agreement, which is included as Exhibit 3.1 to the offering statement of which this Offering Circular forms an integral part.

RISK FACTORS

The purchase of the Royalty Shares offered hereby involves a high degree of risk. Each prospective investor should consult his, her or its own counsel, accountant and other advisors as to legal, tax, business, financial, and related aspects of an investment in the securities offered hereby. Prospective investors should carefully consider the following specific risk factors and the other information set forth in this Offering Circular before purchasing the securities offered hereby.

Risks Related to our Business Model

The Company was recently formed, and has no track record or operating history from which you can evaluate this investment. Our business model is untested.

The Company was formed on April 3, 2023 and has no operating history. We cannot make any assurance that our business model can be successful. Since inception, the scope of our operations has been limited to our formation. Our operations will be dedicated to holding and managing the Royalty Rights. It is difficult to predict whether this business model will succeed or if there will ever be any profits realized from an investment in the Royalty Shares. No guarantee can be given that the Company will successfully employ the Royalty Rights to create return for investors in the Royalty Shares.

We currently are not generating sufficient revenue to carry out our planned business operations. We expect our operations to continue to consume substantial amounts of cash.

We expect that, until we acquire a sufficient amount of Royalty Rights, we will not be generating sufficient revenue to carry out our planned operations. In order to generate sufficient revenues to carry out our plan of operations and cover our expenses, including the expenses of this Offering, we believe we will need to continue to acquire Royalty Rights until we reach a sufficient scale. We expect that our costs may increase as we continue identifying and negotiating with artists and record labels and entering into new Purchase Agreements and thereby incurring more costs. If a lack of available capital means that we are unable to expand our operations or otherwise take advantage of business opportunities, our business, financial condition and results of operations could be adversely affected.

There are few businesses that have pursued a strategy or investment objective similar to ours, which may make it difficult for the Company and the Royalty Shares to gain market acceptance.

We believe that few other businesses crowdfund royalty rights (or similar related interests) or propose to run a platform for crowdfunding royalty rights. The Company and our Royalty Shares may not gain market acceptance from potential investors, Income Interest Owners or service providers within the music industry.

Competition from the emergence or growth of other business models involving the investment in music royalty rights could have a negative impact on the value of the Royalty Shares.

While there are currently few businesses that have pursued a strategy or investment objective similar to ours, other businesses may emerge in the future operating in ways that are competitive against our business model. Such competition could have a negative impact on the demand for, and price of, the Royalty Shares.

In the event an Interest Income Owner to a Purchase Agreement breaches the terms of such Purchase Agreement, we may have limited recourse, which may result in the inability to collect any monies associated with the Income Interests from such Income Interest Owner represented and we may not be able to recover funds paid to the Income Interest Owner to reimburse the Holder.

Each Purchase Agreement will be between the Company and an Income Interest Owner from whom the Company will be purchasing certain Income Interests. Holders will have no rights under any Purchase Agreement, whether as third-party beneficiaries or otherwise. In the event we terminate any Purchase Agreement due to a breach by an Income Interest Owner– for example, if they do not hold proper title to the Income Interests they represent they own and assign Income Interests rights to, we will likely not be able to make distributions to the Holders. In the event of a default on such payment obligations, therefore, we may be limited in our ability to collect Income Interests, and you will need to rely upon the Company or a third-party collection agency to pursue collection against such Income Interest Owner.

We intend to enforce all contractual obligations to the extent we deem necessary and in the best interests of the Company and Holders. However, any Income Interest Owner under any Purchase Agreement who misrepresents the Income Interests they have assigned in the Purchase Agreement may not return some or all of the payments they received as part of the sale of the Royalty Rights to the Company, which means that Holder may not receive the benefit of some or all of the investments they made in those Royalty Shares, or some or all of the Royalty Share Payment they are owed.

Potential breach of the security measures of the JKBX Platform could have a material adverse effect on the Company, the Royalty Shares, and the value of your investment.

The highly automated nature of the JKBX Platform may make it an attractive target and potentially vulnerable to cyber-attacks, computer viruses, physical or electronic break-ins, or similar disruptions. The JKBX Platform processes certain confidential information about investors. While Jukebox Technology, as sole owner of the JKBX Platform, represents to take commercially reasonable measures to protect confidential information and maintain appropriate cybersecurity, the security measures of the JKBX Platform, the Company, the Manager or our other service providers could be breached. The JKBX Platform also integrates the services of third-party service providers that could suffer technology or security incidents independent of the JKBX Platform, but that would impact the services available on the JKBX Platform. Any accidental or willful security breaches or other unauthorized access to the JKBX Platform could cause confidential information to be stolen or used for criminal purposes or have other harmful effects. Security breaches or unauthorized access to confidential information could also expose the Company to liability related to the loss of the information, time-consuming and expensive litigation and negative publicity, or loss of the proprietary nature of the Company’s trade secrets. If security measures are breached because of third-party action, employee error, malfeasance or otherwise, or if design flaws in the JKBX Platform software are exposed and exploited, the relationships between the Company, investors, users, and the Income Interest Owners could be severely damaged, and the Company could incur significant liability or have its attention significantly diverted from utilization of the Royalty Rights, which could have a material negative impact on the value and amounts of Royalty Share Payments available for distribution to Holders.

Because techniques used to sabotage or obtain unauthorized access to systems change frequently and generally are not discovered until they are launched against a target, we, Jukebox Technology, the third-party host used by the JKBX Platform, and other third-party service providers may be unable to anticipate these techniques or to implement adequate preventative measures. In addition, federal regulators and many federal and state laws and regulations require companies to notify individuals of data security breaches involving their personal data. These mandatory disclosures regarding a security breach are costly to implement and often lead to widespread negative publicity, which may cause investors, the Income Interest Owners, or service providers within the industry, including insurance companies, to lose confidence in the effectiveness of the secure nature of the JKBX Platform. Any security breach, whether actual or perceived, would harm our reputation or the reputation of the JKBX Platform and Jukebox Technology, and we could lose investors and Income Interest Owners and the JKBX Platform could lose its users.

The Company may deploy capital management strategies related to any Income Interests it has received in respect of its Royalty Rights but which have not yet been distributed to Holders.

The Company may implement capital management strategies for Income Interests related to Royalty Rights that it has received and holds but not yet distributed to Holders. Accordingly, the Company may manage any capital received from such Income Interests in a variety of risk adjusted financial instruments, each of which may be subject to a loss of principal or other financial investment loss in lieu of retaining such amounts as cash until a distribution is required. Although such investments will be well-balanced and made with care, these investments may experience partial or total loss. If any of these investments experiences a partial or total loss, the Company may be unable to satisfy its Royalty Share Payment obligations in the Royalty Share Agreement. See “Distribution Policy” for more information.

We may encounter limitations on the effectiveness of our internal controls and a failure of our internal controls to prevent error or fraud may harm our business and Holders.

Because the Company operates with no employees and is reliant on the administrative services provided by the Manager, we may encounter limitations on the effectiveness of our internal controls over financial reporting, public disclosures and other matters. For example, as a result of our staffing, our processing of financial information may suffer from a lack of segregation of duties, such that journal entries and account reconciliations are not reviewed by someone other than the preparer. If we encounter limitations on the effectiveness of our internal controls and are unable to remediate them, we may not be able to report our financial results accurately, prevent fraud or file our periodic reports as a Regulation A reporting entity in an accurate, complete, and timely manner. This could potentially harm our business and Holders.

In order to maintain and grow our operations, we will need to promote multiple series of the Offering and/or multiple offerings similar to this Offering; there can be no assurance that we will be able to do so to sustain our business model.

Although we anticipate ongoing negotiations with multiple potential Income Interest Owners to acquire additional Royalty Rights for forthcoming series of the Offering and/or future offerings, we may need to have a continuous pipeline of such series of the Offering and/or future offerings in order to achieve certain economies of scale with respect to marketing, distribution, and other operational activities. We may fail to acquire enough Royalty Rights to support our business model. There can be no assurance that we will be able to successfully sell Royalty Shares to achieve revenues that exceed our costs, and profit margins that justify our continued operations.

Risks Related to the Music Industry

In the event a Music Asset moves into the public domain the amount of Royalty Share Payments in respect of such applicable Royalty Shares may diminish or completely end.

In the United States, the composition and recording copyrights embodied in a song are generally protected by U.S. Copyright Law for the periods as follows (subject to various exceptions and nuances): (a) songs created or published in or after 1978, life of the author plus 70 years; (b) songs created or published between 1927 and 1978, there are various applicable periods depending on multiple factors; and (c) for works-made-for-hire created in or after 1978, 95 years from publication date or 120 years from the creation year (whichever expires first). Copyright renewals may also affect the above-referenced timelines. As of 2023, any song created or published before 1927 is currently in the public domain. When a composition or recording moves into the public domain, one who wants to exploit the song does not need to seek permission from or pay royalties to the rights Holder. Therefore, if a Music Asset moves into the public domain the amount of Royalty Share Payments paid in respect of the applicable Royalty Shares may diminish or completely end.

In the event that the copyright upon which Income Interests are based become terminable or subject to copyright reversion in accordance with Section 203 or Section 304 of the U.S. Copyright Act, the amount of Royalty Share Payments paid in respect of the applicable Royalty Shares may diminish or completely end.

Section 203 and Section 304 of the U.S. Copyright Act provide for a right (with exceptions and limitations) of copyright reversion for creators and/or their statutory recognized heirs within a five (5) year window commencing after a period of thirty-five (35) years, fifty-six (56) years, or seventy-five (75) years after (i) the date of the original grant of copyright and/or (ii) the date of first publication (depending on the particular circumstances as set out under the US Copyright Act). Where an Income Interest is dependent on a third-party copyright, its U.S. termination and reversion under these statutory provisions could render the U.S. Income Interest diminished or extinguished. In addition, currently, in the U.S., it is accepted under case law that Income Interest transfers are not terminable under Section 203 of the U.S. Copyright Act – only copyright transfers are terminable (with exceptions and limitations as noted above).

In addition to statutory termination, a grant of copyright interest may revert to the granting party pursuant to specific contractual terms. Rights under some agreements may be recaptured by the granting party either by performance of some additional obligation (e.g. repayment of monies advanced under the contract) or by the expiration of a term of years, or other contractual reasons. The Company may not be able to track and monitor its obligations and rights granted under contracts with all Income Interest Owners. Additionally, the Company’s interests in the Royalty Rights, in some cases, may be granted under short-term contracts which may expire, or may contain buy-out provisions pursuant to which the relevant artist may terminate the contract prior to its expiration.

Income generated by Income Interests may be reduced if the recorded music industry fails to grow or streaming revenue fails to grow at a sufficient rate to offset download and physical sales declines.

Every consecutive year since 2006, music streaming’s market share has grown. As of 2022, according to the International Federation of the Phonographic Industry, music streaming brought in $17.5 billion, and the music industry as a whole doubled in terms of revenue from 2014 to 2022. With music streaming providing greater accessibility than ever with multiple subscription models, including free ad-based models, and a 10.3% growth in subscription services from 2021 to 2022 alone, the music industry has seen healthy and consistent growth.

There can be no assurances that this growth pattern will persist or that digital revenue will grow at a rate sufficient to offset declines in physical sales, or that changes in streaming models will not negatively impact income generated from the Royalty Rights. A declining recorded music industry is likely to lead to reduced levels of revenue and operating income generated by the recorded and publishing music business. There are also a variety of factors that could cause the prices in the recorded music industry to be reduced. They are, among others, consumption during a global pandemic and fear for economic downturns, price competition from the sale of motion pictures and video games in physical and digital formats, the negotiating leverage of mass merchandisers, big-box retailers and distributors of digital music, the increased costs of doing business with mass merchandisers and big-box retailers as a result of complying with operating procedures that are unique to their needs and any associated changes.

Changes in technology may affect our ability to receive payments in respect of the Purchase Agreements and Royalty Rights.

The recorded and publishing music business is dependent in part on technological developments, including access to and selection and viability of new technologies, and is subject to potential pressure from competitors as a result of their technological developments. For example, the recorded music business may be further adversely affected by technological developments that facilitate the piracy of music, such as internet peer-to-peer filesharing activities, by an inability to enforce intellectual property rights in digital environments, and by a failure to develop successful business models applicable to a digital environment. Music that is illegally produced, distributed, and/or exploited with the use of artificial intelligence could also infringe upon the intellectual property rights associated with the Music Assets underlying our Royalty Rights and adversely affect our ability to collect our Income Interest. The recorded music business also faces competition from other forms of entertainment and leisure activities, such as cable and satellite television, motion pictures, and video games, whether in physical or digital formats. The new digital business, including the impact of ad-supported music services, some of which may be able to avail themselves of “safe harbor” defenses against copyright infringement actions under copyright laws, may also limit the recorded music industry’s ability to receive income from music royalty rights. Due to such “safe harbor” defenses, revenue from ad-supported music services may not fully reflect increases in consumption of recorded music. In addition, the recorded music industry is currently dependent on a small number of leading digital music services, which allows such services to significantly influence the prices that can be charged in connection with the distribution of digital music. It is possible that the share of music sales by a small number of leading mass-market retailers, as well as online retailers and digital music services, will continue to grow, which could further increase their negotiating leverage and put pressure on prices, ultimately decreasing the income we will receive from music royalty rights.

Failure to obtain, maintain, protect, or enforce our intellectual property rights could substantially harm our business, operating results, and financial condition.

The success of the Company and its ability to make distributions to Holders depends on its ability to obtain, maintain, protect, and enforce our rights under each Purchase Agreement. The measures that we take to obtain, maintain, protect, and enforce our rights, including, if necessary, litigation or proceedings before governmental authorities and administrative bodies, may be ineffective, expensive and time-consuming, and, despite such measures, we may not be able to enforce Income Interest collection on our Royalty Rights. Additionally, changes in law may be implemented, or changes in interpretation of such laws may occur, that may affect our ability to obtain, maintain, protect, or enforce rights to our Royalty Rights. Moreover, with music royalty rights, it is possible that despite our due diligence efforts there could be successful challenges by third parties to the ownership of a particular copyright or royalty stream or, if acquired as a group of assets, the entire group in which case the value of the asset(s) might be significantly less valuable, or have no value. Failure to obtain, maintain, protect, or enforce our rights could harm our brand or brand recognition and adversely affect our business, financial condition, and results of operation.

Digital piracy may lead to decreased sales in the recorded and publishing music industry and affect our ability to receive Income Interests from the Royalty Rights.

The combined effect of the decreasing cost of electronic and computer equipment and related technology such as the conversion of music into digital formats have made it easier for consumers to obtain and create unauthorized copies of music recordings in the form of, for example, MP3 files. Such piracy will have a negative effect on revenues attributable to music royalty rights we acquire. In addition, while growth of music-enabled mobile consumer offers new opportunities for growth in the music industry, it also opens the market up to risks from behaviors such as “sideloading” and the mobile app-based downloading of unauthorized content. As the business shifts to streaming music or access models, piracy in these models is increasing. The impact of digital piracy on legitimate music sales and subscriptions is hard to quantify, but we believe that illegal filesharing and other forms of unauthorized activities could potentially have a negative impact on music sales and on the Income Interests we may receive from the Royalty Rights. The music industry is working to control this problem in a variety of ways including through litigation, and lobbying governments for new, stronger copyright protection laws and more stringent enforcement of current laws, through graduated response programs achieved through cooperation with internet service providers and legislation being advanced or considered in many countries, through technological measures and by enabling legitimate new media business models. However, we do not know whether such measures will be effective, and if such measures are not effective, our Income Interests derived from the Royalty Rights may decrease.

Royalty Rights and Income Interests are subject to risks relating to the music industry and such risks may reduce or eliminate the royalties, fees and other income streams that would otherwise accrue with respect to a song.

Various business risks in the music industry may contribute to the reduction or elimination of the royalties, fees and other income streams that would otherwise accrue with respect to a song. For example, a song may have an unrecouped balance owed to a music label, publisher or other party that must first be recouped from the royalty income before any royalties, fees and other income streams can pass to the Income Interest Owner or other party entitled to payments. Additionally, royalties may be withheld by a record label, publisher, performing rights organization (PRO), or other party or reduced if they become subject to a dispute (legal or non-legal) until the dispute is resolved to the satisfaction of the copyright holder or if a copyright infringement claim is successful. In addition, royalties may be delayed or misdirected, including due to the failure of an Income Interest Owner to communicate to the record label, publisher, PRO, or other party to redirect payment. Royalties may also go uncollected or be paid to a prior label, publisher, other third party, or owner if the present copyright holder may not have an appropriate party engaged to exploit and collect income owing in respect of a song. Royalty administrators, publishers, labels, and/or distributors may also experience delays in receiving and/or distributing royalty payments.

Royalties, fees and other income streams are often not paid on a consistent, regular or timely basis and substantial time may pass between when the right to receive royalties accrues (i.e., a song is played or streamed) and when the ultimate party entitled to receive those royalties is paid. As a result, there may be periods when no royalties are received and other periods when royalties that accrued during multiple prior periods are received. Accordingly, there is no guarantee that a holder of Royalty Shares will receive Royalty Share Payments that correspond to the duration of their holding period or that the “trailing yield” presented in the “Royalty Shares Offering Table” beginning on page 65 will be realized for any particular holding period.

Publishers and labels may also be contractually required to obtain the approval of the original creator of the song (or the estate thereof) before being able to undertake certain exploitations of songs and recordings (e.g., film or tv synchronizations, compilation usages, etc.) and such approvals may be withheld, thus reducing potential Income Interests. Outside of the United States, the doctrine of “moral rights” for creators may similarly restrict the commercial exploitation potential of songs and/or sound recordings. Additionally, the underlying copyrights in songs and sound recordings are subject to duration periods after which these works fall into the public domain.

These are examples of some, but not all, of the risks that may impact the amount of Income Interests that we receive in respect of the Royalty Rights and that will be available for Royalty Share Payments to Holders. If any of these or other risks were to arise with respect to a particular Music Asset or Income Interest underlying any of the Royalty Rights, then Holders of the corresponding Royalty Shares may experience a material or complete reduction in the amount of Royalty Share Payments paid in respect of such Royalty Shares.

Income Interest Owners from whom we acquire Income Interests do not owe any fiduciary duties to the Company or its investors, and they are under no obligation to enhance the value of the underlying music royalty rights or disclose information to the Company’s investors.

The owners of the intellectual property underlying the Royalty Rights have no obligation to enhance the value of the underlying Income Interests that we may acquire. For example, the recording artist or songwriter may decide to retire, which may have the effect of decreasing future Income Interests from the music. Furthermore, neither the recording artist, the songwriter nor the intellectual property rights owner owe any fiduciary duties to the Company or investors in the Royalty Shares. Investors in the Royalty Shares will have no recourse directly against the recording artist or songwriter or the intellectual property rights owner, either under the agreement to purchase the Income Interests or under state or federal securities laws.

The value of music is highly subjective, and the popularity of Music Assets may be unpredictable.

The value of music is inherently subjective given the unique character of each individual work. In addition, the popularity of any given work may be unpredictable. While the analysis of certain qualitative factors may provide some predictive information regarding how the music-consuming market may respond to a certain asset, such as an artist’s track record, general cultural and/or industry trends, press coverage and other public exposure, or certain musical criteria, these factors may not reliably inform how a Music Asset underlying the Royalty Rights will perform in ways that result in the ultimate distribution of Royalty Share Payments to Holders.

There is no assurance of appreciation of the value of the Royalty Rights or any cash distributions resulting from any potential disposal of the Royalty Rights.

There is no assurance that the value of the Royalty Rights will appreciate, maintain their present value, or be sold at a profit. The marketability and value of the Royalty Rights will depend upon many factors beyond our control. There can be no assurance that there will be a ready market for the Royalty Rights, since investment in music royalty rights is generally illiquid, nor is there any assurance that in the event of a voluntary or involuntary liquidation, or any disposal otherwise, of the Royalty Rights, sufficient cash will be generated allowing investors to recuperate their investment amounts.

Temporary popularity of some Music Assets or music trends may result in short-term value increases in Royalty Share Payments that may prove unsustainable as cultural tastes shift.

Temporary consumer popularity may lead to short-term or temporary increases in Royalty Share Payments, followed by decreases thereof. The demand for specific categories of music and artists is influenced by changing cultural trends in the market, which can be difficult to predict. These risks of changes in popularity may be greater for a living or emerging artist, as compared to other categories which may have a proven popularity track record over a longer period of time. These trends could result in reduced profitability for Holders. Furthermore, artists and songwriters may engage in activities or behaviors that may influence their public perception, which in turn may influence the demand or popularity of certain related Music Assets. The adverse impact to the Royalty Shares resulting, directly or indirectly, from such artists’ or songwriters’ activities or behaviors may be impossible to predict at the time an investor purchases a Royalty Share.

We are relatively undiversified since our strategy involves the investment exclusively in Income Interests.

The Company was formed to facilitate an investment in the collection of Royalty Rights that derive Income Interests from certain Music Assets. Such lack of diversification may create a concentration risk that may make an investment in the Royalty Shares riskier than an investment in a diversified pool of assets or business with more varied operations. Aggregate returns realized by investors are expected to correlate to the change in popularity and/or consumption of the underlying assets, which may not correlate to changes in the overall music market or any segment of the music market.

Risks Related to the Offering and Ownership of the Royalty Shares

An investment in an Offering constitutes only an investment in the Royalty Shares and not in the Company or directly in any underlying Music Asset.

An investor in this Offering will acquire an ownership interest in the Royalty Shares representing the contractual right to receive Royalty Share Payments, and will not, for the avoidance of doubt, acquire an ownership interest in (i) the Company, (ii) the Manager, (iii) the JKBX Platform, (iv) Jukebox Holding, (v) the underlying intellectual property rights, including copyrights, of the Music Assets, or (vi) directly, the Music Assets associated with or underlying the Royalty Rights. The Manager retains significant control over the management of the Company. Furthermore, because the Royalty Shares do not constitute an investment in the Company as a whole, Holders are not expected to receive any economic benefit from the assets of, or be subject to the liabilities of, any of the Company’s activities unrelated to this Offering or the Royalty Rights. In addition, the economic interest of a Holder may not be identical to owning a direct undivided interest in a Music Asset underlying the Royalty Rights because, among other things, the Company will be required to pay certain taxes before distributions are made to the Holders, and the Company will receive a Royalty Fee in respect of its ongoing administration of rights associated with the Royalty Shares.

The offering price of the Royalty Shares was not established on an independent basis; the actual value of your investment may be substantially less than what you pay. When determining the estimated value of the Royalty Shares, the value of the Royalty Shares has been and will be based upon a number of assumptions that may not be accurate or complete.

The Company established the initial offering price of the Royalty Shares on an arbitrary basis. The selling price of the Royalty Shares bears no relationship to the value of the corresponding Royalty Rights, to our book or asset values or to any other criteria for valuing Royalty Shares, and does not reflect the quality of the underlying Royalty Rights or Music Asset. Because the offering price is not based upon any independent valuation, the offering price may not be indicative of the actual value of the Royalty Shares you acquire. Further, the offering price may be significantly more than the price at which the Royalty Shares would trade if they were to be listed on an exchange or actively traded by broker-dealers.

Certain information presented in this Offering Circular is provided to the Company by Income Interest Owners and cannot be independently verified by the Company.

This Offering Circular contains information that is provided to the Company by Income Interest Owners and that is unverifiable by the Company. In particular, certain information presented in the “Composition and Recording Rights” table beginning on page 48 is provided by Income Interest Owners pursuant to the applicable Purchase Agreement as described in “Description of the Music Assets Underlying the Royalty Shares—Composition and Recording Rights Table” and we are unable to independently verify such information. If investors rely on such information in making investment decisions in this Offering, such information may be inaccurate. Investors are encouraged to conduct their own research and to consider the various risks associated with the Offering, as described in the “Risk Factors” section of this Offering Circular, before purchasing any series of Royalty Shares.

Royalty Share Payments depend entirely on the payments of monies associated with Income Interests received by us in respect of the corresponding Royalty Rights. If we do not receive such payments, you will not receive any Royalty Share Payments.

The Company is obligated to make Royalty Share Payments only to the extent that we receive Income Interest payments in respect of the corresponding Royalty Rights in accordance with the applicable Royalty Share Agreements. If we do not receive any Income Interest payments in respect of the corresponding Royalty Rights, you will not be entitled to, and will not receive any, Royalty Share Payments.

Holders who dispose of their Royalty Shares prior to the record date for any Royalty Share Payment in connection with such disposed Royalty Shares will not receive such the Royalty Share Payment.

During each full calendar quarter that begins following the six-month anniversary of the original issue date of a series of Royalty Shares, the Company shall declare with respect to such series (a) the amount of distributions payable per Royalty Shares of such series on the next designated payment date, and (b) a record date and payment date for such distributions. Holders who dispose of their Royalty Shares before the record date of any initial or ongoing distribution for a series of Royalty Shares will not receive any payment in connection with such quarter. As such, Holders may need to hold their Royalty Shares for six months or more before their Royalty Shares are eligible for any Royalty Share Payments.

The Royalty Shares are unsecured limited obligations of the Company only and are not secured by any collateral or guaranteed or insured by any third party.

The Royalty Shares are unsecured limited obligations of the Company only and will not represent an obligation of the Manager or Jukebox Holding, any Income Interest Owner or any other party except the Company. The Royalty Shares are not secured by any collateral and are not guaranteed or insured by any governmental agency or instrumentality or any third party.

A determination that music royalty Income Interests are “securities” may adversely affect the value of the Royalty Shares, and result in potentially extraordinary, nonrecurring expenses to, or termination of, the Company.

The SEC has not made any official policy statements categorically addressing whether music royalty Income Interests, such as Royalty Rights, are “securities” under federal securities laws. As such, the SEC may consider music royalty Income Interests as “securities” in the future. The test for determining whether a certain music royalty Income Interest can be complex and highly fact-specific, where the outcome is difficult to predict.

To the extent music royalty Income Interests are securities, the Company may also be subject to additional regulatory requirements, including under the Investment Company Act, and the Company may be required to register as an investment adviser under the Investment Advisers Act. Regulatory changes or interpretations could cause the Company to register and comply with new regulations, resulting in potentially extraordinary expenses to the Company. If the Company determines not to comply with such additional regulatory and registration requirements, the Manager may dissolve the Company in accordance with the Company’s Operating Agreement. Any such dissolution could result in the liquidation of the Royalty Rights at a time that is disadvantageous to Holders.

There is currently no public trading market for the Royalty Shares, and there can be no assurance that any trading market will develop or, even if developed, may not be available to all Holders, may not be sustained or may cease to exist following this Offering, which would adversely impact the market for the Royalty Shares and make it difficult, or even impossible, to sell your Royalty Shares.

There is currently no public trading market for the Royalty Shares, and an active market may not develop or be sustained. If an active public trading market for the Royalty Shares does not develop or is not sustained, it may be difficult or impossible for investors to resell their Royalty Shares at any price. Even if a public market does develop, it may not provide an effective means of selling your Royalty Shares and the market price could decline below the amount an investor paid for the Royalty Shares or fluctuate significantly for many reasons, including reasons unrelated to our performance, such as reports by industry analysts, investor perceptions, or announcements by our competitors regarding their own performance, as well as general economic and industry conditions.

We do not currently intend to list the Royalty Shares for trading on a national securities exchange. We may in the future facilitate secondary sales of Royalty Shares on an alternative trading system operated by an SEC-registered broker-dealer and a member of FINRA and the SIPC, hereinafter referred to as the “ATS.” Additionally, we may engage the services of an SEC-registered broker-dealer and a member of FINRA and SIPC, to provide Holders of the Royalty Shares with access to the ATS through the JKBX Platform. No assurance can be given that the Company, the ATS or the broker-dealer we engage will be in a position to facilitate sales of the Royalty Shares or, in the event they are able to facilitate such sales, provide an effective means of selling your Royalty Shares or that the price at which any Royalty Shares may be sold through any eventual ATS with the assistance of such broker-dealer (or otherwise) will be reflective of the fair value of the Royalty Shares or the underlying Royalty Rights. In the event that secondary sales of Royalty Shares are possible on an ATS, such sales may be subject to fees imposed by the ATS and/or the broker-dealer we engage or other broker-dealers operating on the ATS. We do not know the extent to which investor interest will lead to the development and maintenance of a liquid market. In light of a variety of factors, including, without limitation, the relatively small market capitalization of the Company, we cannot guarantee that any eventual ATS will provide a reliable or effective means of price discovery. Any posted offer prices or historical transaction information reflected on any eventual ATS should not be construed as being representative of the fair value of the Royalty Shares or of the Royalty Rights. Investors should be prepared to hold their Royalty Shares for an indefinite period of time, as there can be no assurance that the Royalty Shares will ever be saleable through the ATS or any alternative platform.

If a market ever develops for the Royalty Shares, the market prices and trading volume of the Royalty Shares may be volatile.

If a market develops for the Royalty Shares, the market price of the Royalty Shares could fluctuate for many reasons, including reasons unrelated to our performance, such as reports by industry analysts, investor perceptions, or announcements by our competitors regarding their own performance, as well as general economic and industry conditions. In addition, fluctuations in operating results of any particular series of Royalty Shares, or the failure to meet the expectations of investors, may negatively impact the price of the Royalty Shares. Operating results may fluctuate in the future due to a variety of factors that could negatively affect revenues or expenses in any particular reporting period, including vulnerability of our business to a general economic downturn, changes in the laws that affect our operations, competition, compensation-related expenses, application of accounting standards, seasonality, and our ability to obtain and maintain all necessary government certifications or licenses to conduct our business. Lastly, the price investors pay for the Royalty Shares may be more or less than that paid by investors who purchase their Royalty Shares in the future, such as via an ATS. There is no guarantee that the value of Royalty Shares purchased in this Offering will increase in the future should an investor seek to sell such investor’s Royalty Shares.

This Offering is being conducted on a continuous basis, however there may be brief pauses in this Offering due to technological or operational overcapacity.

The Offering is being conducted on a continuous basis pursuant to Rule 251(d)(3) of the Securities Act, meaning that while an offering of securities is continuous, sales and settlement of securities may happen sporadically over the term of such offering as we are able to process subscriptions. The acceptance of subscriptions by the Company and its associated persons through the JKBX Platform may be briefly paused at times to allow us to effectively and accurately process and settle subscriptions that have been received.

There may be state law restrictions on an investor’s ability to sell its Royalty Shares making it difficult to transfer, sell, or otherwise dispose of the Royalty Shares.

Each state has its own securities laws, colloquially known as “blue sky” laws, which (i) limits sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration and (ii) govern the reporting requirements for broker-dealers and stockbrokers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. Also, the broker must be registered in that state. We do not know whether the Royalty Shares being offered under this Offering Circular will be registered, or exempt, under the laws of any states. A determination regarding registration will be made by the broker-dealers, if any, who agree to serve as the market-makers for our Royalty Shares. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our Royalty Shares. Investors should consider the resale market for our Royalty Shares to be limited. Investors may be unable to resell their Royalty Shares, or they may be unable to resell them without the significant expense of state registration or qualification.

If we face litigation related to the Offering, we may elect to liquidate the Company’s assets, and the proceeds of any such liquidation may be insufficient to provide an adequate remedy. Further, if investors successfully seek rescission, we would face severe financial demands that we may not be able to meet.

The Royalty Shares have not been registered under the Securities Act and are being offered in reliance upon the exemption provided by Section 3(b) of the Securities Act, including Regulation A promulgated thereunder. We represent that this Offering Circular does not contain any untrue statements of material fact or omit to state any material fact necessary to make the statements made, in light of all the circumstances under which they are made, not misleading. However, if this representation is inaccurate with respect to a material fact, if this Offering fails to qualify for exemption from registration under the federal securities laws pursuant to Regulation A, or if we fail to register the Royalty Shares or find an exemption under the securities laws of each state in which we offer the Royalty Shares, each investor may have the right to rescind his, her or its purchase of the Royalty Shares and to receive back from us his, her or its purchase price with interest. Such investors, however, may be unable to collect on any judgment, and the cost of obtaining such judgment may outweigh the benefits. If investors successfully seek rescission, there can be no assurance that the available funds of the Company can provide an adequate remedy for its investors and it would face severe financial demands it may not be able to meet, which may adversely affect any non-rescinding investors.

Risks of investing using a credit card.

We may, in our sole discretion, accept credit cards for subscriptions, provided that any such credit card subscription may be subject to additional restrictions. An investment in the Royalty Shares is a long-term and highly illiquid investment. Payment by credit card may be appropriate for some investors as a temporary funding convenience, but should not be used as a long-term means to finance an investment in the Royalty Shares. Investors contemplating using their credit card to invest are urged to review the SEC’s Investor Alert dated February 14, 2018 entitled: Credit Cards and Investments – A Risky Combination, which is available at https://www.sec.gov/oiea/investor-alerts-and-bulletins/ia_riskycombination. Credit card investment may result in incurrence of third-party fees and charges (often ranging from 1.5% - 3.0%), interest obligations which will lower your expected investment returns, and could exceed your actual returns. In addition, if you cannot meet your minimum payment obligation, you may damage your credit profile which would make it more difficult and more expensive to borrow in the future.

Risks Related to the Company

The value of the Royalty Shares may be influenced by a variety of factors unrelated to the performance of the underlying Music Assets.

The value of the Royalty Shares may be influenced by a variety of factors unrelated to the performance of the Music Assets underlying the Royalty Rights. These factors include the following:

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Unanticipated problems or issues with respect to the mechanics of the Company’s operations and the trading of the Royalty Shares may arise, in particular due to the fact that the mechanisms and procedures governing the creation and offering of the Royalty Shares have been developed specifically for this product;

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The Company could experience difficulties in operating and maintaining its technical infrastructure, including in connection with expansions or updates to such infrastructure, which may be complex and could lead to unanticipated delays, unforeseen expenses, and security vulnerabilities; and

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The Company could experience unforeseen issues relating to the performance and effectiveness of the security procedures it uses to operate, or the security procedures may not protect against all errors, software flaws, or other vulnerabilities in the Company’s technical infrastructure, which could give rise to potential unforeseen expenses and reputational harm to the Company.

We may not currently maintain enough resources to meet customer support demands or scale our operations if the demand for Royalty Shares is higher than we have anticipated.

To date, the Company has made budgeting and operational decisions based on internal financial and operational projections, in order to meet the foreseeable needs of the Company to conduct its business activities in an effective manner. While the relevant projections have been prepared based on carefully devised business assumptions, the demand for Royalty Shares may nonetheless be higher than indicated by our internal projections, in which event the resources currently allocated to customer support may fall short of the Company’s actual needs. While we intend to address such personnel resources issues swiftly, temporary personnel shortage resulting from unanticipated demand may result in dissatisfaction of the Company’s customers, which in turn may result in reputational harm to the Company and/or the Royalty Shares.

Holders do not have the protections associated with ownership of shares in an investment company registered under the Investment Company Act or the protections afforded by the Commodity Exchange Act (the “CEA”).

The Investment Company Act is designed to protect investors by preventing insiders from managing investment companies to their benefit and to the detriment of public investors, such as: the issuance of securities having inequitable or discriminatory provisions; the management of investment companies by irresponsible persons; the use of unsound or misleading methods of computing earnings and asset value; changes in the character of investment companies without the consent of investors; and investment companies from engaging in excessive leveraging. To accomplish these ends, the Investment Company Act requires the safekeeping and proper valuation of fund assets, restricts greatly transactions with affiliates, limits leveraging, and imposes governance requirements as a check on fund management.

The Company is not registered as an investment company under the Investment Company Act, and we believe that the Company is not required to register under such act. Consequently, Holders do not have the regulatory protections provided to investors in investment companies.

The Company will not hold or trade in commodity interests regulated by the CEA, as administered by the Commodity Futures Trading Commission (the “CFTC”). Furthermore, we believe that the Company is not a commodity pool for purposes of the CEA, and that the Company is not subject to regulation by the CFTC as a commodity pool operator or a commodity trading advisor in connection with the operation of the Company. Consequently, Holders will not have the regulatory protections provided to investors in CEA-regulated instruments or commodity pools.

The restrictions on transfer and redemption may result in losses on an investment in the Royalty Shares.

Royalty Shares purchased directly from the Company may not be resold except in transactions exempt from registration under the Securities Act and state securities laws and, where applicable, with the consent of the Company. See “Description of the Royalty Shares—Transfer Restrictions” for more information.

The Company is not accepting, and does not expect to accept, redemption requests from Holders. Therefore, unless the Company is permitted to, and does, establish a Royalty Share redemption program, Holder may be unable to (or could be significantly impeded in attempting to) sell or otherwise liquidate investments in the Royalty Shares, which could have a material adverse impact on demand for the Royalty Shares and their value.

The Company will incur significant costs as a result of the qualification of the Royalty Shares pursuant to Regulation A and becoming a reporting issuer under Regulation A.

In order to qualify an offering pursuant to Regulation A, the Company will incur significant ongoing legal, accounting and other expenses. In addition, Regulation A imposes various requirements on issuers that require the Company and other personnel to devote a substantial amount of time to compliance initiatives.

If the Manager is required to register as a broker-dealer with the Commission and FINRA, the Manager may be required to cease operations and any Royalty Shares offered and sold without such proper registration may be subject to a right of rescission.

If the Manager is deemed to have itself engaged in brokerage activities that require registration with the SEC and FINRA, including the initial sale of the Royalty Shares by the Company and its associated persons through the JKBX Platform and permitting a registered broker-dealer to facilitate resales or other liquidity of the Royalty Shares on the JKBX Platform or the ATS, the Manager may need to stop operating and, therefore, cease providing the administrative services to the Company pursuant to the Company’s Operating Agreement. Since we have not entered into any back-up management agreements, if we or the Manager were to cease operations or otherwise become unable to manage the Royalty Rights or the Royalty Shares without transferring such Royalty Rights to another entity, the management of the Royalty Rights and the Royalty Shares, including the collection of Income Interests and the making of Royalty Share Payments to Holders would be interrupted and may halt altogether unless another way to manage the Royalty Rights and the Royalty Shares on behalf of investors was secured. In addition, if the Manager is ultimately found to have engaged in activities requiring registration as “broker-dealer” without either being properly registered as such, there is a risk that any Royalty Shares offered and sold while the Manager was not so registered may be subject to a right of rescission, which may result in the early termination of this Offering.

By purchasing Royalty Shares in this Offering and entering into a Royalty Share Agreement and Subscription Agreement, you are bound by the provisions contained in the Royalty Share Agreement and Subscription Agreement which provide for mandatory arbitration and a waiver of rights to a jury trial which limits your ability to bring class action lawsuits, seek remedies on a class basis or have a jury decide the factual merits of your claim.

By purchasing Royalty Shares in this Offering, investors agree to be bound by the arbitration provisions contained in our Royalty Share Agreement and Subscription Agreement which provide that arbitration is the exclusive means for resolving disputes relating to or arising under the Subscription Agreement and Royalty Share Agreement and efforts to enforce, interpret or construe such agreements. In addition, by signing the Royalty Share Agreement and the Subscription Agreement, you waive your rights to a jury trial in any such dispute. The arbitration provisions and the waiver of rights to a jury trial in disputes subject to arbitration apply to claims under the U.S. federal securities laws and to all claims that are related to the Company and the Royalty Shares. Arbitration awards are generally final and binding. A party’s ability to have a court reverse or modify an arbitration award is very limited. Further, any claims arising out of the Royalty Share Agreement or Subscription Agreement must be brought in the parties’ individual capacity, and not as a plaintiff or class member in any purported class action, collective action, private attorney general action, or other representative proceeding, or class arbitration. An arbitrator may not consolidate more than one individual’s claims arising out of the Royalty Share Agreement or Subscription Agreement. Purchasers of Royalty Shares in a secondary transaction would also be subject to the same arbitration provisions and jury waiver that are currently in our Royalty Share Agreement or Subscription Agreement. In addition, such arbitration provisions limit the ability of investors to bring class action lawsuits or similarly seek remedies on a class basis for claims subject to the provisions. If invoked, the arbitration is required to be conducted in the State of New York in accordance with New York law. These restrictions on the ability to bring a class action lawsuit and the waiver of a jury trial may result in increased costs and/or reduced remedies to individual investors who wish to pursue claims against the Company. Claims by which a jury trial is waived could include claims made under the federal securities laws.

We believe that the arbitration provision in both the Royalty Share Agreement and the Subscription Agreement is enforceable under federal law, the laws of the State of Delaware, the laws of the State of New York, or under any other applicable laws or regulations. However, the issue of enforceability is not free from doubt and, to the extent that one or more of the provisions in our Royalty Share Agreement or Subscription Agreement with respect to arbitration or otherwise requiring you to waive certain rights, were to be found by a court to be unenforceable, we would abide by such decision.

BY AGREEING TO BE SUBJECT TO THE ARBITRATION PROVISION, INVESTORS WILL NOT BE DEEMED TO WAIVE THE COMPANY’S COMPLIANCE WITH THE FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

We are substantially reliant on the Manager to assist us in the administration and management of our business.

We do not plan to have employees and intend to fund our ongoing operations with net offering proceeds and Royalty Fees. We are substantially reliant on the performance of the Manager under the Operating Agreement. The Manager will assist us in the performance and administration of all of our necessary day-to-day operational tasks in connection with the Royalty Rights and our obligations to Royalty Share Holders. The Manager is a newly formed company and has not yet developed a track record of successful performance of these activities. If the Manager were to default on its obligations under the Operating Agreement, it would be extremely difficult for us to replace the Manager or internally manage these functions. Accordingly, in the event of a material default by the Manager under the terms of the Operating Agreement, it could potentially give rise to circumstances under which we may be forced to liquidate or distribute the Company’s assets. We cannot provide assurance that the timing or terms of any such liquidation would be favorable.

We or the Manager may require additional capital to fund our operations and support business growth, and this capital may not be available on acceptable terms, if at all.

If we do not, or the Manager does not, have sufficient working capital to fund our ongoing operations, we or the Manager may require additional capital from the Manager, Jukebox Holding or other parties, however there is no guarantee that any additional capital will be available to us or the Manager on acceptable terms, if at all.

There is substantial doubt about our ability to continue as a going concern.

At December 31, 2023, the Company had net loss of $300,000 and no cash flow from operating activities. Further, the Company has not conducted material operations. The Company expects to continue to generate operating losses for the foreseeable future

There is no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available through external sources. The lack of additional capital resulting from the inability to generate cash flow from operations or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material effect on the business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or they will not have a significant dilutive effect on the Company’s existing shareholders. We have therefore concluded there is substantial doubt about our ability to continue as a going concern through December 31, 2024. For additional information, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Going Concern” and Note 2, “Going Concern Analysis,” included in the financial statements contained in the offering statement of which this Offering Circular is a part.

Our Subscription Agreement and Royalty Share Agreement each provide for non-exclusive jurisdiction and venue in the courts of the State of New York but require you to acknowledge that this provision shall not apply to claims arising under the Securities Act and Exchange Act. Where applicable, we expect to vigorously seek redress for claims arising under the Securities Act and Exchange Act in the federal district courts of the United States of America, which, if agreed to by the courts, will restrict our Holders ability to choose the judicial forum for Securities Act and Exchange Act disputes.

While our Subscription Agreement and Royalty Share Agreement generally provide for non-exclusive jurisdiction and venue in accordance with the laws of the State of New York, they also require you to acknowledge that this non-exclusive jurisdiction and venue selection provision does not apply to claims arising under the Securities Act and the Exchange Act. For this reason, all claims arising under the Securities Act and Exchange Act may be required to be brought in federal court. There is uncertainty as to whether a court would enforce this aspect of the Subscription Agreement and Royalty Share Agreement if a party were to otherwise seek redress under the federal securities laws in a state court. We expect to vigorously assert the validity and enforceability of federal securities laws and other claims for which federal courts may have exclusive jurisdiction and venue in the federal district courts of the United States. This may require significant additional costs associated with resolving such action in other jurisdictions and there can be no assurance how the provision will be interpreted by a court in those other jurisdictions.

This choice of forum provision may limit a Holder’s ability to bring a Securities Act or Exchange Act claim in a state forum that it finds favorable for disputes with us or our directors, officers, or other employees. If a court were to find this provision in our Subscription Agreement or Royalty Share Agreement to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving the dispute in other jurisdictions, which could seriously harm our financial condition. By agreeing to the Subscription Agreement and Royalty Share Agreement, you will not be deemed to have waived the Company’s compliance with U.S. federal securities laws and the rules and regulations promulgated thereunder.

Royalty Shares do not represent an ownership interest in the Company and Holders will not have a right to bring a derivative action.

The Royalty Shares do not represent an ownership interest in the Company and Holders take no part in the management or control of the Company. Accordingly, Holders will not have the right to authorize actions, appoint service providers or take other actions as may be taken by shareholders of companies where shares carry such rights. The Manager may take actions in the operation of the Company that may be adverse to the interests of Holders and may adversely affect the value of the Royalty Shares. Moreover, because the Royalty Shares do not represent an ownership interest in the Company, Holders do not have a statutory right under Delaware law to bring a derivative action (i.e., to initiate a lawsuit in the name of the Company in order to assert a claim belonging to the Company against a fiduciary of the Company or against a third-party when the Company’s management has refused to do so).

If the Company were to become subject to a bankruptcy or similar proceeding, the rights of the Holders of the Royalty Shares could be uncertain, and the recovery, if any, of a Holder of a Royalty Share may be substantially delayed and substantially less than the amounts due or that may become due in respect of the Royalty Share.

In the event of a bankruptcy or a similar proceeding by the Company, the rights of investors to continue receiving payments in respect of the Royalty Shares could be subject to the following risks and uncertainties:

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Income Interest Owners and other organizations may delay payments to us on account of the Royalty Rights because of the uncertainties occasioned by a bankruptcy or similar proceeding of the Company, even if they have no legal right to do so, and such delay could reduce, at least for a time, the funds that might otherwise be available for distribution to Holders of the Royalty Shares corresponding to those Royalty Rights.

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In a bankruptcy or similar proceeding of the Company, our obligation to continue making Royalty Share Payments would likely be suspended or delayed even if the funds to make such distributions were available. Because a bankruptcy or similar proceeding may take months or years to complete, even if the suspended distributions were resumed, the suspension might effectively reduce the value of any recovery that a Holder of a Royalty Share might receive by the time such recovery occurs.

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The Royalty Shares are unsecured, and investors do not have a security interest in the corresponding Royalty Rights. Accordingly, the Holders of the Royalty Shares may be treated as general unsecured creditors and thus be required to share the monies associated with Income Interests received by us in respect of the corresponding Royalty Rights with our other general unsecured creditors. If such sharing of Income Interests is deemed appropriate, those Income Interests that are either held by us in our accounts at the time of the bankruptcy or similar proceeding of the Company, or not yet received by us at the time of the commencement of the bankruptcy or similar proceeding, may be at greater risk than the Royalty Share Payments that are already held by us in accounts for the benefit of Holder on the JKBX Platform at the time of the bankruptcy or similar proceeding. To the extent that Income Interests would be shared with other creditors of the Company, any secured or priority rights of such other creditors may cause such Income Interests to be distributed to such other creditors before, or ratably with, any Royalty Share Payments made to Holders.

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In a bankruptcy or similar proceeding of the Company, it is possible that a Holder of a Royalty Share could be deemed to have a right of payment only from the Income Interests of the corresponding Royalty Rights and not from any other assets of the Company, in which case the Holder of the Royalty Share may not be entitled to share the proceeds of such other assets of the Company with other creditors of the Company, whether or not, as described above, such other creditors would be entitled to share in the Income Interests of the Royalty Rights corresponding to the Royalty Share. Alternatively, it is possible that a Holder of a Royalty Share could be deemed to have a right to Royalty Share Payments and from some or all other assets of the Company, in which case the Holder of the Royalty Share may be entitled to share the proceeds of such other assets of the Company with other creditors of the Company, whether or not, as described above, such other creditors would be entitled to share in the Royalty Share Payments. To the extent that proceeds of such other assets would be shared with other creditors of the Company, any secured or priority rights of such other creditors may cause the proceeds to be distributed to such other creditors before, or ratably with, any Royalty Share Payments to Holders.

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If we have received Income Interests before bankruptcy proceedings are commenced and those funds are held in our accounts after the commencement of bankruptcy proceedings and have not been used by us to make Royalty Share Payments, there can be no assurance that we will be able to use such funds to make Royalty Share Payments to Holders.

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If a bankruptcy proceeding commences after your commitment becomes irrevocable (and such funds to purchase the Royalty Rights are set aside for closing), you may not be able to obtain a refund of the funds you have committed even if the offering proceeds have not yet been used to fund the acquisition of the corresponding Royalty Rights.

If we or the Manager were to cease operations or enter into bankruptcy proceedings, the collection of Income Interests in accordance with the Royalty Rights and the management of the Royalty Shares, including the making of Royalty Share Payments, would be interrupted and may halt altogether.

If we or the Manager were to become subject to bankruptcy or similar proceedings or if we or the Manager ceased operations, the Company, or a bankruptcy trustee on our behalf, might be required to find other ways to manage Royalty Rights and Royalty Shares, including the collection of royalties and the making of Royalty Share Payments to Holders. Such alternatives could result in delays in the making of Royalty Share Payments on Royalty Shares or could require payment of significant fees to another company to manage and service the Royalty Rights and the Royalty Shares. Since we have not entered into any back-up management agreements, if we or the Manager were to cease operations or otherwise become unable to manage the Royalty Rights or the Royalty Shares without transferring such Royalty Rights to another entity, the management of the Royalty Rights and the Royalty Shares, including the collection of Income Interests and the making of Royalty Share Payments to Holders would be interrupted and may halt altogether unless another way to manage the Royalty Rights and the Royalty Shares on behalf of investors was secured.

If we or the Manager were to file under Chapter 11 of the Bankruptcy Code, it is possible that we would be able to continue to manage the Royalty Rights and the Royalty Shares during reorganization. If, on the other hand, we were to file under Chapter 7 of the Bankruptcy Code, or if an attempted reorganization under Chapter 11 should fail and the bankruptcy case be converted to Chapter 7, the bankruptcy trustee would have the obligation to administer the bankruptcy estate. As part of such administration, the bankruptcy trustee, subject to bankruptcy court approval, may elect to continue to Royalty Rights and the Royalty Shares or to transfer the right to such servicing to another entity for a fee. Either option would likely result in delays in the collection of Income Interests and in the making of Royalty Share Payments to Holders and could require the bankruptcy trustee to pay significant fees to another company to manage the Royalty Rights and the Royalty Shares, ultimately decreasing the amounts available for Royalty Share Payments. Alternatively, the bankruptcy trustee may elect to cease these management functions altogether.

In the event that we or the Manager were to cease operations or enter into bankruptcy proceedings, recovery by a Holder of a Royalty Share may be substantially delayed while back-up management is secured, if practicable, or such services halted altogether, and such recovery may be substantially less than the amounts due and that may become due on in respect of the Royalty Share.

The treatment of the Royalty Shares for U.S. federal income tax purposes is uncertain.

There are no statutory provisions, regulations, published rulings, or judicial decisions that directly address the characterization of the Royalty Shares or instruments similar to the Royalty Shares for U.S. federal income tax purposes. However, although the matter is not free from doubt, the Company intends to treat the arrangement as an investment trust described in Treasury Regulation 301.7701-4(c) for U.S. federal income tax purposes in which the investor’s Royalty Share represents an undivided beneficial interest in the Royalty Right derived from the specified Music Asset. Investment trusts are entitled to flow through treatment of the income to the Holders of the Royalty Share.

An investment trust is not classified as a trust if a power exists under the trust agreement to vary the investment of the certificate holders. An investment trust with multiple classes of ownership interests ordinarily is classified as a business entity. However, an investment trust with multiple classes of ownership interests in which no power exists under the trust agreement to vary the investment of the certificate holder is classified as a trust if the trust is formed to facilitate direct investment in its assets and the existence of multiple classes of ownership interests is incidental to that purpose.

All prospective purchasers of the Royalty Shares are advised to consult their own tax advisors regarding the U.S. federal, state, local and non-U.S. tax consequences of the purchase and ownership of the Royalty Shares (including any possible differing treatments of the Royalty Shares).

If the arrangement were to become a business entity for U.S. federal income tax purposes, then the business entity would be required to pay corporate level income tax on its net income. Then, Royalty Share Payments to investors would be subject to a shareholder level income tax as dividend income to the extent of the business entity’s earnings and profits.

While it is expected that we will operate so that the arrangement will qualify to be treated for U.S. federal income tax purposes as an investment trust, and not as a business entity, given the highly complex nature of the rules governing trusts and partnerships, the ongoing importance of factual determinations, the lack of direct guidance with respect to the application of tax laws to the activities we are undertaking and the possibility of future changes in our circumstances, it is possible that the arrangement will not qualify to be taxable as an investment trust for any particular year. If the Company’s arrangement does not qualify as an investment trust, it may default to a business entity that is characterized as a partnership. Then, the trading of Royalty Shares on an alternative trading system such as the ATS may, under Section 7704 of the Code, cause the partnership to be characterized as a publicly traded partnership that is treated and taxed as a corporation, and not as a partnership, for U.S. federal income tax purposes.

If, for any reason, the arrangement is or becomes taxable as a corporation for U.S. federal income tax purposes, the investors will not be entitled to flow through tax treatment. Instead, the business entity will be required to pay a corporate level income tax on its net income, and distributions to investors will be subject to a shareholder level income tax as a dividend to the extent of the business entity’s earnings and profits. The arrangement’s failure to qualify as an investment trust for U.S. federal income tax purposes could have a material adverse effect on the Company, our investors, and the value of the Royalty Shares.

The Company will not seek rulings from the IRS with respect to any of the United States federal income tax considerations discussed in this Offering Circular. Thus, positions to be taken by the IRS as to tax consequences could differ from the positions taken by the Company.

The Company intends to provide relevant U.S. tax reporting information (e.g., Form 1099) to the Holders of the Royalty Shares. However, it may not be able to provide final tax filing information to the Holder of Royalty Shares for any given fiscal year until after the initial tax filing deadlines for Holders of the Royalty Shares tax returns. Each prospective investor is urged to consult with its own adviser as to the advisability and tax consequences of an investment in the Royalty Shares and plan to obtain extensions of the filing dates for their income tax returns as necessary.

Income Interests received by us from sources outside of the U.S. may be subject to non-U.S. withholding or other taxes.

Income Interests received by us from sources outside of the U.S. may be subject to non-U.S. withholding or other taxes. In addition, the Company may also be subject to taxes in some of the non-U.S. countries where the Company purchases and sells its investments. Taxes such as withholding tax, capital gains taxes, or similar taxes may be imposed on, and thereby reduce, profits of, or proceeds arising to, the Company in respect of the Royalty Shares. It is impossible to predict the rate of non-U.S. tax the Company will pay since the portion (if any) of the Company’s assets to be invested in non-U.S. countries is not known and non-U.S. tax laws are subject to change. The Holders of Royalty Shares will be informed by the Company as to their proportionate share of taxes paid by the Company, as applicable, which they will be required to include in their income. Each investor considering purchasing Royalty Shares should consult its own tax advisor with respect to the availability of credits against tax liability for such taxes.

Risks Related to Potential Conflicts of Interest

Potential conflicts of interest may arise among Jukebox Holding or its affiliates and the Company. Jukebox Holding and its affiliates have no fiduciary duties to the Company or Holders, which may permit them to favor their own interests to the detriment of the Company or Holders.

The Manager will manage the affairs of the Company. Conflicts of interest may arise among the Manager and its affiliates. As a result of these conflicts, the Manager may favor its own interests and the interests of its affiliates over the Company or Holders. These potential conflicts include, among others, the following:

•	The Company has agreed to indemnify the Manager and its affiliates pursuant to the Operating Agreement;

•

To the extent the Manager services clients other than the Company, the Manager is responsible for allocating its own limited resources among different clients and potential future business ventures, to each of which it owes fiduciary duties;

•

The Manager and its staff also service, or may in the future service, affiliates of Jukebox Holding, which may include other music royalty investment vehicles and their respective clients, and may not be able to devote all of its, or their, respective time or resources to the management of the affairs of the Company; and

•	The Manager, its affiliates and their officers and employees are not prohibited from engaging in other businesses or activities, including those that might be in direct competition with the Company.

By purchasing the Royalty Shares, investors agree and consent to the provisions set forth in the Subscription Agreement.

For a further discussion of the conflicts of interest among the Company, Jukebox Holding, the Manager, and others, see “Interest of Management and Others in Certain Transactions.”

Jukebox Holding and the Manager are affiliated with each other.

The services provided by the Manager to the Company pursuant to the Operating Agreement may be provided through other service providers, from time to time, including entities affiliated with the Company, like Jukebox Holding. Because Jukebox Holding and the Manager are affiliated with each other, any agreement between the Company and any service providers affiliated with Jukebox Holding are not negotiated on an arm’s-length basis. The Manager may be disincentivized from replacing an affiliated service provider due to its affiliated status. In connection with this conflict of interest, Holders should understand that affiliated service providers may receive fees for directly or indirectly providing services to the Company. In the course of the Manager’s management of the Company, the Manager may have an incentive to resolve questions between the Company and the affiliated service providers, in favor of the latter.

John Chapman is a director on the board of directors of Jukebox Holding and is also the sole owner and principal of Inkling Capital LLC, which is the sole member of Coda Songs LLC. Coda Songs LLC is an Income Interest Owner with which we have entered into a Purchase Agreement for the acquisition of Income Interests.

John Chapman is a director on the board of directors of Jukebox Holding and is also the sole owner and principal of Inkling Capital LLC, which is the sole member of Coda Songs LLC. In connection with this Offering, the Company has entered into a Purchase Agreement with Coda Songs LLC. The Coda Purchase Agreement was not negotiated between the parties at arm’s-length.

The Manager and Jukebox Holding, the parent of the Manager, and their respective officers, directors, and employees, will have other business interests and obligations to other entities, including interests and obligations relating to the music industry.

Jukebox Holding, the parent of the Manager, expects to engage in other business activities, including other activities relating to the music industry. Additionally, Jukebox Holding and/or the Manager may establish other entities similar to the Company and otherwise engage in other activities. The Manager is not required to operate the Company as its sole and exclusive function and it will have other business interests and will engage in other activities in addition to those relating to the Company. And, while the Company is dependent on the Manager and the Manager’s officers and employees to provide essential services pursuant to the Operating Agreement, their other business interests and activities could divert time and attention from operating the business of the Company. See “Interest of Management and Others in Certain Transactions” and “Management” for additional information.

Holders cannot be assured of the Manager’s continued services, the discontinuance of which may be detrimental to the Company.

Holders cannot be assured that the Manager will be willing or able to continue to serve as Manager to the Company pursuant to the Operating Agreement for any length of time. If the Manager discontinues its activities on behalf of the Company and a substitute administrator is not appointed, the Company may experience substantial disruption to its business operations.

Appointment of a substitute administrator will not guarantee the Company’s undisrupted operation. Because a substitute administrator may have no experience managing the administration of a music royalty investment vehicle and providing other related management services, a substitute administrator may not have the experience, knowledge or expertise required to ensure that the Company will operate successfully or continue to operate at all.

Lack of separate counsel for the Company.

The counsel of the Company (“Legal Counsel”) is also counsel to Jukebox Holding, the Manager and Jukebox Technology (the “Jukebox Entities”). Because Legal Counsel represents both the Company and the Jukebox Entities, certain conflicts of interest exist and may arise. To the extent that an irreconcilable conflict develops between the Company and any of the Jukebox Entities, Legal Counsel may represent one or more of the Jukebox Entities and not the Company. Legal Counsel may, in the future, render services to the Company or one or more of the Jukebox Entities with respect to activities relating to the Company as well as other unrelated activities. Legal Counsel is not representing any prospective investors of any Royalty Shares in connection with any Offering, although the prospective investors may rely on the opinion of Legal Counsel provided at Exhibit 12.1 to the offering statement of which this Offering Circular forms a part. Prospective investors are advised to consult their own independent counsel with respect to the other legal and tax implications of an investment this Offering.

Holders may be adversely affected by the lack of independent advisers representing them.

The Company has consulted with counsel, accountants and other advisers regarding the formation and operation of the Company. No counsel was appointed to represent investors in connection with the formation of the Company or the establishment of the terms of the Subscription Agreement and the Royalty Shares. Moreover, no counsel has been appointed to represent Holders in connection with an investment in the Royalty Shares. Accordingly, an investor should consult his, her or its own legal, tax and financial advisers regarding the desirability of an investment in the Royalty Shares. Lack of such consultation may lead to an undesirable investment decision with respect to investment in the Royalty Shares.

DILUTION

The Company is currently only offering Royalty Shares to the public in this Offering at the offering price specified in this Offering Circular. The Company may issue additional Royalty Shares in the future, with such additional Royalty Shares corresponding to certain additional Income Interests that the Company may acquire in the future. Since any additional Royalty Shares issued in the future will correspond with the Company’s proportionate acquisition of such Income Interests, any such future issuance of Royalty Shares will not result in the dilution to any investors associated with this Offering.

PLAN OF DISTRIBUTION

The Company is selling the Royalty Shares directly through the JKBX Platform and is not selling the Royalty Shares or soliciting investors through commissioned sales agents or broker-dealers on a “best efforts” basis. No other affiliated entity involved in the offer and sale of the Royalty Shares is currently a member firm of the FINRA and no person associated with us will be deemed to be a broker solely by reason of his or her participation in the sale of the Royalty Shares. In conducting this offering, associated persons of the Company, including its Manager, which is acting as a statutory underwriter, intend to rely on the exemption from (securities) broker registration requirements provided in Securities and Exchange Act of 1934 (the “Exchange Act”) Rule 3a4-1. Where appropriate, in order to conduct the Offering, the Company intends to register with state securities regulators as an Issuer-Dealer or register one or more of its associated persons, including the Manager, where required, with state securities regulators as an Issuer-Agent.

This Offering is currently not available to residents of the State of Washington, pending registration with state securities regulators in such State of our Manager’s Agent as an Issuer-Agent. This Offering Circular is not an offer to sell to, and is not directed to or soliciting an offer to buy these securities from, any person in any state or jurisdiction where the offer or sale is not permitted.

For additional information about the JKBX Platform, please see “Offering Summary—About the JKBX Platform.”

The JKBX Platform is not subject to the registration requirements of Section 304 of the JOBS Act because it does not offer and sell securities pursuant to Section 4(a)(6) of the Securities Act, and, therefore, does not meet the definition of a “funding portal”.

This offering circular and supplements hereto will be furnished to prospective investors upon their request via electronic PDF format and will be available for viewing and download 24 hours per day, 7 days per week on the JKBX Platform website, as well as on the SEC’s website at www.sec.gov.

Subscriptions will be made only through the JKBX Platform and payment will be made directly to the Company. The Company and its associated persons will close sales of Royalty Shares to investors in the Offering on an ongoing, continuous basis and will purchase Income Interests pursuant to each applicable Purchase Agreement in the form of Royalty Rights as proceeds from the Offering are received by the Company from investors through the sale of Royalty Shares in the Offering that correspond to such Royalty Rights. The subscription funds paid by investors as part of the subscription process will be held in a designated account of the Company.

As described more fully in “Estimate Use of Proceeds,” all costs, fees, and expenses of the Offering will be paid by the Company in the following order of priority of payment:

•	Acquisition Cost of the Royalty Rights;

•	Reimbursement of Organizational and Offering Costs; and

•	Net Proceeds to the Company.

The Company is seeking to qualify an amount of Royalty Shares that it reasonably expects to be able to sell within two (2) years from the date of initial qualification. In any event, however, the Offering will not exceed three (3) years from the date of commencement in accordance with Rule 251(d)(3)(F) of Regulation A. The Company reserves the right to terminate the Offering for any reason at any time prior to the final closing.

We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Section 18(b)(4)(D)(ii) of the Securities Act. If the offering terminates or if any prospective investor’s subscription is rejected, all funds received from such investors will be returned without interest or deduction. The Company will accept or reject each subscription application within fifteen (15) days of receiving such subscription application.

To the extent that the funds are not ultimately received by us or are subsequently withdrawn by the subscriber, whether due to an ACH chargeback or otherwise, the Subscription Agreement will be considered terminated, and the subscriber will not be entitled to any Royalty Shares subscribed for or distributions of revenue related thereto that may have accrued. Such subscriber may further be restricted from using the JKBX Platform, as determined in our sole discretion.

Testing-the-Waters: Reservation Process

In order for us to assess the demand for and valuation of Music Assets, the corresponding rights of which are available to be issued through Royalty Shares pursuant hereto, we utilize a reservation process conducted on the JKBX Platform (the “Reservation Process”) during a testing the waters period under Rule 255 of Regulation A. The Reservation Process is non-binding, and no commitments to invest or funds will be accepted prior to qualification of a series of Royalty Shares, and any reservations made pursuant to the Reservation Process may be cancelled for any reason at any time. Reservations made pursuant to the Reservation Process that are not subsequently cancelled will nonetheless not obligate a prospective investor to later complete the relevant purchase, unless affirmatively authorized by the prospective investor after reviewing the terms and price in connection with the relevant Royalty Share. The Reservation Process is solely being used to gauge interest in certain Music Assets and their corresponding Royalty Rights, as well as to create a mailing list for prospective investors who wish to receive further information in connection with the Offering. Certain Music Assets that are presented in the Reservation Process may never become available for purchase as Royalty Shares. Furthermore, Royalty Shares that are made available for purchase may nonetheless become oversubscribed despite a prospective investor’s participation in the Reservation Process.

Upon the qualification of a series of Royalty Shares, prospective investors who have indicated interest in such Royalty Shares through the Reservation Process will be contacted by Jukebox Technology to establish an account on the JKBX Platform for purposes of participation in the Offering. Prospective investors will also receive a copy of the Offering Circular at this time, before any purchase of Royalty Shares is enabled. The price for each Royalty Share as indicated in the Reservation Process is subject to change, such that the actual purchase price for such Royalty Share may be higher or lower at the time such Royalty Share is made available for purchase.

Online Subscriptions and Bank Account

Royalty Shares being qualified in this Offering will be offered by the Company and its associated persons through the JKBX Platform located at https://www.jkbx.com. In conducting this offering, our associated persons intend to rely on the exemption from broker-dealer registration contained in Exchange Act Rule 3a4-1. The Company’s offering on the JKBX Platform will allow investors to acquire economic exposure to the Company’s contractual right to Income Interests from certain Purchase Agreements. Through the JKBX Platform, investors can, once they establish a profile, browse and screen potential music royalty investments offered by the Company, view details of an investment and sign contractual documents online, link a financial account to their JKBX Platform account, and indicate interest in Royalty Shares. After the qualification by the SEC of the offering statement of which this Offering Circular is a part, the Company and its associated persons will conduct the Offering through the JKBX Platform, whereby investors will be able to receive, review, execute and deliver Subscription Agreements electronically as well as make payment of the purchase price by authorizing a transfer from their JKBX Platform account into our operating account. The Company may also permit payment to be made by credit cards, provided that such payments may be subject to additional restrictions. Investors contemplating using their credit card to invest are urged to carefully review “Risk Factors—Risks of investing using a credit card.” In the event the Company enables credit card payment for subscriptions, such credit card payment will result in incurrence of third-party fees and charges, interest obligations which will lower your expected investment returns and could exceed your actual returns. In addition, if you cannot meet your minimum payment obligation, you may damage your credit profile which would make it more difficult and more expensive to borrow in the future. On any relevant closing date, the funds in the account will be released to us and the associated Royalty Shares will be issued to the investors in this Offering. If there are no closings of this Offering, the funds deposited in the designated account will be promptly returned to subscribers, without deduction and generally without interest.

Upon each closing under the terms as set out in this Offering Circular, funds will be immediately transferred to us (where the funds will be available for use in the operations of the Company’s business in a manner consistent with the “Estimated Use of Proceeds” in this Offering Circular).

Purchase Agreement with Owners of Compositions and Recordings

We have entered, and will enter, into Purchase Agreements with certain Income Interest Owners. Through the Purchase Agreement, the Income Interest Owners will sell to us certain Income Interests related to certain Music Assets owned by such Income Interest Owner. The Purchase Agreement shall continue for a specified term of years, as the case may be, by which the Income Interest Owner will, on an ongoing basis, enter into multiple asset purchase transactions in the form of schedules to each Purchase Agreement (each, a “Purchase Agreement Schedule”), which are to be negotiated in good faith by the Income Interest Owner and the Company. In connection with each Purchase Agreement, the Income Interest Owner sells, assigns, and transfers a portion or percentage of their Income Interests in each Music Asset to the Company, as well as, if available in certain cases, a right to use any artist or writer materials in the Company’s marketing and promotions. The Purchase Agreement and each respective Purchase Agreement Schedule are constructed so that the Company receives only passive Income Interests in Music Assets, but not the copyright, administration, or distribution rights. The prices for each Income Interest purchased by the Company in the form of Royalty Rights are also negotiated in good faith and are individualized to each Purchase Agreement Schedule. This price negotiation includes the disclosure of the percent Income Interest the Income Interest Owner has in each Music Asset, and how much of such Income Interest they are willing to sell to the Company. In order to sell a portion or all of the Income Interest Owner’s Income Interest to the Company, the Income Interest Owner must assign their Income Interests in the specifically negotiated for Music Asset to the Company.

Each Purchase Agreement provides the Company with the option to purchase any one or more of the Income Interests provided for in the Purchase Agreement Schedules. There is no minimum amount of Income Interests that must be purchased either as a proportion of all such Income Interests that have been made available pursuant to the Purchase Agreement or as it relates to other Income Interests for which the Company has an option to purchase in the Purchase Agreement. Independent of the terms of any specific Purchase Agreement(s), the Company will use its discretion in creating each series of Royalty Shares and the Income Interests associated therewith. In so doing, the Company may elect to issue series of Royalty Shares in this Offering that reflect economic exposure to Income Interests related to a single Music Asset (i.e., a song) or a compilation of Music Assets (i.e., an album). Each series of Royalty Shares and information about the Income Interests and related Music Asset(s) which comprise the series are described in “Description of the Music Assets Underlying the Royalty Shares,” the “Royalty Shares Offering Table” beginning on page 65 and the “Composition and Recording Rights” table beginning on page 48. After qualification of an offering statement, the Company may add additional Royalty Shares or series of Royalty Shares by post-qualification amendment to the offering statement.

Book-Entry Records of Royalty Shares and Custodial Accounts

Ownership of the Royalty Shares will be represented in “book-entry” only form directly in the name of the respective owner of the Royalty Shares and shall be recorded by the Transfer Agent and no physical certificates shall be issued, nor received, by the Company, the Transfer Agent, or any other person. The Company shall send out email confirmations of positions and notifications of changes “from” us upon each and every event affecting any person’s ownership interest.

The Company will enter into a custody agreement with the Custodian, a form of which is included as Exhibit 6.5 to the offering statement. Investors will also be required to enter into the custody agreement with the Custodian in order to open an account on the JKBX Platform with the Custodian for the purpose of holding Royalty Shares and cash, with any information necessary to create the account being provided by the investor through the JKBX Platform. The Royalty Shares will be issued into each Investor’s custodial account on the JKBX Platform and held by the Custodian for the benefit of investors.

Investment Amount Limitations

The minimum purchase threshold for an investor to participate in this Offering is one (1) Royalty Share per series. We can waive any investment amount limitations or requirements by posting such change to our website or on a case-by-case basis in our sole discretion. Subscriptions, once received, are irrevocable by the investors but can be rejected by us. The Company will accept or reject each subscription application within fifteen (15) days of receiving such subscription application.

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, you are encouraged to refer to www.investor.gov.

As a Tier 2, Regulation A offering, investors must comply with the 10% limitation to investment in the Offering. The only investor in this Offering exempt from this limitation is an accredited investor, an “Accredited Investor,” as defined under Rule 501 of Regulation D. If you meet one of the following tests, you should qualify as an Accredited Investor:

(i)

You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse or spousal equivalent in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)

You are a natural person and your individual net worth, or joint net worth with your spouse or spousal equivalent, exceeds $1,000,000 at the time you purchase Royalty Shares (please see below on how to calculate your net worth);

(iii)	You are a director, executive officer or general partner of the issuer or a director, executive officer, or general partner of the general partner of the issuer;

(iv)

You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, or limited liability company, not formed for the specific purpose of acquiring the Royalty Shares, with total assets in excess of $5,000,000;

(v)

You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an investment advisor registered pursuant to the Investment Advisers Act of 1940 or registered pursuant to the laws of a state, an investment advisor relying on the exemption of registering with the SEC under the Investment Advisers Act of 1940, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940, or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958, or a Rural Business Investment Company as defined in the Consolidated Farm and Rural Development Act, or a private business development company as defined in the Investment Advisers Act of 1940;

(vi)	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(vii)

You are a trust with total assets in excess of $5,000,000, your purchase of Royalty Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Royalty Shares; or

(viii)

You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(ix)

You are an entity, of a type not listed in the above paragraphs (iv), (v), (vi), (vii), or (viii), not formed for the specific purpose of acquiring the Royalty Shares, owning investments in excess of $5,000,000;

(x)

You are a natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the SEC has designated as qualifying an individual for accredited investor status;

(xi)

You are a “family office,” as defined by the Investment Advisers Act of 1940, with assets under management in excess of $5,000,000, and is not formed for the specific purpose of acquiring the Royalty Shares, and your prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment;

(xii)

You are a “family client,” as defined under the Investment Advisers Act of 1940, of a family office meeting the requirements in the above paragraph (xi), and your prospective investment in the issuer is directed by such family office pursuant to the above paragraph (xi).

Offering Period and Expiration Date

We will commence the sale and ongoing offering of each series of Royalty Shares on the date on which the offering statement of which this Offering Circular is a part is declared qualified by the SEC. The Company will conduct the Offering on a continuous ongoing basis upon qualification and may close sales of each series of the Royalty Shares to investors on an ongoing, continuous basis. Throughout this Offering Circular, we have assumed multiple closings on an ongoing, continuous basis as proceeds are received by the Company from investors in the Offering and refer to the “final closing” as the last such closing. The Company is seeking to qualify an amount of Royalty Shares that it reasonably expects to be able to sell within two (2) years from the date of initial qualification. In any event, however, the Offering will not exceed three (3) years from the date of commencement in accordance with Rule 251(d)(3)(F) of Regulation A. The Company reserves the right to terminate this Offering for any reason at any time prior to the final closing.

JKBX Platform

We and our associated persons plan to use the JKBX Platform website at https://www.jkbx.com to provide notification of this anticipated Offering. Prior to the qualification of the Offering by the SEC, we may post information about this anticipated Offering on the JKBX Platform website. This Offering Circular as well as amendments to this Offering Circular after it has been publicly filed and prior to qualification by the SEC will be furnished to prospective investors for their review via download 24 hours per day, 7 days per week on the website as well.

Procedures for Subscribing

After the qualification by the SEC of the offering statement of which this Offering Circular is a part, if you decide to subscribe for any Royalty Shares in this Offering, you should go to the JKBX Platform at https://www.jkbx.com, and follow the links and procedures described on the website. The website will direct you to receive (upon your acknowledgement that you have had the opportunity to review this Offering Circular), review, execute and deliver the Royalty Share Agreement and Subscription Agreement electronically. The JKBX Platform provides a secure portal to enable you to subscribe as follows:

1.

At any point in time, you can create an account on the JKBX Platform. Such account is required for participation in the Reservation Process and/or this Offering; provided that further information is required for accounts intended to be used to purchase Royalty Shares in connection with this Offering.

2.	Once an offering has been qualified by the SEC, you can initiate the subscription process by clicking a button confirming your intent to purchase a Royalty Share.

3.

If you have not already created an account on the JKBX Platform, in order to participate in this Offering, you will need to do so by providing your identifying information, including your legal name, date of birth, email address, country of citizenship, a copy of your government-issued identification, banking information, address, country of residence, telephone number; and establishing a password. You will further be prompted to provide your address and country of residence, as well as your telephone number.

An identity verification process is additionally required, which will prompt you to enter your social security number and/or passport number (as applicable) and any other KYC Information requested. You will then have the opportunity to review and acknowledge the terms and conditions of the JKBX Platform.

4.

Before you can confirm your purchase, you will be presented with a link to the final Offering Circular (and any post-qualification supplements or amendments, if applicable) and basic information about the Offering, the number of Royalty Shares offered, the maximum aggregate offering amount, and the minimum investment amount.

5.	You will be requested to enter and confirm the number of Royalty Shares you wish to subscribe for and confirm the corresponding dollar amount of your proposed subscription.

6.	You will be requested open an account on the JKBX Platform with the Custodian and to connect to your bank account through Plaid in order to transfer funds to your account on the JKBX Platform.

7.

After creating an account, adding a financial account, and selecting the specific Royalty Shares you desire to purchase, you will be directed to review and execute a copy of the Royalty Share Agreement and Subscription Agreement.

Any potential investor will have ample time to review the Royalty Share Agreement and Subscription Agreement, along with their counsel, prior to making any final investment decision. We will not accept any money until the SEC declares this Offering Circular qualified.

The subscription funds paid by investors as part of the subscription process will be held in a designated account of the Company. The Company will close sales of Royalty Shares to investors in the Offering on an ongoing, continuous basis and will purchase Income Interests pursuant to each applicable Purchase Agreement in the form of Royalty Rights as proceeds from the Offering are received by the Company from investors through the sale of Royalty Shares in the Offering that correspond to such Royalty Rights. If there are no closings or if funds remain in the account upon termination of this Offering without any corresponding closing, the funds deposited in the designated account will be promptly returned to subscribers, without deduction and generally without interest.

You will be required to represent and warrant in your Subscription Agreement that you are an accredited investor as defined under Rule 501 of Regulation D or that your investment in the Royalty Shares does not exceed 10% of your net worth or annual income, whichever is greater, if you are a natural person, or 10% of your revenues or net assets, whichever is greater, calculated as of your most recent fiscal year if you are a non-natural person. By completing and executing your Royalty Share Agreement and Subscription Agreement you will also acknowledge and represent that you have received a copy of this Offering Circular, you are purchasing the Royalty Shares for your own account and that your rights and responsibilities regarding your Royalty Shares will be governed by the Royalty Share Agreement and Subscription Agreement, each filed as an exhibit to the offering statement of which this Offering Circular forms an integral part.

Right to Reject Subscriptions. After we receive your complete, executed Royalty Share Agreement and Subscription Agreement and the funds required under these agreements have been transferred to the Company’s designated bank account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a Royalty Share Agreement and Subscription Agreement, we will countersign the Royalty Share Agreement and Subscription Agreement and issue the Royalty Shares subscribed at the applicable closing. Once you submit the Royalty Share Agreement and Subscription Agreement and they are accepted, you may not revoke or change your subscription or request your subscription funds. All accepted Royalty Share Agreements and Subscription Agreements are irrevocable.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

For the purposes of calculating your Net Worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Royalty Shares.

In order to purchase Royalty Shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to our satisfaction, that he or she is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this Offering.

Manager

Given its involvement in the offer and sale of Royalty Shares in connection with the Company’s Offering, the Manager is deemed to be a statutory underwriter solely for purposes of Section 2(a)(11) of the Securities Act. A statutory underwriter is subject to the prospectus delivery and liability provisions of the Securities Act, and Regulation M. The Manager is acting in its capacity as an associated person of the Company in relation to the Offering pursuant to Exchange Act Rule 3a4-1 and is not registered or required to be registered as a broker-dealer with the SEC and the Financial Industry Regulatory Authority (FINRA).

Trust and Trust Agreement

The Company will convey, or cause to be conveyed, any Royalty Rights it receives pursuant to the Purchase Agreements and any Royalty Share Payments payable to Holders of Royalty Shares to a newly formed statutory trust established under Delaware state law (the “Trust”), which will hold the Royalty Rights. The Trust will be created to acquire and hold Royalty Rights and Royalty Share Payments, pending distribution to Holders of Royalty Shares, for the benefit of the Holders of Royalty Shares pursuant to a trust agreement (the “Trust Agreement”) among the Company, in its separate and distinct capacities as grantor of the Trust and Management Trustee, and Delaware Trust Company, in its capacity as Delaware Trustee. For additional information, see “Description of the Trust Agreement.”

Transfer Agent

Brassica Services LLC, an SEC-registered transfer agent, will serve as our transfer agent and registrar in connection with this Offering. In general, this means that Brassica Services LLC will:

1.	Maintain a record of ownership of Royalty Shares for each Series, including contact information of all registered Holders of Royalty Shares; and

2.	Maintain a record of the transfer, issuance and cancellation of any and all Royalty Shares

Selling Restrictions

Notice to prospective investors in Canada

The Offering of the Royalty Shares in Canada is being made on a private placement basis in reliance on exemptions from the prospectus requirements under the securities laws of each applicable Canadian province and territory where the Royalty Shares may be offered and sold, and therein may only be made with investors that are purchasing as principal and that qualify as both an “accredited investor” as such term is defined in National Instrument 45-106 Prospectus and Registration Exemptions and as a “permitted client” as such term is defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligation. Any offer and sale of the Royalty Shares in any province or territory of Canada may only be made through a dealer that is properly registered under the securities legislation of the applicable province or territory wherein the Royalty Shares are offered and/or sold or, alternatively, by a dealer that qualifies under and is relying upon an exemption from the registration requirements therein.

Any resale of the Royalty Shares by an investor resident in Canada must be made in accordance with applicable Canadian securities laws, which may require resales to be made in accordance with prospectus and registration requirements, statutory exemptions from the prospectus and registration requirements or under a discretionary exemption from the prospectus and registration requirements granted by the applicable Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the Royalty Shares outside of Canada.

Upon receipt of this document, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

Notice to prospective investors in the European Economic Area

The Royalty Shares are not intended to be offered, sold, or otherwise made available to and should not be offered, sold, or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Director 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor (“Qualified Investor”) as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Royalty Shares or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Royalty Shares or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

This Offering Circular has been prepared on the basis that any offer of Royalty Shares in the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. Neither the Company nor the Manager has authorized, nor do they authorize, the making of any offer of Royalty Shares in the EEA other than to Qualified Investors. This Offering Circular is not a prospectus for the purposes of the Prospectus Regulation.

In relation to each Member State of the European Economic Area (each, a “Relevant Member State”), no offer of Royalty Shares may be made to the public in that Relevant Member State other than:

•	To any legal entity which is a qualified investor as defined in the Prospectus Directive;

•

To fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives; or

•

In any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of Royalty Shares shall require us to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person in a Relevant Member State who initially acquires any Royalty Shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive. In the case of any Royalty Shares being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the Royalty Shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any Royalty Shares to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

We, the representatives and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

This Offering Circular has been prepared on the basis that any offer of Royalty Shares in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of Royalty Shares. Accordingly, any person making or intending to make an offer in that Relevant Member State of Royalty Shares which are the subject of the Offering contemplated in this Offering Circular may only do so in circumstances in which no obligation arises for us to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. We have not authorized, nor do we authorize, the making of any offer of Royalty Shares in circumstances in which an obligation arises for us to publish a prospectus for such offer.

For the purpose of the above provisions, the expression “an offer to the public” in relation to any Royalty Shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Royalty Shares to be offered so as to enable an investor to decide to purchase or subscribe the Royalty Shares, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Notice to prospective investors in the United Kingdom

This Offering Circular may only be communicated or caused to be communicated and is being communicated only to, and is directed only at, persons who (i) are outside the United Kingdom (the “UK”), or (ii) have professional experience in matters relating to investments and who are investment professionals, as such term is defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), or (iii) fall within Article 49(2)(a) through (d) (“High net worth companies, unincorporated associations, etc.”) of the Financial Promotion Order, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (the “FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or be caused to be communicated (all such persons together being referred to as “Relevant Persons”). In the UK, this Offering Circular or any of its contents must not be acted on or relied on by persons who are not Relevant Persons. In the UK, any investment or investment activity to which this Offering Circular relates, including the Royalty Shares, is available only to Relevant Persons and will be engaged in only with Relevant Persons. The communication of this Offering Circular to any person in the UK who is not a Relevant Person is unauthorized and may contravene the FSMA.

Prospective investors in the UK are advised that all, or most, of the protections afforded by the UK regulatory system will not apply to an investment in the Royalty Shares and that compensation will not be available under the UK Financial Services Compensation Scheme.

The Royalty Shares are not intended to be offered, sold, or otherwise made available to and should not be offered, sold, or otherwise made available to any retail investor in the UK. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Commission Delegated Regulation (EU) 2017/565 (as amended) as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”); (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 (as amended) as if forms part of UK domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as if forms part of UK domestic law by virtue of the EUWA (as amended, the “UK Prospectus Regulation”) (a “UK Qualified Investor”). Consequently no key information document required by Regulation EU No 1286/2014 as it forms part of UK domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Royalty Shares or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Royalty Shares or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

This Offering Circular has been prepared on the basis that any offer of Royalty Shares in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This Offering Circular is not a prospectus for the purposes of the UK Prospectus Regulation. Neither the Company nor the Manager has authorized, nor do they authorize, the making of any offer of Royalty Shares in the UK other than to UK Qualified Investors. This Offering Circular is not a prospectus for the purposes of the UK Prospectus Regulation.

Notice to Prospective Investors in Switzerland

The Royalty Shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the Royalty Shares or this Offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to this Offering, our Company, the Royalty Shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of Royalty Shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of Royalty Shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of Royalty Shares.

Notice to Prospective Investors in the Dubai International Financial Centre

This Offering Circular relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or DFSA. This Offering circular is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this Offering Circular nor taken steps to verify the information set forth herein and has no responsibility for the Offering Circular. The Royalty Shares to which this Offering Circular relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Royalty Shares offered should conduct their own due diligence on the Royalty Shares. If you do not understand the contents of this Offering Circular you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, or ASIC, in relation to this Offering. This Offering Circular does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the Royalty Shares may only be made to persons, or the Exempt Investors, who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the Royalty Shares without disclosure to investors under Chapter 6D of the Corporations Act.

The Royalty Shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under this Offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring Royalty Shares must observe such Australian on-sale restrictions.

This Offering Circular contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this Offering Circular is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to prospective investors in China

This Offering Circular does not constitute a public offer of the Royalty Shares, whether by sale or subscription, in the People’s Republic of China (the “PRC”). The Royalty Shares are not being offered or sold directly or indirectly in the PRC to or for the benefit of, legal or natural persons of the PRC.

Further, no legal or natural persons of the PRC may directly or indirectly purchase any of the Royalty Shares or any beneficial interest therein without obtaining all prior PRC’s governmental approvals that are required, whether statutorily or otherwise. Persons who come into possession of this document are required by the issuer and its representatives to observe these restrictions.

Notice to Prospective Investors in Hong Kong

The Royalty Shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the Royalty Shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Royalty Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The Royalty Shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This Offering Circular has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this Offering Circular and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of Royalty Shares may not be circulated or distributed, nor may the Royalty Shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA. Where the Royalty Shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

A corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire Class A share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)

A trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Royalty Shares pursuant to an offer made under Section 275 of the SFA except:

a.	To an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

b.	Where no consideration is or will be given for the transfer;

c.	Where the transfer is by operation of law;

d.	As specified in Section 276(7) of the SFA; or

e.	As specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Royalty Shares and Debentures) Regulations 2005 of Singapore.

ESTIMATED USE OF PROCEEDS

The allocation of the net proceeds from this Offering set forth below represents our intentions based upon our current plans and assumptions regarding our acquisition of Royalty Rights and the issuance of Royalty Shares. The Company reserves the right to modify the use of proceeds. Many of the amounts set forth in the table below represent our best estimate since they cannot be precisely calculated at this time.

As the proceeds raised in this Offering primarily will be used to purchase the Royalty Rights described herein (subject to the payment of any disclosed offering expenses), we do not anticipate that the amount of Royalty Shares sold in this Offering will change our use of proceeds in any material way. Furthermore, there is no minimum amount of Royalty Shares that must be sold in this Offering, and therefore the Company will use the proceeds from this Offering to acquire a pro rata portion of the Income Interests pursuant to the Purchase Agreements that correspond to the series of Royalty Shares that are sold in this Offering even if substantially less than the maximum offering amount for any series of Royalty Shares is raised or if only a de minimis amount of Royalty Shares of any series is sold. For additional information, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources.”

Any proceeds raised by the Company in excess of the aggregate expenses described and accounted for in the table below will be used by the Company as working capital to fund our operations, including the provision of ongoing administrative services related to the Royalty Shares and any fees payable to the Delaware Trustee pursuant to the Trust Agreement. As a wholly owned subsidiary of the Manager, the Company may make periodic distributions of its working capital to the Manager at the Manager’s discretion, based on a comprehensive analysis of financial statements, profit projections, and regulatory requirements. Any such distributions will only be made to the Manager, and not any of its executive officers, directors or other persons. See the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Management Compensation” sections for more information.

This Offering is a “best-efforts” offering, which means we are only required to use our best efforts to sell our Royalty Shares offered in this Offering and there is no guarantee that any minimum amount of Royalty Shares will be sold.

Royalty Shares(1)	Cash Consideration for Acquisition(3)(4)	Organizational and Offering Costs(5)(6)	Net Proceeds
JKBX HIT VOL1 00005 – JKBX HITS VOL1 00101 Royalty Shares(2)	$43,029,722.32	$240,377.76	$4,805,451.92

Total Proceeds	$43,029,722.32	$240,377.76	$4,805,451.92

(1)	The Coda Purchase Agreement was not negotiated at arm’s length.
(2)

The Company is offering to sell to investors each of the series of Royalty Shares set forth in the “Royalty Shares Offering Table” beginning on page 65 and has aggregated each Offering of a series of Royalty Shares for presentation of the aggregate use of proceeds of all such Offerings in this table. Please see the “Royalty Shares Offering Table” beginning on page 65 for the details of each series of Royalty Shares offered hereby, including the number of Royalty Shares offered of each series, the price per Royalty Share of each series, the maximum amount that may be raised by the offering of each series of Royalty Shares and the maximum cash consideration for acquisition for the Income Interests that correspond to each series of Royalty Shares.

(3)

The Company has entered into Purchase Agreements and Purchase Agreement Schedules to acquire Income Interests relating to certain Music Assets. Each of the Income Interests that may be acquired pursuant to the Purchase Agreements corresponds to a particular series of Royalty Shares. The Company will use the proceeds from this Offering to acquire only those Income Interests that correspond to the series of Royalty Shares that are sold in this Offering. For each Royalty Share sold, the Company shall acquire a pro rata portion of the corresponding Income Interests available for purchase.

The cash consideration for acquisition presented in this table is the maximum aggregate acquisition cost of all Income Interests available for purchase by the Company pursuant to Purchase Agreements at the time of qualification and assumes the maximum offering amount for all series of Royalty Shares offered hereby is raised by us. Please see series by series data presented in the “Royalty Shares Offering Table” beginning on page 65, which sets forth the maximum cash consideration for acquisition for the Income Interests that correspond to each series of Royalty Shares, and the “Composition and Recording Rights” table beginning on page 48, which describes the Music Assets that correspond to each series of Royalty Shares.

(4)

The Company does not pay any sourcing, acquisition or related fees to Jukebox Holding or any other entity for any activities related to sourcing Income Interests from Income Interest Owners. As described in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Management Compensation” sections below, the Company will use its working capital to reimburse the Manager at cost for its overhead, employee costs, utilities or technology costs, as well as for any out-of-pocket expenses paid to third parties in connection with providing services to us, including the fixed fees paid by the Manager to Jukebox Holding under the Administrative Services Agreement between Jukebox Holding and the Manager.

(5)

The Company will reimburse the Manager for ordinary and necessary costs it incurs in connection with our organization and the offering of Royalty Shares (“O&O Costs”) up to a maximum of 0.50% of the aggregate gross offering proceeds from this Offering. We anticipate that reimbursement payments for O&O Costs will be made to the Manager in monthly installments. To the extent O&O Costs exceed the maximum amount reimbursable, the Manager shall bear such costs that exceed the portion reimbursable by us. The Manager may, at its sole discretion, decide to defer or waive any portion of the O&O Costs incurred. All or any portion of any deferred O&O Costs may be deferred without interest and payable when the Manager determines. See “Management Compensation—Compensation of Manager” for further information.

(6)

The O&O Costs presented in this table are the maximum aggregate O&O Costs that the Company will reimburse the Manager for assuming the maximum offering amount for all series of Royalty Shares offered hereby is raised by us. O&O Costs are generally related to our organization and the offering of Royalty Shares overall, and are not allocated or derived from any particular series of Royalty Shares. Therefore, we have presented aggregate O&O Costs for all series of Royalty Shares because allocation to individual series would not provide investors with meaningful additional information about such costs and how they relate to the use of proceeds raised in this Offering.

DESCRIPTION OF BUSINESS

Overview

We were formed as a Delaware limited liability on April 3, 2023 to facilitate and manage investors’ economic exposure to the Royalty Rights. The Company will facilitate and manage investors’ economic exposure to the Royalty Rights by issuing contractual rights (known as Royalty Shares) to receive a specified portion of Income Interests we receive that relate to Royalty Rights for a specific Music Asset or compilation of Music Assets (as applicable) as set forth in the “Royalty Shares Offering Table” beginning on page 65 to investors in this Offering.

The Royalty Shares represent the contractual rights to receive a specified portion of Income Interests we receive that relate to Royalty Rights for a specific Music Asset or compilation of Music Assets (as applicable) set forth in the “Royalty Shares Offering Table”. The Company will enter into one or more Purchase Agreements with Income Interest Owners related to Music Assets. Royalty Shares will be issued in series, with each series corresponding to a portion of the Royalty Rights associated with a specified Music Asset or compilation of Music Assets (as applicable). Investors who acquire Royalty Shares from the Company will be entitled to receive Royalty Share Payments, a pro rata portion of the royalties, fees, and other income streams embodied in Income Interests we receive from the specified Royalty Rights that correspond to such Royalty Shares (less any fees and expenses as further described herein), calculated based on the number of Royalty Shares of a particular series that an investor holds compared to the total outstanding number of Royalty Shares of such series. Royalty Shares are unsecured limited obligations of the Company and do not confer any voting rights on the holders thereof. Purchasing Royalty Shares does not confer to the investor any ownership in the Company, the Trust, or the underlying music portfolio containing the Music Assets.

The Company operates pursuant to the Operating Agreement. Prior to the date of this Offering Circular, the Company has not conducted any material operations and does not intend to conduct any business activities except for activities relating to facilitating investor economic exposure to, investment in, and maintenance of rights associated with the Royalty Shares. For a description of the Operating Agreement, see “Summary of Operating Agreement” below.

We engage with Income Interest Owners and may acquire Income Interests from such Income Interest Owners pursuant to one or more separately negotiated Purchase Agreements. The Company has entered into those certain Purchase Agreements described in “Description of the Music Assets Underlying the Royalty Shares.” Pursuant to the Purchase Agreements, the Income Interest Owners will sell their passive Income Interests (and not the copyright or distribution rights) in certain Music Assets to the Company, as well as, if available in certain cases, a right to use any artist materials in the Company’s marketing and promotions.

In order to fund the purchase of Royalty Rights, we are offering Royalty Shares in the Offering. We intend to use a portion of the proceeds from this Offering to acquire the Royalty Rights pursuant to the Purchase Agreements. The Purchase Agreement Schedule(s) will be in the name of the Company, as purchaser, and the capital raised in this Offering, as well as the Purchase Agreements and any rights associated therewith, will be our primary assets. Subject to any fees and expenses described herein, Royalty Share Holders will be the only persons with the right to receive economic exposure to the Royalty Rights provided for in the Purchase Agreements.

As of the date of this filing, the Company has entered into the Coda Purchase Agreement as described in “Description of the Music Assets Underlying the Royalty Shares—Coda Purchase Agreement,” pursuant to which the Company has the right to purchase certain Income Interests from Coda for an aggregate maximum acquisition cost of $43,029,722.32. All of the Income Interests that may currently be acquired by the Company pursuant to the Coda Purchase Agreement are associated with a series of Royalty Shares being offered in this Offering. The Company has not entered into, and is not presently seeking to enter into, any additional Purchase Agreements. In addition, Jukebox Holding may organize other Royalty Share arrangements in the future and has entered into music rights exclusivity agreements with several music rights holders pursuant to which such music rights holders have generally agreed not to sell Income Interests they own to third parties for the purpose of conducting similar offerings of such Income Interests to investors. Jukebox Holding has indicated that it estimates, based on publicly available information, that the value of the music rights owned by the music rights holders with which it has entered into exclusivity agreements is potentially in excess of $5 billion. However, neither Jukebox Holding nor any of its affiliates has entered into any definitive agreement(s) or arrangement(s) granting it any right to acquire music rights from any of these third parties.

We expect to receive Income Interests and other cash flow pursuant to the Purchase Agreements and to make Royalty Share Payments to Holders from monies associated with Income Interests received pursuant to our Royalty Rights, following the deduction of fees and expenses by the Company. See “Description of Royalty Shares—Distributions” below.

The management of Royalty Shares will involve management of the Company’s relationship with Holders of Royalty Shares, as well as the oversight of compliance with the terms of the Purchase Agreements entered into by the Company and Income Interest Owners in order to ensure that the Company is receiving all payments to which it is owed pursuant to the terms of the applicable Purchase Agreement. We will monitor the Income Interests that are due on the Royalty Rights and will conduct Royalty Share Payments after such distributions are received in accordance with the procedure described in “Distribution Policy,” if applicable.

Pursuant to the Operating Agreement, the Manager will manage our day-to-day operations through the provision of administrative services, including overseeing matters relating to the Purchase Agreements. The Manager will also manage any extraordinary or non-routine services which may be required, from time-to-time, including, without limitation, litigation or other transactions involving the Company. The Company will reimburse the Manager for ordinary and necessary costs it incurs in connection with our organization and the offering of Royalty Shares and we also reimburse the Manager at cost for its overhead, employee costs, utilities or technology costs, as well as for any out-of-pocket expenses paid to third parties in connection with providing services to us. The Manager may, at its sole discretion, decide to defer or waive the reimbursement of any costs or expenses incurred on our behalf. See “Management Compensation” below.

Market Opportunity

The music industry, due in part to the advent of streaming services, has grown exponentially in recent years. Last year, 2022, marked a 9% growth in revenue—the eighth consecutive year of growth. Streaming platforms such as Spotify, the largest streaming platform, also incorporate social networking elements, allowing listeners to real-time see what their friends are listening to, share what they are listening to, and collaborate on playlists. A 2022 report from the International Federation of the Phonographic Industry reported that on average, those who engage with music spend 20.1 hours each week listening to music. While 20.1 hours a week listening to music is likely far more time than an individual who invests in the traditional stock market spends engaging with the companies they invest in, there are still no transparent and accessible methods for listeners to participate, as an investment opportunity, in the music they listen to. The global music market forecasts for 2022 and 2023 are increasing by 7% and 5% respectively, while 2030 forecasts are increasing by 10%, as reported in Goldman Sachs, “Music in the Air,” Equity Research June 13, 2022 report.

In order to address the lack of opportunities to invest in assets related to the music industry, Jukebox Technology, a wholly owned subsidiary of Jukebox Holding, has developed the JKBX Platform, on which the Company, pursuant to a Platform Access Agreement, is able to host this Offering and to offer listeners the opportunity to take part in investment opportunities for their favorite artists’ songs and albums. The JKBX Platform provides its users with the ability to discover the Company’s Offering and to invest in series of Royalty Shares related to the sound recordings and compositions of their favorite artists and songwriters and receive any Royalty Share Payments related to those Music Assets. The JKBX Platform combines elements of a social network and music platform with the ability to invest in series of Royalty Shares.

The Music Catalog

A given Music Asset, such as a song, is generally comprised of two copyrights: (1) the musical composition copyright and (2) the sound recording copyright. Typically, there are multiple people or entities that own and control portions of both the musical composition copyright and the sound recording copyright, including recording artists, songwriters, publishers, record labels, and investment firms and/or funds, or others.

Each copyright in a given song generates separate and distinct revenue streams for the copyright owner. Just as with copyright ownership, multiple people and entities typically own and control the Income Interest, namely, the right to collect and receive the royalties, fees and other income streams related to or derived from a Music Asset. The royalties, fees, and other income streams embodied in an Income Interest are generated by various sources.

The royalties, fees, and other monies embodied in an Income Interest are generated by various sources. For example, on the composition side: (i) mechanical royalties are generated by the exploitation of a composition (a) on an on-demand streaming platform (like Spotify), (b) digital downloads and (c) physical sales; (ii) public performance royalties are generated by the exploitation of a composition (a) on a non-interactive streaming platform (like Pandora), (b) on an on-demand streaming platform, (c) radio, (d) live performances, (e) at restaurants, bars, and other venues and (f) on television or other television-like uses; (iii) print royalties are generated by the exploitation of a composition in: (a) physical print sheet music, (b) digital sheet music and (c) lyrics; (iv) synchronization fees are generated by the exploitation of a composition in connection with an audiovisual medium, like a television show, advertisement, video game, app, or film; and (v) social media monetization monies are generated by the exploitation of the composition on various social media platforms like YouTube, Instagram, and TikTok. On the recording side: (i) sales royalties are generated by the exploitation of a recording (a) on an on-demand streaming platform, (b) digital downloads and (c) physical sales; (ii) synchronization fees are generated by the exploitation of the recording in connection with an audiovisual, like a television show, advertisement, video game, app or film; (iii) digital performance royalties are generated by the exploitation of the recording on a non-interactive streaming platform, such as digital and satellite radio; (iv) neighboring rights are public performance royalties generated by exploitations of a recording (a) on the radio outside the United States, (b) at restaurants, bars, and other venues, and (c) on certain television or television-like uses; (v) social media monetization monies are generated by the exploitation of the recording on various social media platforms like YouTube, Instagram and TikTok; (vi) other income generated by a recording that doesn’t fit clearly into any of the above categories; and (vii) royalty participant royalties are generated by the exploitations of the recording listed in (i)-(v) above, but paid to third-parties related to the recording’s production such as producers, artists, and engineers.

As described further below, we will purchase Income Interests relating to certain Music Assets and accordingly will have the Royalty Right. The copyright owner retains the copyright in and to the songs and may separately retain a certain percentage of the Income Interest as well. Each series of Royalty Shares shall correspond to a certain portion of the Royalty Rights relating to a single Music Asset or a compilation of Music Assets (as applicable) and the Company shall distribute Royalty Share Payments to the Holders of the corresponding series of Royalty Shares as described under “Distribution Policy” and “Description of the Royalty Shares—Distributions.”

The Purchase Agreements and Royalty Rights

We engage with Income Interest Owners and may acquire Income Interests from such Income Interest Owners pursuant to one or more separately negotiated Purchase Agreements. In so doing, we provide investors in this Offering with the opportunity to invest in and receive Royalty Share Payments from the ongoing royalty and other income streams related to or derived from Music Assets associated with various artists and songwriters, including well-known or popular artists and songwriters, through the JKBX Platform. The Company has entered into the Purchase Agreements described in “Description of the Music Assets Underlying the Royalty Shares.” Pursuant to the Purchase Agreements, the Income Interest Owners will sell their passive Income Interests (and not the copyright, administration, or distribution rights) in certain compositions and/or recordings, as well as, if available in certain cases, a right to use any artist or writer materials in the Company’s marketing and promotions.

In some cases, the Company will review the entire catalog of an Income Interest Owner and identify with the Income Interest Owner the Income Interests that we will buy from the Income Interest Owner. The Income Interest Owner also provides us with key information related to the Music Assets such as, song titles, recording artists and songwriters for each associated song, song release year, chain of title history (if available), term, historical royalty data of Income Interest Owner’s total Income Interest embodied in the Music Asset, income sources included in the Music Assets (e.g., mechanical royalties, public performance royalties, synchronization fees, etc.), sound or music video recording unique identifier(s) as issued under the convention of the International Standard Musical Work Code (“ISWC”) or International Standard Recording Code (“ISRC”) (if available), recoupment and account statuses of the Music Assets (if available), the third-party music companies that currently exploit the songs and collect the income in relation to the Music Assets (if available), and the current accounting schedules for such Music Assets (if available). See “Description of the Music Assets Underlying the Royalty Shares—Composition and Recording Rights Table” and the “Composition and Recording Rights” table beginning on page 48.

We have entered into Purchase Agreements with certain Income Interest Owners, who are the owners of rights, title, interests, and other related intellectual property in certain Music Assets owned by such Income Interest Owners. Through the Purchase Agreement, the Income Interest Owners will sell Income Interests in certain Music Assets owned by such seller. During the term of a Purchase Agreement, an Income Interest Owner may, from time to time and on an ongoing basis, enter into multiple asset purchase transactions pursuant to such Purchase Agreement, which are to be negotiated in good faith by and between the Income Interest Owner and the Company. In connection with each asset purchase, the seller sells, assigns, and transfers the specified portion of their Income Interest in each specified Music Asset to the Company, as well as a right, if available in certain cases, to use any artist materials in the Company’s marketing and promotions. The Purchase Agreement is constructed so that the Company receives only the passive income interests in the song royalties, not the copyright, administration, or distribution rights. The prices for each asset sold are also negotiated in good faith and are individualized to each Purchase Agreement. This price negotiation includes the disclosure of the percent Income Interest the seller has in each recording and/or composition, and how much of such Income Interest they are willing to sell to the Company. In order to sell a portion or all of the Income Interest Owners’ Income Interests to the Company, the seller must assign such Income Interests in each song to the Company. See “Description of the Music Assets Underlying the Royalty Shares” for a description of each Purchase Agreement pursuant to which the Company may acquire Income Interests relating to Music Assets that correspond to each series of Royalty Shares offered hereby.

The term of each series of the Royalty Shares will be consistent with the term of the corresponding Royalty Rights of the underlying Purchase Agreements. Terms can be as long as the life of copyright. For more information on specific Royalty Shares, see “Description of the Music Assets Underlying the Royalty Shares.” Through the Purchase Agreement, the Income Interest Owners will sell to us certain Income Interests related to certain Music Assets owned by such Income Interest Owner. The Purchase Agreement shall continue for a specified term of years, as the case may be, by which the Income Interest Owner will, on an ongoing basis, enter into multiple asset purchase transactions in the form of schedules to each Purchase Agreement (each, a “Purchase Agreement Schedule”), which are to be negotiated in good faith by the Income Interest Owner and the Company. In connection with each Purchase Agreement, the Income Interest Owner sells, assigns, and transfers a portion or percentage of their Income Interests in each Music Asset to the Company, as well as, if available in certain cases, a right to use any artist or writer materials in the Company’s marketing and promotions. The Purchase Agreement and each respective Purchase Agreement Schedule are constructed so that the Company receives only passive Income Interests in Music Assets, but not the copyright, administration, or distribution rights. The prices for each Income Interest purchased by the Company in the form of Royalty Rights are also negotiated in good faith and are individualized to each Purchase Agreement Schedule. This price negotiation includes the disclosure of the Income Interests the Income Interest Owner has in each Music Asset, and how much of such Income Interest they are willing to sell to the Company. In order to sell a portion or all of the Income Interest Owner’s Income Interest to the Company, the Income Interest Owner must assign their Income Interests in the specifically negotiated for Music Asset to the Company.

Each Purchase Agreement provides the Company with the option to purchase any one or more of the Income Interests provided for in the Purchase Agreement Schedules. There is no minimum amount of Income Interests that must be purchased either as a proportion of all such Income Interests that have been made available pursuant to the Purchase Agreement or as it relates to other Income Interests for which the Company has an option to purchase in the Purchase Agreement. Independent of the terms of any specific Purchase Agreement(s), the Company will use its discretion in creating each series of Royalty Shares and the Income Interests associated therewith. In so doing, the Company may elect to issue series of Royalty Shares in this Offering that reflect economic exposure to Income Interests related to a single Music Asset (i.e., a song) or a compilation of Music Assets (i.e., an album). Each series of Royalty Shares and information about the Income Interests and related Music Asset(s) which comprise the series are described in the “Royalty Shares Offering Table” beginning on page 65.

As described in the “Description of the Trust Agreement” section below, we anticipate granting any Royalty Rights received pursuant to the Purchase Agreements and any Royalty Share Payments payable to Holders of Royalty Shares to a Trust to be held for the benefit of Royalty Share Holders, with the Company serving in separate and distinct capacities as grantor of the Trust and Management Trustee. As such, and subject to the terms of the Trust Agreement, we will not engage in the business of buying and selling any Royalty Rights acquired pursuant to this Offering and the Purchase Agreements related thereto. Any Royalty Rights received are intended to be held for the duration of the life of such rights in trust for the benefit of the holders of the related series of Royalty Shares, in order to ensure the payment of any corresponding Royalty Share Payments to such persons.

Summary of Operating Agreement

The Company will be governed by its Second Amended and Restated Limited Liability Company Agreement (the “Operating Agreement”). As of the date of this filing, all of the membership interests of the Company are held by the Manager in its own capacity. The following summarizes some of the key provisions of the Operating Agreement. This summary is qualified in its entirety by the Operating Agreement itself, a form of which is included as Exhibit 2.2 to the offering statement of which this Offering Circular forms an integral part.

Organization and Duration

We were formed on April 3, 2023 as a Delaware limited liability company pursuant to the Delaware LLC Act. We will remain in existence until liquidated in accordance with the terms of the Operating Agreement.

Purpose and Powers

Under the Operating Agreement, we are permitted to engage in such activities as determined by the Manager that lawfully may be conducted by a limited liability company organized under Delaware law and, in connection therewith, to exercise all of the rights and powers conferred upon us and the Manager pursuant to the agreement relating to such business activity.

Manager and its Powers

We are a limited liability company as set forth in Section 101 of the Delaware LLC Act. Pursuant to the Operating Agreement, the Manager will have complete and exclusive discretion in the management and control of the Company’s affairs and business, and shall possess all powers necessary, convenient or appropriate to carrying out the purposes and business of the Company, including doing all things and taking all actions necessary to carry out the terms and provisions of each of the foregoing agreements.

Pursuant to the Operating Agreement, the Manager shall have full authority in its discretion to exercise, in the name and on behalf of the Company, all rights and powers of a “manager” of a limited liability company under the Delaware LLC

Act necessary or convenient to carry out our purposes. Any person not a party to the Operating Agreement dealing with the Company will be entitled to rely conclusively upon the power and authority of the Manager in all respects, and to authorize the execution of any and all agreements, instruments, and other writings on behalf and in the name of the Company.

Limited Liability

The liability of each member of our Company shall be limited as provided in the Delaware LLC Act and as set forth in the Operating Agreement. No member of our Company shall be obligated to restore by way of capital contribution or otherwise any deficits in its capital account (if such deficits occur).

The Delaware LLC Act provides that a member of a Delaware limited liability company who receives a distribution from such company and knew at the time of the distribution that the distribution was in violation of the Delaware LLC Act shall be liable to the Company for the distribution for three years. Under the Delaware LLC Act, a limited liability company may not make a distribution to a member if, after the distribution, all liabilities of the Company, would exceed the fair value of the assets of the Company. The fair value of property subject to liability for which recourse of creditors is limited shall be included in the assets of the Company only to the extent that the fair value of that property exceeds the nonrecourse liability. Under the Delaware LLC Act, an assignee who becomes a substituted member of a company is liable for the obligations of his assignor to make contributions to the Company, except the assignee is not obligated for liabilities unknown to him at the time the assignee became a member and that could not be ascertained from the Operating Agreement.

Indemnification of the Manager

The Operating Agreement provides that the Manager will not be liable to the Company or any interest Holders for any act or omission taken by them in connection with the business of the Company that has not been determined in a final, non-appealable decision of a court, arbitrator, or other tribunal of competent jurisdiction to constitute fraud, willful misconduct, or gross negligence.

Manager

The Operating Agreement designates the Manager as the managing member of the Company. The Manager is responsible for identifying Music Assets to be acquired using the proceeds from this Offering. See “Management” for additional information regarding the Manager.

Our day-to-day operations are managed by the Manager. The Manager performs its duties and responsibilities pursuant to the Operating Agreement. The Manager has the exclusive right to manage and operate the Company, subject to the powers of the Manager reserved under the Operating Agreement. Pursuant to the Operating Agreement, the Manager will pay, on behalf of the Company, all ordinary and necessary costs in connection with our organization and the offering of Royalty Shares qualified in this Offering (“O&O Costs”), including costs associated with the marketing and distribution of Royalty Shares, expenses for printing, EDGARizing and amending offering statements or supplementing offering circulars, mailing and distributing costs, telephones, internet and other telecommunications costs, all advertising and marketing expenses, charges of experts and fees, expenses and taxes related to the filing, registration and qualification of the sale of Royalty Shares under state securities laws, including taxes and fees and accountants’ and attorneys’ fees. Pursuant to the Operating Agreement, we also reimburse the Manager at cost for its overhead, employee costs, utilities or technology costs (“Manager Operational Costs”), as well as for any out-of-pocket expenses paid to third parties in connection with providing services to us, including the fixed fees paid by the Manager to Jukebox Holding under the Administrative Services Agreement between Jukebox Holding and the Manager (“Manager Out-of-Pocket Expenses”).

We will reimburse the Manager for all O&O Costs up to a maximum of 0.50% of the aggregate gross offering proceeds from this Offering. We anticipate that reimbursement payments for O&O Costs will be made to the Manager in monthly installments. To the extent O&O Costs exceed the maximum amount reimbursable, the Manager shall bear such costs that exceed the portion reimbursable by us. Pursuant to the Operating Agreement, the Manager may invoice us at cost for any Manager Operational Costs and Manager Out-of-Pocket Expenses attributable to services provided to the Company. Reimbursements for Manager Out-of-Pocket Expenses and Manager Operational Costs will be funded from our working capital, which will itself be derived from any proceeds raised in the Offering and Royalty Fees the Company earns for its ongoing service of the Royalty Shares. The Manager may, at its sole discretion, decide to defer or waive the reimbursement of any costs or expenses incurred on our behalf. All or any portion of any deferred costs or expenses may be deferred without interest and payable when the Manager determines.

Given its involvement in the offer and sale of Royalty Shares in connection with the Company’s Offering, the Manager is deemed to be a statutory underwriter solely for purposes of Section 2(a)(11) of the Securities Act. A statutory underwriter is subject to the prospectus delivery and liability provisions of the Securities Act, and Regulation M. The Manager is acting in its capacity as an associated person of the Company in relation to the Offering pursuant to Exchange Act Rule 3a4-1 and is not registered or required to be registered as a broker-dealer with the SEC and the Financial Industry Regulatory Authority (FINRA).

Industry Expertise

We believe that our access to the Income Interests of Income Interest Holders described in this Offering Circular and contemplated in the Purchase Agreements, many of which relate to the original musical works of some of the world’s most well-known artists, creators and musicians, provides investors in each of the series of Royalty Shares with a unique investment opportunity. To provide investors with these opportunities in the first instance, we benefit from the expertise of our sponsor, Jukebox Holding, and its ability to identify and source, and to help us secure access to, Income Interests in a manner that individual investors are unlikely to be able to achieve on their own. Scott Cohen, the Chief Executive Officer of Jukebox Holding, has extensive experience working in the music industry, including serving as the manager of the band, Scrub; co-founding the record label, The Orchard, in 1997 with songwriter Richard Gottehrer, where he held the role of Founder until January 2019; and serving as the Chief Innovation Officer at Warner Music Group from February 2019 to October 2022. Mr. Cohen’s career, experience, and relationships in the music industry has provided and will likely continue to provide Jukebox Holding and its affiliates with opportunities to originate access to Income Interests from Income Interest Holders that, to the Company’s knowledge, have generally been unavailable to individual investors. In addition, the Manager’s executives, Sam Thacker and Wendell Younkins, have years of experience in business, including music and related industries, running the operations and finances of numerous companies. See “Management” section below. In addition to their roles with the Manager, Messrs. Thacker and Younkins continue to serve as executives at Jukebox Holding. We believe that our relationship with the Manager and its executives, as well as with Jukebox Holding and its executives, has provided and will continue to provide the Company with unique opportunities and access to Income Interests.

Jukebox Holding’s role as it relates to this Offering (as opposed to its activities in relation to the JKBX Platform or in identifying and sourcing any Income Interests which may be implicated in this Offering), as well as the role of the Manager, is limited to the provision of ministerial services as an associated person of the Company for purposes of Exchange Act Rule 3a4-1.

Employees

The Company does not currently have any employees, nor do we currently intend to hire any employees who will be compensated directly by the Company. The executive officers of the Manager manage our day-to-day affairs and oversee and service our assets pursuant to the terms of the Operating Agreement.

Legal Proceedings

Neither the Company nor the Manager is presently subject to any material legal proceedings.

Trust

The Company will convey, or cause to be conveyed, any Royalty Rights it receives pursuant to the Purchase Agreements and any Royalty Share Payments payable to Holders of Royalty Shares to a newly formed statutory trust established under Delaware state law (the “Trust”), which will hold the Royalty Rights. The Trust will be created to acquire and hold Royalty Rights and, when available, Royalty Share Payments, pending distribution to Holders of Royalty Shares, for the benefit of the Holders of Royalty Shares pursuant to a trust agreement (“Trust Agreement”) among the Company, in its separate and distinct capacities as grantor of the Trust and Management Trustee, and Delaware Trust Company, in its capacity as Delaware Trustee. For additional information, see “Description of the Trust Agreement.”

No Other Operations

Upon successful closing of this Offering, the Company will own Royalty Rights, serve as the sponsor and Management Trustee of the Trust, and administer and manage the Royalty Shares. The Company will not have any other operations.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We were formed as a Delaware limited liability company on April 3, 2023 to facilitate and manage investors’ economic exposure to the Royalty Rights. The Company will facilitate and manage investor interests in the Royalty Rights by issuing Royalty Shares, to investors in this Offering.

The Royalty Shares represent the contractual right to receive a specified portion of any Income Interests we receive that relate to Royalty Rights for the specific Music Assets set forth in the “Royalty Shares Offering Table” beginning on page 65. The Company will enter into one or more Purchase Agreements with Income Interest Owners related to Music Assets. Royalty Shares will be issued in series, with each series corresponding to a portion of the Royalty Rights derived from Income Interests associated with specified Music Assets. Investors who acquire Royalty Shares from the Company will be entitled to receive Royalty Share Payments, calculated based on the number of Royalty Shares of a particular series that an investor holds compared to the total outstanding number of Royalty Shares of such series. Royalty Shares are unsecured limited obligations of the Company and do not confer any voting rights on the holders thereof. Purchasing Royalty Shares does not confer to the investor any ownership in the Company, the Trust, or the underlying music portfolio containing the Music Assets.

Prior to the date of this Offering Circular, we have not conducted any material operations and do not intend to conduct any business activities except for activities relating to facilitating investor economic exposure to, investment in, and maintenance of rights associated with the Royalty Shares.

We have not yet commenced our planned principal business operations and have no (or nominal) assets or liabilities at this time, and do not plan for or expect this Offering to be qualified before the Company is capitalized on other than a nominal basis. Accordingly, we have not presented financial statements in this Offering Circular, though we have described below certain critical accounting policies that we intend to adopt. We plan to engage an independent auditor to audit our financial statements after the qualification of this Offering by the SEC. Following qualification of this Offering, we will include audited financial statements in our annual reports with the SEC on Form 1-K and, where appropriate, in any post-qualification amendments to the offering statement of which this Offering Circular is a part, containing required financial statements, presented in accordance with GAAP, including a balance sheet and statements of operations, company equity and cash flows, with such statements having been audited by an accountant selected by the Company.

The Company is managed by its sole member, Double Platinum Management LLC, also referred to herein as the Manager. The Manager is a single-member Delaware limited liability company, wholly owned by Jukebox Holding. Subject to the limitations in our Operating Agreement, the Manager has the authority to make all the decisions regarding our facilitation and management of investors’ economic exposure to our Royalty Rights, and will assist the Company in providing asset management, marketing, investor relations and other administrative services on our behalf. We are not aware of any trends, uncertainties, demands, commitments, or events that will materially affect our operations or the liquidity or capital resources of the Manager.

Critical Accounting Policies and Estimates

The preparation of our financial statements in accordance with generally accepted accounting principles will be based on the selection and application of accounting policies that require us to make significant estimates and assumptions about the effects of matters that are inherently uncertain. We believe that the accounting policies discussed below will be critical to the understanding of our financial statements, when required to be filed. Actual results could differ from our estimates and assumptions, and any such differences could be material to our financial statements.

Going Concern

The accompanying financial statements have been prepared on a going-concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. There is no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available through external sources. The lack of additional capital resulting from the inability to generate cash flow from operations or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material effect on the business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or they will not have a significant dilutive effect on the Company’s existing shareholders. We have therefore concluded there is substantial doubt about our ability to continue as a going concern through December 31, 2024. For additional information, see Note 2, “Going Concern Analysis,” included in the financial statements contained in the offering statement of which this Offering Circular is a part.

Investment in Purchase Agreements

Pursuant to the Purchase Agreements, the Company shall have the exclusive worldwide right in perpetuity to use, exploit, or otherwise dispose of certain applicable Royalty Rights in all methods, manner and media, now known or hereafter developed. The Company shall also irrevocably and perpetually purchase from Income Interest Owners a percentage of Income Interest Owners’ Income Interest payable or becoming payable in respect of the applicable Music Assets (i.e., the Royalty Rights). Such Income Interest includes the Income Interest Owner’s worldwide right, title, interest, and control in and to the applicable Royalty Rights, but does not include any copyrights or administration and/or distribution rights in and to the applicable Music Assets.

Upon the effectiveness of the Purchase Agreement (or such other date as mutually agreed to by the relevant parties), the Company shall have (a) the unrestricted right to collect, receive, and retain one hundred percent (100%) of the income associated with the Royalty Rights purchased of each applicable Music Asset under such Purchase Agreement which would be payable to the selling Income Interest Owner previous to the effectiveness of such Purchase Agreement, regardless of when earned, and the right to exercise or cause the selling Income Interest Owner to exercise all audit rights of the Income Interest Owner pursuant to any publishing, administration, distribution, recording, PRO (Performing Rights Organizations) agreements, or any agreements relating to the exploitation or use of the applicable Music Asset; (b) the right to all income associated with the Royalty Rights held in third party accounts that would otherwise be payable to the Income Interest Owner previous to the effectiveness of such Purchase Agreement, on or after such each effective date due to unidentified payees, royalties on legal hold, and other accounts directly relating to the applicable Music Assets, and (c) the right to all of the selling Income Interest Owner’s rights under warranties, indemnities, and all similar rights against third parties to the extent related to any of the applicable Royalty Rights.

Use of Estimates

In preparing our financial statements pursuant to the Operating Agreement, the Manager will be required to make estimates and assumptions that affect the reported amounts, particularly with respect to investments, at the date of the financial statements. Actual amounts may differ materially from these estimates.

Contingencies

We may be subject to lawsuits, investigations and claims (some of which may involve substantial dollar amounts) that can arise out of our normal business operations. We would continually assess the likelihood of any adverse judgments or outcomes to our contingencies, as well as potential amounts or ranges of probable losses, and recognize a liability, if any, for these contingencies based on a thorough analysis of each matter with the assistance of outside legal counsel and, if applicable, other experts. Because most contingencies are resolved over long periods of time, liabilities may change in the future due to new developments (including new discovery of facts, changes in legislation and outcomes of similar cases through the judicial system), changes in assumptions or changes in our settlement strategy.

Income Taxes

The Royalty Share arrangement is intended to represent an undivided beneficial interest in a Royalty Right derived from a specified Music Asset and taxed as an investment trust for U.S. federal income tax purposes, and not as a partnership, an association, or a publicly traded partnership subject to tax as a corporation. See “Material U.S. Federal Income Tax Considerations.”

Liquidity and Capital Resources

We are dependent upon the net proceeds raised in this ongoing Offering and any Royalty Fees the Company is paid for its ongoing administrative services related to each series of Royalty Shares to fund our proposed ongoing operations. We will obtain the capital required to complete the purchase of Royalty Rights related to the issuance of Royalty Shares and provide ongoing administrative services related thereto from the proceeds of the ongoing Offering. We will further fund our ongoing operations from any Royalty Fees we deduct from gross Income Interest proceeds before Royalty Share Payments are made to the Holders of the corresponding series of Royalty Shares. For information regarding the anticipated use of proceeds from this offering, see “Estimated Use of Proceeds” and, for Royalty Fees, see “Description of Royalty Shares.”

Pursuant to the Operating Agreement, the Manager will pay, on behalf of the Company, all ordinary and necessary costs in connection with our organization and the offering of Royalty Shares qualified in this Offering (“O&O Costs”), including costs associated with the marketing and distribution of Royalty Shares, expenses for printing, EDGARizing and amending offering statements or supplementing offering circulars, mailing and distributing costs, telephones, internet and other telecommunications costs, all advertising and marketing expenses, charges of experts and fees, expenses and taxes related to the filing, registration and qualification of the sale of Royalty Shares under state securities laws, including taxes and fees and accountants’ and attorneys’ fees. Pursuant to the Operating Agreement, we also reimburse the Manager at cost for its overhead, employee costs, utilities or technology costs (“Manager Operational Costs”), as well as for any out-of-pocket expenses paid to third parties in connection with providing services to us, including the fixed fees paid by the Manager to Jukebox Holding under the Administrative Services Agreement between Jukebox Holding and the Manager (“Manager Out-of-Pocket Expenses”).

We will reimburse the Manager for all O&O Costs up to a maximum of 0.50% of the aggregate gross offering proceeds from this Offering. We anticipate that reimbursement payments for O&O Costs will be made to the Manager monthly installments. To the extent O&O Costs exceed the maximum amount reimbursable, the Manager shall bear such costs that exceed the portion reimbursable by us.

Pursuant to the Operating Agreement, the Manager may invoice us at cost for any Manager Operational Costs and Manager Out-of-Pocket Expenses attributable to services provided to the Company. Reimbursements for Manager Out-of-Pocket Expenses and Manager Operational Costs will be funded from our working capital, which will itself be derived from any proceeds raised in the Offering and Royalty Fees the Company earns for its ongoing service of the Royalty Shares. The Manager may, at its sole discretion, decide to defer or waive the reimbursement of any costs or expenses incurred on our behalf. All or any portion of any deferred costs or expenses may be deferred without interest and payable when the Manager determines.

The Manager may, from time to time, incur costs outside the scope of its management of the Company pursuant to the Operating Agreement. The Manager uses its discretion only to attribute costs to the Company that are specific to the O&O Costs, Manager Out-of-Pocket Expenses, and Manager Operational Costs.

Jukebox Holding, our sponsor and parent of the Manager, has adopted a periodic dividend distribution policy pursuant to which it has the discretion to cause periodic distributions of excess working capital at the subsidiary level, including distributions by the Company to be made to the Manager, based on a comprehensive analysis of the subsidiary’s financial statements, profit projections, and regulatory requirements (“Corporate Distribution Policy”). Pursuant to the Corporate Distribution Policy, which may be amended from time to time, subsidiaries shall calculate any amounts available for dividend distribution by considering metrics including, but not limited to, the subsidiaries retained earnings, financial performance, future growth prospects, and cash flow requirements for operational and investment activities and, using this information, to determine in good faith whether a dividend distribution can made.

Other than the reimbursements for O&O Costs, Manager Out-of-Pocket Expenses and Manager Operational Costs and periodic distributions of capital under the Distributions Policy, we do not anticipate any other material capital commitments.

We do not anticipate that we will routinely maintain material liquid assets in excess of our capital commitments. Where, however, our Manager exercises its discretion to waive fees otherwise reimbursable to it pursuant to the Operating Agreement or does not exercise its discretion to distribute our excess working capital pursuant to the Corporate Distribution Policy, we may have working capital significantly in excess of our capital commitments.

If, however, we are unable to raise substantial gross offering proceeds, we will issue fewer Royalty Shares in the Offering and make fewer purchases of Royalty Rights. Given anticipated ongoing costs associated with servicing the series of Royalty Shares on an ongoing basis, we believe that issuing fewer Royalty Shares may result in higher fixed operating expenses as a proportion of our gross income. If, after purchasing the Royalty Rights and reimbursing the Manager for its O&O Costs, we do not have sufficient working capital to fund our ongoing operations, we anticipate being able to seek additional capital from the Manager and/or Jukebox Holding or that the Manager may use its discretion to waive or delay any fees reimbursable to it until such time as we may have sufficient capital to fund our operations and, if applicable, any required reimbursements. There is no guarantee that any request for additional capital from the Manager and/or Jukebox Holding will be agreed to by either party.

For information regarding the anticipated use of proceeds from this offering and compensation to be paid to the Manager, see “Estimated Use of Proceeds” and “Management Compensation,” respectively.

Plan of Operations

The Company plans to fund its proposed ongoing operation from the net proceeds raised in this ongoing Offering and any Royalty Fees we deduct from gross Income Interest proceeds before Royalty Share Payments are made to the Holders of the corresponding series of Royalty Shares. Further, depending on the amount of capital raised in this Offering and our ability to raise additional capital pursuant to Rule 251(a) of Regulation A, the Company may enter into additional Purchase Agreements and Purchase Agreement Schedules in the next twelve months to fund and secure additional Royalty Rights and issue additional Royalty Shares (including through post-qualification amendments to this Offering Statement), while retaining net offering proceeds in excess of offering-related costs and earning attendant ongoing Royalty Fees sufficient to fund our ongoing operating expenses. In order to fund the acquisition of such Royalty Rights and any expected costs and expenses, the Company intends to raise capital through the issuance and sale of additional Royalty Shares related to such additional Royalty Rights in a manner that is generally consistent with the terms of this Offering.

As the Company is newly formed and has yet to commence material operations, it is difficult to precisely forecast the Company’s expected operational costs for the initial twelve months following commencement of the Offering. Given that the Company has no employees and minimal overhead costs of its own, as backstopped by the services of the Manager provided to the Company pursuant to the Operating Agreement, we believe that we will receive sufficient funding from a combination of net offering proceeds and from Royalty Fees to satisfy any cash requirements for the twelve month period following commencement of the Offering to implement our business plans.

If our assumptions regarding our plan of operations prove to be incorrect and we need additional capital resources to fund operations, we anticipate being able to seek additional capital from the Manager and/or Jukebox Holding or that the Manager use its discretion to waive or delay any fees reimbursable to it or distributions of working capital until such time as we may have sufficient capital to fund our operations. There is no guarantee that any request for additional capital from the Manager and/or Jukebox Holding will be agreed to by either party.

Trend Information

We are not aware of any trends, uncertainties, demands, commitments, or events that will materially affect our operations, liquidity, or capital resources.

Revenue Recognition

The Company does not charge fees or commissions for or recognize revenue in relation to the Offering of Royalty Shares. Royalty Fee revenue for ongoing administrative services related to the Royalty Shares will be recognized over time as such fees are deducted from the gross royalties received in respect of the Royalty Rights. Revenue will be recorded at the amounts the Company expects to receive.

MANAGEMENT

Manager

The Company operates under the direction of the Manager, which is responsible for directing the operations of the Company’s business and day-to-day affairs and implementing the Company’s operational strategy. The Manager, acting in its capacity as sole member (owner) and manager of the Company, has an established leadership team that will make decisions with respect to all asset acquisitions by the Company. The Manager will pay organizational, offering, and related costs on our behalf that we plan to reimburse through any proceeds raised in the Offering. See “Estimated Use of Proceeds” and “Management Compensation” for further details.

The Company will follow guidelines and implement policies as set forth in the Operating Agreement unless otherwise modified by the Manager. The Company may establish further written policies and will monitor its administrative procedures, investment operations and performance to ensure that the policies are fulfilled. The Company may change its objectives at any time without approval of Holders. The Company has no track record and is relying on the experience of the Manager and its individual executives and, where applicable, Jukebox Holding, which assists the Manager with its business and management operations, including relating to accounting, financial planning, regulatory compliance and filings and administrative regulatory services, as needed, pursuant to an Administrative Services Agreement (attached as Exhibit 6.4).

Responsibilities of the Manager

The Manager may provide services directly to the Company or indirectly by engaging third-party service providers pursuant to the Operating Agreement. The responsibilities of the Manager include:

•	Perform the various administrative functions necessary for the Company’s day-to-day operations;

•	Provide financial and operational planning services and collection management functions;

•	Obtain and update market research and economic and statistical data in the music assets and related industry;

•	Oversee tax and compliance services and risk management services and coordinate with appropriate third parties, including independent accountants and other consultants, on related tax matters;

•	Supervise the performance of such ministerial and administrative functions as may be necessary in connection with the Company’s day-to-day operations;

•	Provide all necessary cash management services;

•

Manage and coordinate with the transfer agent, custodian or broker-dealer, if any, the process of making distributions and payments to Holders or the transfer or re-sale of securities as may be permitted by law;

•	Evaluate and obtain adequate insurance coverage for the Company and the music assets based upon risk management determinations;

•	Track the overall regulatory environment affecting the Company, as well as managing compliance with regulatory matters;

•	Evaluate the Company’s corporate governance structure and appropriate policies and procedures related thereto;

•	Oversee all reporting, record keeping, internal controls and similar matters in a manner to allow us to comply with applicable law; and

Royalty Share-Related Services:

•	Assist the Company to:

•	Oversee the review, selection and recommendation of Income Interest Acquisition opportunities;

•

Meet its obligations related to any Purchase Agreement(s) entered into with Income Interest Owners, series of Royalty Shares, including the compilation of legal- and offering-related materials and the facilitation and oversight of obligations to Holders of Royalty Shares, and its obligations under the Trust Agreement;

•

Engage with any third-party service providers as necessary for the Offering of Royalty Shares, including, without limitation, SEC printing service providers, marketing specialists, and related service providers, and legal, tax, and accounting experts;

•

Maintain accounting data and any other information required to prepare and to file all periodic and ongoing reports required to be filed with the SEC and any other regulatory agency, including annual and semi-annual financial statements;

•	Maintain all appropriate books and records for the Company and all the series of Royalty Shares, and

•

Other similar and incidental activities as may be required to fulfill or provide any of the above services or as otherwise requested by the Company from time to time. The Manager does not provide any services to the Company pursuant to any other agreement or arrangement.

Executive Officers of the Manager

As of the date of this Offering Circular, the executive officers of the Manager and their positions and offices are as follows:

Name	Age	Position	Term of Office (Beginning)
Sam Thacker	40	President	May 2023
Wendell Younkins	57	Chief Financial Officer	May 2023

Background of Executive Officers of the Manager

The following is a brief summary of the background of each executive officer of the Manager.

Sam Thacker, President

Sam Thacker has over two decades of experience building, growing, and scaling businesses – from startups at the intersection of entertainment and technology to Fortune 500 giants. In addition to his role as President of the Manager, Mr. Thacker joined Jukebox Holding in 2022 and currently serves as its Chief Operating Officer. Prior to joining Jukebox Holding, he worked alongside founders and leadership teams at multiple startups to accelerate profitable growth at critical stages in their lifecycles. Notable roles included serving as Chief of Staff, Commercial at Pollen (2021-2022), VP of Strategy & Operations at Topeka (2020-2021), and Sr. Manager of Business Operations at Weedmaps (2019-2021). Before that, he spent five years (2014-2019) at McKinsey & Company advising some of the world’s largest companies on an array of strategic and operational topics.

Mr. Thacker holds an MBA from the Tuck School of Business at Dartmouth and a BA in English & Philosophy from Emory University.

He also spent eight years as an independent singer-songwriter, recording and releasing two independent albums and touring throughout the United States.

Wendell Younkins, Chief Financial Officer

Wendell Younkins currently serves as the Chief Financial Officer of the Manager. In addition to this role, Mr. Younkins also currently serves as the Chief Financial Officer of Jukebox Holding, a role he assumed in March 2023. Mr. Younkins is responsible for the financial operations of the Manager and Jukebox Holding, including financial planning and budgeting, treasury, accounting and tax. He joined the Manager and Jukebox Holding after serving as the Chief Accounting Officer for VideoAmp, Inc. (2021-2023), where he was responsible for controllership, Sarbanes-Oxley, tax, treasury operations and initial public offering (IPO) readiness. Previously, Mr. Younkins held various finance and accounting roles during his 22-year tenure at NBC Universal, including Senior Vice President and Global Controller for the Global Distribution group (2015-2021), where he was responsible for the accounting, controllership and financial reporting activities for the division which generates $6 billion of content licensing revenues, Chief Financial Officer of International Studios for Universal Pictures (2002-2007), a new division formed to capitalize on the burgeoning growth in the international market, and Chief Financial Officer and Integration Leader for Geneon Universal Entertainment (2009-2010), a division of Universal Pictures International Entertainment, and Vice President of Financial Reporting (2010-2015), where he was tasked with creating the financial reporting infrastructure to produce SEC quality financial statements and schedules.

Prior to joining Universal, Mr. Younkins held several accounting and auditing roles with various companies, including Riddell Inc. and Crowe Chizek & Co.

He holds a BS degree in Accounting and Finance from DePaul University and is a graduate of GE’s Experienced Finance Leadership Program. Mr. Younkins is very active in his community and fraternity, Kappa Alpha Psi Fraternity Inc., and lives in Los Angeles with his wife.

MANAGEMENT COMPENSATION

The Manager is the sole member and manager of the Company and any services it provides to the Company are in its capacity as such. The Manager may be reimbursed for various costs incurred on our behalf and/or for services provided to us as described in the Company’s Operating Agreement, attached as Exhibit 2.2 to the Offering Statement. Neither the Manager nor its affiliates receive any selling commissions or dealer manager fees in connection with the offer and sale of our common shares.

Compensation of Manager

We do not currently have any employees, nor do we currently intend to hire any employees who will be compensated directly by the Company. The Manager manages our day-to-day affairs, oversees the review, selection, and recommendation of Income Interest acquisition opportunities, helps manage the Royalty Rights, monitors the performance of the Royalty Rights, and, as an associated person of the Company, provides the Company with ministerial services related to the Offering. The Manager does not charge us directly for any services provided to the Company by its executive officers. Each of the Manager’s executive officers are compensated by the Manager directly, and not the Company. Although we may indirectly bear some of the costs of the compensation paid to these individuals through any reimbursement payments we make to the Manager, we do not intend to pay any compensation directly to these individuals.

Pursuant to the Operating Agreement, the Manager will pay, on behalf of the Company, all ordinary and necessary costs in connection with our organization and the offering of Royalty Shares qualified in this Offering (“O&O Costs”), including costs associated with the marketing and distribution of Royalty Shares, expenses for printing, EDGARizing and amending offering statements or supplementing offering circulars, mailing and distributing costs, telephones, internet and other telecommunications costs, all advertising and marketing expenses, charges of experts and fees, expenses and taxes related to the filing, registration and qualification of the sale of Royalty Shares under state securities laws, including taxes and fees and accountants’ and attorneys’ fees. Pursuant to the Operating Agreement, we also reimburse the Manager at cost for its overhead, employee costs, utilities or technology costs (“Manager Operational Costs”), as well as for any out-of-pocket expenses paid to third parties in connection with providing services to us, including the fixed fees paid by the Manager to Jukebox Holding under the Administrative Services Agreement between Jukebox Holding and the Manager (“Manager Out-of-Pocket Expenses”).

We will reimburse the Manager for all O&O Costs up to a maximum of 0.50% of the aggregate gross offering proceeds from this Offering. We anticipate that reimbursement payments for O&O Costs will be made to the Manager in monthly installments. To the extent O&O Costs exceed the maximum amount reimbursable, the Manager shall bear such costs that exceed the portion reimbursable by us. Pursuant to the Operating Agreement, the Manager may invoice us at cost for any Manager Operational Costs and Manager Out-of-Pocket Expenses attributable to services provided to the Company. Reimbursements for Manager Out-of-Pocket Expenses and Manager Operational Costs will be funded from our working capital, which will itself be derived from any proceeds raised in the Offering and Royalty Fees the Company earns for its ongoing service of the Royalty Shares. The Manager may, at its sole discretion, decide to defer or waive the reimbursement of any costs or expenses incurred on our behalf. All or any portion of any deferred costs or expenses may be deferred without interest and payable when the Manager determines.

The Manager may, from time to time, incur costs outside the scope of its management of the Company pursuant to the Operating Agreement. The Manager uses its discretion only to attribute costs to the Company that are specific to the O&O Costs, Manager Out-of-Pocket Expenses, and Manager Operational Costs. We anticipate the total costs and expenses incurred by the Manager on our behalf at the time of qualification to be approximately $300,000. The Manager may, at its sole discretion, decide to defer or waive any costs or expenses incurred on our behalf.

As of the date of this filing, no compensation has been paid to the Manager.

Please see additional discussion of the management of the Company in “Description of Business” and “Management.”

SECURITY OWNERSHIP OF

MANAGEMENT AND CERTAIN SECURITYHOLDERS

As of the date of this filing, 100% of the beneficial ownership of the Company’s membership interests is held by the Manager and 100% of the beneficial ownership of the Manager’s membership interests is held by Jukebox Holding.

The following table sets forth the beneficial ownership of our membership interests as of the date of this offering circular for each person or group that holds more than 10% of our membership interests, for each officer of the Manager and for the officers of the Manager as a group. To our knowledge, each person that beneficially owns our membership interests has sole voting and disposition power with regard to such shares.

Unless otherwise noted below, the address for each beneficial owner listed on the table is in care of the Company’s principal executive offices at 10000 Washington Blvd., Suite 07-134, Culver City, CA 90232. We have determined beneficial ownership in accordance with the rules of the SEC. We believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to the Company’s membership interests that they beneficially own, subject to applicable community property laws.

Title of Class	Name of beneficial owner(1)	Amount and nature of beneficial ownership	Percent of class
Membership Interests in Jukebox Hits Vol. 1 LLC	Jukebox Co. (2)(3)	100% beneficial ownership	100%
Membership Interests in Jukebox Hits Vol. 1 LLC	Sam Thacker, President(4)	0	0%
Membership Interests in Jukebox Hits Vol. 1 LLC	Wendell Younkins, CFO(5)	0	0%
Membership Interests in Jukebox Hits Vol. 1 LCC	Officers of the Manager as a group (2 persons)(6)	0	0%

(1)

Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting and/or dispositive power over such security. A person also is deemed to be a beneficial owner of any securities which that person has a right to acquire within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he or she has no economic or pecuniary interest.

(2)	Jukebox Co. owns all of the membership interests of the Manager, Double Platinum Management LLC, which, in turn, is the sole owner of all of the Company’s membership interests.
(3)

All voting and investment decisions with respect to our membership interests that are held by Jukebox Co. are controlled by the board of directors of Jukebox Co. The board is comprised of 4 members. As of the date of this offering circular, the members of the board of directors of Jukebox Co. are Samuel Hendel, John Chapman, Scott Cohen (who is also the Chief Executive Officer of Jukebox Co.), and Greg Rosenthal.

(4)	Mr. Thacker is also the Chief Operating Officer of Jukebox Co.
(5)	Mr. Younkins is also the Chief Financial Officer of Jukebox Co.
(6)	The Manager does not have directors.

DESCRIPTION OF THE TRUST AGREEMENT

The following information summarizes the material information that will be contained in the Trust Agreement. For more detailed provisions concerning the Trust, you should read the Trust Agreement, which is filed as Exhibit 3.2 to the offering statement.

Creation and Organization of the Trust

The Trust will be created as a “statutory trust” under Delaware law in accordance with Chapter 38 of Title 12 of the Delaware Code, and an “investment trust” as defined by the United States Internal Revenue Code of 1986, by and among the Company, in its separate and distinct capacities as grantor of the Trust and management trustee (the “Management Trustee”), and Delaware Trust Company, in its capacity as Delaware trustee (the “Delaware Trustee” and, together with the Management Trustee, the “Trustees”), to acquire and hold the Royalty Rights and Royalty Share Payments, pending distribution to Holders of Royalty Shares, for the benefit of Holders of Royalty Shares. Royalty Share Holders will not be a party to the Trust Agreement, instead the Royalty Rights and Royalty Share Payments, pending distribution to Holders of Royalty Shares, will be held by the Trust for their stated benefit, as beneficiaries. Pursuant to the Trust Agreement, the Company will convey, or cause to be conveyed, any Royalty Rights it receives pursuant to the Purchase Agreements and any Royalty Share Payments payable to Holders of Royalty Shares to the Trust. The Royalty Rights are passive in nature and neither the Trust nor the Company, in its capacity as trustee, will have any control over or responsibility for costs relating to the Royalty Rights. For more information about the Music Assets underlying the Royalty Shares, see “Description of the Music Assets Underlying the Royalty Shares.”

The Trust Agreement will provide that the Trust’s purpose is to engage in the following activities: (i) to take title to the property of the Trust for the sole purpose of protecting, maintaining, preserving and conserving said property for the Holders, as beneficiaries of the Trust, (ii) to perform such other activities incidental thereto, including to facilitate a Holder’s receipt of Royalty Share Payments, (iii) to comply with the Trust Agreement and Royalty Share Agreements and (iv) to take such other actions as the Trustees deem necessary or advisable to carry out the foregoing.

Upon completion of this Offering, the assets of the trust will consist of the Royalty Rights and, when available, Royalty Share Payments, pending distribution to Holders of Royalty Shares.

Duties and Powers of the Trustees

The duties of the Trustees will be specified in the Trust Agreement and by the laws of the State of Delaware, except as modified by the Trust Agreement.

The Management Trustee shall make all decisions affecting the Trust, except as otherwise provided in the Trust Agreement, and shall cause the Trust to distribute Royalty Share Payments to Holders in accordance with the terms and conditions of the applicable Holder’s Royalty Share Agreement. In addition, the Management Trustee’s powers in the administration of the Trust shall include:

•	holding trust property for the sole purpose of conserving, maintaining, preserving, and protecting such property for the beneficiaries without any duty to market, advertise, or improve trust property;

•	taking any action required or permitted to be taken under the Trust Agreement and Royalty Share Agreements;

•	causing to sell, mortgage, pledge, hypothecate, convey and otherwise dispose of the trust property at such time and upon the terms and conditions as the Management Trustee deems advisable;

•	taking any action deemed advisable for the protection, maintenance, preservation and conservation of the property of the Trust so long as such action is authorized by applicable law.

The Management Trustee may act independently of the Delaware Trustee and has the authority to perform all powers actions that are authorized under the Trust Agreement.

The Delaware Trustee shall have no obligation or duty to manage the property of the Trust and, except as required by applicable law, its duties are generally limited to :

•	serving as a registered agent for service of process for the Trust,

•	serving as the Delaware resident trustee,

•	performing all other requirements so that the Trust qualifies as a Delaware statutory trust.

Pursuant to the Trust Agreement, the Management Trustee may amend the Trust Agreement so long as any such amendment shall not materially and adversely affect the rights of a beneficiary thereunder.

Fiduciary Responsibility and Liability of the Trustees

In discharging its duty to Royalty Share Holders, the Trustees shall not be personally liable under any circumstances, except (i) for their own willful misconduct or gross negligence, (ii) for liabilities arising from the failure by such Trustee to perform obligations expressly undertaken by it under the terms of the Trust Agreement or the Royalty Share Agreements, or (iii) for taxes, fees or other charges on, based on or measured by any fees, commissions or compensation received by the Trustees in connection with any of the transactions contemplated by the Trust Agreement. The Trustees shall not be personally liable for any error of judgment made in good faith by an authorized agent of a Trustee. In addition, the Trustees shall not be personally liable for any indebtedness of the Trust.

The Trustees may consult with counsel, accountants and other skilled persons to be selected with reasonable care and the Trustees shall not be liable for any action it takes in good faith reliance upon the opinion of such counsel, accountant or other skilled person.

Except as expressly set forth in the Trust Agreement, neither the Company, in its separate and distinct capacities as grantor of the Trust and Management Trustee, nor the Delaware Trustee have any duties or liabilities, including fiduciary duties, to the Trust or any Royalty Share Holder.

DESCRIPTION OF THE ROYALTY SHARES

General

The Company was established to facilitate and manage investors’ economic exposure to the Company’s contractual right to receive a portion of the Income Interests related to or derived from Music Assets from certain Purchase Agreements. To achieve this, the Company is offering to sell to investors each of the series of Royalty Shares set forth in the “Royalty Shares Offering Table” on page 65. The Company has acquired the option to purchase Income Interests related to certain Music Assets by entering into Purchase Agreements with the underlying Income Interest Owners. The Purchase Agreements are structured as a purchase option agreement, which gives us the right, but not the obligation, to purchase a specific Income Interest subject to the Purchase Agreement using the proceeds of the Offering. The Company will purchase Income Interests pursuant to each applicable Purchase Agreement in the form of Royalty Rights on an ongoing, continuous basis upon qualification of the Offering, as proceeds from the Offering are received by the Company from investors through the sale of each series of Royalty Shares that corresponds to such Royalty Rights. The Royalty Shares provide investors with the contractual right to receive Royalty Share Payments.

Each Purchase Agreement provides the Company with the option to purchase any one or more of the Income Interests provided for in the Purchase Agreement Schedules. There is no minimum amount of Income Interests that must be purchased either as a proportion of all such Income Interests that have been made available pursuant to the Purchase Agreement or as it relates to other Income Interests for which the Company has an option to purchase in the Purchase Agreement. Independent of the terms of any specific Purchase Agreement(s), the Company will use its discretion in creating each series of Royalty Shares and the Income Interests associated therewith. In so doing, the Company may elect to issue series of Royalty Shares in this Offering that reflect economic exposure to Income Interests related to a single Music Asset (i.e., a song) or a compilation of Music Assets (i.e., an album). Each series of Royalty Shares and information about the Income Interests and related Music Asset(s) which comprise the series are described in the “Royalty Shares Offering Table” beginning on page 65 and the “Composition and Recording Rights” table beginning on page 48.

Royalty Share Agreement

Each prospective investor must execute and delivery to the Company a copy of the Royalty Share Agreement, a form of which is attached hereto as Exhibit 3.1. Pursuant to the Royalty Share Agreement, the Company shall promise to pay to each Holder the Royalty Share Payments to which each Holder is entitled, subject to the terms and conditions set forth in the Royalty Share Agreement and described in “Distribution Policy.”

Description of Limited Rights

The Royalty Shares do not represent a traditional investment and should not be viewed as similar to “shares” of a corporation operating a business enterprise with management and a board of directors. A Holder will not have the statutory rights normally associated with the ownership of shares of a corporation or membership interests in a limited liability company. The Royalty Shares do not entitle their Holders to any conversion or pre-emptive rights or, except as discussed below, any redemption rights or rights to distributions. In addition, the Royalty Shares do not entitle Holders to any copyrights or administration and/or distribution rights in and to the applicable Music Assets, or any other related intellectual property or physical goods (such as albums, album artwork and other merchandise).

Voting and Approvals

The Royalty Shares do not have any voting rights, and do not represent any ownership interest in the Company, or the corpus of the Trust. The purchase of Royalty Shares is an investment only related to the monies flowing from that particular Royalty Right of the Company and does not create any rights to payments from any other Royalty Rights of the Company.

Electronic Issuance

All Royalty Shares will be issued in electronic form only and maintained through the JKBX Platform.

Minimum Purchase Threshold

The minimum purchase threshold for participation in this Offering per investor per series is one (1) Royalty Share.

Expected Rate of Return

There is no expected or projected rate of return for the Royalty Shares because of the variable nature of the underlying Income Interests.

Distributions

As stated above, the Royalty Shares provide investors with Royalty Share Payments.

All monies associated with Income Interests received by us pursuant to the Purchase Agreements will be held in a designated bank account and generally distributed once per calendar quarter to the JKBX Platform accounts of the Holders of the corresponding Royalty Shares as further described below, subject to the terms of the applicable Royalty Share Agreement. In addition, the terms of use of the JKBX Platform, which is included as Exhibit 6.3 to the offering statement, may include restrictions on a Holder’s ability to withdraw amounts in their JKBX Platform account to other financial institutions, including, but not limited to, a minimum withdrawal threshold.

The Royalty Share Agreements shall provide that, during each full calendar quarter that begins following the six-month anniversary of the original issue date of a series of Royalty Shares, the Company shall declare with respect to such series (a) the amount of distributions payable per Royalty Share of such series on the next designated payment date and (b) a record date and payment date for such distributions. Each designated payment date shall be no later than forty five (45) calendar days after the end of the calendar quarter in which such payment date is declared by the Company. On each payment date, the amount of distributions payable per Royalty Share of the applicable series shall be paid to the person in whose name each Royalty Share is registered at the close of business on the applicable record date designated by the Company.

Pursuant to the applicable Royalty Share Agreement, the Company shall receive a fee equal to 1.0% of the gross monies associated with Income Interests received by us in respect of the Royalty Rights (the “Royalty Fee”). The Royalty Fee shall be deducted from the gross monies associated with Income Interests received by us and retained by the Company before Royalty Share Payments are made to the Holders of the corresponding series of Royalty Shares. This fee shall only be collected by the Company on the gross income associated with Income Interests actually received by us. If there are no gross monies associated with Income Interests received by us during a period, the Company will not collect this fee for such period (i.e., no such fee shall be charged to any Royalty Shares).

In some instances, Income Interest payments made in respect of the Royalty Rights may be made more or less frequently than quarterly. If multiple Income Interest payments are made in a single quarter, we will accrue those Income Interest payments and make one single Royalty Share Payment to Holders of the applicable series of Royalty Shares following the end of the calendar quarter in which we received those Income Interest payments. Conversely, if Income Interest payments are made less frequently than quarterly (for example, bi-annually), then there will be no Royalty Share Payments made until a distribution is declared following the end of the calendar quarter in which the Income Interest payment is received. See “Risk Factors—Royalty Rights and Income Interests are subject to risks relating to the music industry and such risks may reduce or eliminate the royalties, fees and other income streams that would otherwise accrue with respect to a song.”

Prior to the distribution of Royalty Share Payments to the applicable Holders in accordance with the process described above, the Company shall manage any monies associated with Income Interests received by investing them in cash, cash equivalents and other high credit quality, short-term investments in accordance with our investment policy designed to protect the principal investment. Our investment policy is to manage investments to achieve the financial objectives of preservation of principal, liquidity and return on investment. A portion of the investment portfolio shall be held in cash and cash equivalents. Investments may also be made in U.S. bank securities and bank deposits, U.S. government securities and commercial paper of U.S. bank or industrial companies, and highly rated and well-diversified money market funds. Any interest and other investment income generated by these investing activities shall be retained by the Company and shall not be distributed to Holders. Distributions to Holders pursuant to the Royalty Share Agreements shall be limited, in all circumstances, to an amount equal to the net monies associated with Income Interests received by us after deduction of the Royalty Fee. While the Company’s investment policy is to manage investments to preserve principal, there is always a risk that principal may be lost in any investment made by the Company and, if so, the Company may lack the funds necessary to make some or all of the distributions of the Royalty Share Payments as required by the Royalty Share Agreements.

The above discussion regarding the royalty Shares and Royalty Share agreements is qualified in its entirety by the form of Royalty Share Agreement, which is included as Exhibit 3.1 to the offering statement of which this Offering Circular forms an integral part.

Term of the Royalty Shares

The term of each series of Royalty Shares will be consistent with the term of the corresponding Royalty Rights of the underlying Purchase Agreements. Terms can be as long as the life of copyright. For more information on specific Royalty Shares, see “Description of the Music Assets Underlying the Royalty Shares.”

No Security Interest

The Royalty Shares will be unsecured obligations of the Company. In the event the Company fails or defaults, investors may not be able to recover Income Interests directly from the Income Interest Owner.

In the event of a bankruptcy or similar proceeding of the Company, the relative rights of the Holder of the Royalty Shares as compared to the Holders unsecured indebtedness of the Company are uncertain. If we were to become subject to a bankruptcy or similar proceeding, the holder of the Royalty Shares will have an unsecured claim against us that may or may not be limited in recovery to the corresponding Purchase Agreement.

Transfer Restrictions

The Royalty Shares may only be transferred by operation of law or on a trading platform approved by the Company, such as the ATS, or with the prior written consent of the Company.

Exclusive Jurisdiction

Any action arising out of the Subscription Agreement or the Royalty Share Agreement is subject to the non-exclusive jurisdiction and venue of the courts of the State of New York, except where federal law requires that certain claims be brought in the federal courts of the United States. In particular, the foregoing shall not apply to claims arising under the Securities Act and the Exchange Act.

Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, Section 27 of the Exchange Act would likely require suits to enforce any duty or liability created by the Exchange Act to be brought in federal court. Investors will not be deemed to have waived the Company’s compliance with the federal securities laws and the rules and regulations thereunder. See also “Risk Factors—Our Subscription Agreement and Royalty Share Agreement each provide for non-exclusive jurisdiction and venue in the courts of the State of New York but requires you to acknowledge that this provision shall not apply to claims arising under the Securities Act and Exchange Act[]” above.

Waiver of Right to Trial by Jury and Mandatory Arbitration

Our Royalty Share Agreement and Subscription Agreement provide that each investor waives the right to a jury trial for any claim they may have against us arising out of, or relating to, the respective agreements and any transaction arising under such agreement, which could include claims under federal securities laws. By subscribing to this Offering, the investor warrants that the investor has reviewed this waiver, and knowingly and voluntarily waives his or her jury trial rights. If we opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable given the facts and circumstances of that case in accordance with applicable case law.

DESCRIPTION OF THE MUSIC ASSETS UNDERLYING THE ROYALTY SHARES

Sources of Royalties

In the music industry, third-party entities are often involved in exploiting songs and collecting royalties for artists, writers, and other rights holders. With respect to the underlying musical composition of a song (a “Composition”), songwriters may enter into a transaction with a publisher or administrator to exploit the Composition and collect their royalties. Typically, publishers and administrators are tasked with exploiting and/or licensing songs across a variety of platforms, partners, and uses and protecting rights over the underlying Composition, as appropriate. The rights associated with a Composition generally accrue royalties from various income interest sources, including:

•

Mechanical royalties: These royalties are paid to songwriters, publishers, and administrators for the reproduction and distribution of a Composition and are generated from physical and digital sales and streaming of the Composition. These royalties are collected from labels, mechanical rights organizations, such as the Harry Fox Agency and the Mechanical Licensing Collective, or directly from streaming and download platforms.

•

Public performance royalties: These royalties are earned when a Composition is performed publicly or broadcasted, including on radio or TV, in live performances, and on certain streaming platforms. These royalties are collected by performance rights organizations (such as Broadcast Music, Inc. (BMI), the American Society of Composers, Authors and Publishers (ASCAP), the Society of European Stage Authors and Composers (SESAC), and Global Music Rights (GMR)) and are paid to songwriters, publishers, and administrators.

•

Synchronization fees: These negotiated fees are earned when a Composition is synchronized with visual media, such as movies, TV shows, commercials, and video games, and rights holders are paid for the use of their music in these visual productions.

•

Other: In addition to the categories described above, other royalties, fees and income may be generated in connection with the use of a Composition, including income generated by print, karaoke, or social media.

•

Remix: Some Compositions include rights associated with related remixed versions of such Composition. The rights associated with remixes generally accrue royalties from the various income interest sources described above in this list.

With respect to a recording of a musical composition (a “Recording”), recording artists may enter into a transaction with a record label, label services company, or distributor to exploit and collect their royalties. Typically, these third parties are tasked with exploiting and/or licensing songs across a variety of platforms, partners, and uses. The rights associated with a Recording generally accrue royalties from various income interest sources, including:

•	Sales: These royalties are generally paid to record labels from the sale of records in all formats (physical, downloads, and streams).

•

Synchronization fees: These negotiated fees are earned when a Recording is synchronized with visual media, such as movies, TV shows, commercials, and video games and rights holders are paid for the use of their music in these visual productions.

•

Neighboring rights and digital performance royalties: These royalties are generated by terrestrial radio, television, and venue exploitations outside of the United States or by exploitations on digital and satellite radio in the United States, such as Pandora, Sirius, and iHeartRadio when they collect similar “digital performance royalties.” These royalties are public performance royalties paid to the owner of the Recording of the song performed and/or the performer of the Recording.

•	Other: In addition to the categories described above, other royalties, fees and income may be generated in connection with the use of a Recording, including income generated by social media.

•

Remix: Some Recordings include rights associated with related remixed versions of such Recording. The rights associated with remixes generally accrue royalties from the various income interest sources described above in this list.

•

Royalty Participants: Some Recordings include royalties that are paid to parties other than a record label, including producers, artists, engineers, and other key stakeholders. These royalties accrue from the various income interest sources described above in this list.

Coda Purchase Agreement

The Company has entered into a Purchase Agreement, dated as of November 5, 2023 (the “Coda Purchase Agreement”), with Coda Songs LLC, a Delaware limited liability company (“Coda”), pursuant to which Coda has agreed to make a portion of its Income Interests in certain Compositions and Recordings available for purchase by the Company and the Company will have an option (but not an obligation) to acquire some or all of such portion of its Income Interests in accordance with the terms and conditions of the Coda Purchase Agreement.

Coda has made a portion of its Income Interests in the Compositions and Recordings described in the “Composition and Recording Rights” table beginning on page 48 available for purchase by the Company pursuant to the Coda Purchase Agreement. Each Composition or Recording presented corresponds to a particular series of Royalty Shares. The Company will use the proceeds from this Offering to acquire from Coda only those Income Interests that correspond to the series of Royalty Shares that are sold in this Offering. For each Royalty Share sold, the Company shall acquire a pro rata portion of the corresponding Income Interests available for purchase. For example, if a maximum of 1,000 Royalty Shares of a particular series are offered and the Company sells 500 of such Royalty Shares, the Company shall acquire from Coda fifty percent (50%) of the total Income Interests available for purchase by the Company pursuant to the Coda Purchase Agreement that correspond to such series of Royalty Shares.

While we will acquire Income Interests from Coda pursuant to the Coda Purchase Agreement as Royalty Shares are sold in this Offering, we anticipate that payments of royalties, fees and other income from Coda relating to Income Interests will only begin following April 1, 2024. Accordingly, we do not anticipate receiving any royalties, fees and other income from Coda prior to April 1, 2024 and therefore any distributions on Royalty Shares that relate to Income Interests acquired from Coda will only include amounts received from Coda from April 1, 2024.

Composition and Recording Rights Table

The “Composition and Recording Rights” table beginning on page 48 describes each of the Composition and Recording Income Interests that the Company has the right to acquire pursuant to a Purchase Agreement. Please review the following descriptions of each of the columns presented in the Composition and Recording Rights table.

•

Corresponding Series: Each Composition or Recording described in this table corresponds to a particular series of Royalty Shares as designated in this column. Please see the “Royalty Shares Offering Table” beginning on page 65 for additional information regarding each series of Royalty Shares being offered in this Offering and the section entitled “Description of the Royalty Shares” beginning on page 44.

•	Song Title: This is the title of the song to which the Composition or Recording relates as indicated by the Income Interest Owner pursuant to the applicable Purchase Agreement.

•	Release Date: This is the year in which the Composition or Recording was first recorded and released. Release Date information has been sourced from chartmetric.com.

•	Genre: This column presents the genre of music of the Composition or Recording.

•

ISRC/ISWC: ISRC is the unique identifier issued for a Recording under the convention of the International Standard Recording Code. ISWC is the unique identifier issued for a Composition under the convention of the International Standard Musical Work Code. This information is sourced from performing rights organizations or provided to the Company by the Income Interest Owner pursuant to the applicable Purchase Agreement and is not independently verified or verifiable by the Company.

•

Songwriter: These are the individual(s) credited with writing the Composition or, in the case of a Recording, the musical composition that is recorded. This information is provided to the Company by the Income Interest Owner pursuant to the applicable Purchase Agreement and is not independently verified or verifiable by the Company.

•

Recording Artist: This is the original recording artist or group that recorded the Recording or, in the case of a Composition, that recorded the original version of the song. This information is provided to the Company by the Income Interest Owner pursuant to the applicable Purchase Agreement and is not independently verified or verifiable by the Company.

•	Rights Type: This column indicates whether the Income Interest is a Composition or a Recording.

•

Income Interest Type: This column indicates the types of royalties, fees and other income that are included in the Income Interest to be acquired from the Income Interest Owner. See “—Sources of Royalties” for more information on the various sources of royalties, fees and other income.

•

Term: This is the length of the time for which the Income Interest Owner owns and/or controls the underlying Income Interest. For example, “Life of Copyright” indicates that the Income Interest Owner owns and/or controls the Income Interest for the entire duration of the relevant underlying copyright, subject to statutory reversion rights. This information is provided to the Company by the Income Interest Owner pursuant to the applicable Purchase Agreement and is not independently verified or verifiable by the

•	Income Interest Owner: This column indicates the party from which the Company has the right to acquire the Income Interest pursuant to a Purchase Agreement.

•	Region: Region refers to the geographical region from which the Composition or Recording rights accrue royalties pursuant to the terms of the applicable Purchase Agreement.

•

Historical Royalties: These columns present the aggregate historical royalties that would have been received in the specified calendar year in connection with a Composition or Recording if the total Income Interests available for purchase by the Company had been acquired prior to such calendar year. Historical royalties are presented without the deduction of the Royalty Fee. Historical royalty information for each Composition or Recording is provided by the Income Interest Owner pursuant to the applicable Purchase Agreement. The Income Interest Owner represents in the applicable Purchase Agreement that the historical royalty information is true, complete and accurate, however this information is not independently verified by the Company and is not capable of being independently verified by the Company. See “Risk Factors—Certain information presented in this Offering Circular is provided to the Company by Income Interest Owners and cannot be independently verified by the Company.”

•

Music Asset Description: The “Music Asset Description” provided for each Composition and Recording is based on a combination of third-party sources, including Wikipedia, the Recording Industry Association of America (RIAA) website, Luminate, Chartmetric and other charting websites and is not independently verified or verifiable by the Company.

Composition and Recording Rights1

Corresponding Series	Song Title	Release Date	Genre	ISRC/ISWC	Songwriter	Recording Artist	Rights Type	Income Interest Type	Term	Income Interest Owner	Region	Historical Royalties
												2020(2)	2021	2022
JKBX HITS VOL1 00005	All My Love	2011	Pop, Dance/ Electronic	QMUY41500008	Ariana Grande, Ella Yelich O’Connor, Philip Meckseper, Karen Ørsted, Boaz De Jong, Thomas Wesley Pentz	Major Lazer, Ariana Grande	Sound Recording - Master	Sales, Sync, Other, Digital Performance	Life of Copyright	Coda	Worldwide	$7,523	$7,818	$8,247
Music Asset Description

Released in 2014, Major Lazer’s “All My Love” is an electropop track featuring Ariana Grande. The track was included on the soundtrack The Hunger Games: Mockingjay. Ariana Grande, Lorde, and MØ are credited as additional writers on the song. The track reached #15 on Billboard’s Hot Dance/Electronic Songs.

JKBX HITS VOL1 00006	All The Right Moves	2009	Pop	T-903.763.458-5	Ryan Tedder	OneRepublic	Composition - Songwriter	Mechanical, Public Performance, Sync, Other	Life of Copyright	Coda	Worldwide	N/A	$27,639	$36,109
Music Asset Description

“All The Right Moves” is the first single from OneRepublic’s 2009 album Waking Up. Achieving 2x Platinum RIAA certification, the track peaked at #18 on the Billboard Hot 100. The track also reached the top 10 in countries including Austria, Belgium, Czech Republic, Ireland, Israel, New Zealand and Switzerland.

JKBX HITS VOL1 00007	All The Right Moves	2009	Pop	USUM70984099	Ryan Tedder	OneRepublic	Sound Recording - Production	Neighboring Rights, Digital Performance	Life of Copyright	Coda	Worldwide	N/A	$5,339	$6,283
Music Asset Description		Written by Ryan Tedder, “All The Right Moves” is the first single from OneRepublic’s 2009 album Waking Up. The song has been covered by Arcando and Oddcube and others.

JKBX HITS VOL1 00008	Already Gone	2009	Pop	T-902.529.322-5	Kelly Clarkson, Ryan Tedder	Kelly Clarkson	Composition - Songwriter	Public Performance	Life of Copyright	Coda	Worldwide	N/A	$4,585	$4,732
Music Asset Description

Written by Ryan Tedder and Kelly Clarkson, “Already Gone” was recorded by Kelly Clarkson and released as the 3rd single from her studio album, All I Ever Wanted. Sleeping At Last covered “Already Gone” in 2016 for their album Covers, Vol. 2. Kelly Clarkson’s original version of the song reached #13 on the Billboard Hot 100 and #1 on the Adult Top 40 chart in the US.

JKBX HITS VOL1 00010	Apologize	2007	Pop	T-072.432.423-5	Timbaland, Ryan Tedder	OneRepublic	Composition - Songwriter	Mechanical, Public Performance, Sync, Other	Life of Copyright	Coda	Worldwide	N/A	$128,888	$132,816
Music Asset Description

Written by Ryan Tedder and Timbaland, “Apologize” was OneRepublic’s debut single, originally released on Timbaland’s Shock Value and then later on OneRepublic’s Dreaming Out Loud (2007). The song has been covered by Luke Bryan, Violette Wautier, Kacey Musgraves, Silverstein, Billbilly01, Bailey Jehl, and others.

JKBX HITS VOL1 00011	Apologize	2007	Pop	USUM70757102	Timbaland, Ryan Tedder	OneRepublic	Sound Recording - Production	Neighboring Rights, Digital Performance	Life of Copyright	Coda	Worldwide	N/A	$8,194	$7,058
Music Asset Description

“Apologize” was initially recorded and released as part of Timbaland’s album Shock Value and then later on OneRepublic’s Dreaming Out Loud (2007). The track peaked at number two on the Billboard Hot 100 and is RIAA Certified 5x Platinum. It earned the band a Grammy Award nomination for Best Pop Performance by a Duo or Group with Vocals in 2008. The song went to #1 in Australia, Austria, Canada, Germany, Hungary, Italy, Netherlands, New Zealand, Poland, Portugal, Slovakia, Sweden, Switzerland, Turkey, and the US.

[1]

Please refer to the section above entitled “Description of the Music Assets Underlying the Royalty Shares—Composition and Recording Rights Table” for a description of the categories of information presented in this table.

[2]

As described in “Description of the Music Assets Underlying the Royalty Shares—Composition and Recording Rights Table,” historical royalty information is provided to the Company by the Income Interest Owner. “N/A” indicates that historical royalty information for 2020 has not been provided by the Income Interest Owner and is unavailable for presentation.

Corresponding Series	Song Title	Release Date	Genre	ISRC/ISWC	Songwriter	Recording Artist	Rights Type	Income Interest Type	Term	Income Interest Owner	Region	Historical Royalties
												2020	2021	2022
JKBX HITS VOL1 00012	Be Together	2015	Dance/Electronic, Indie	QMUY42200101	Andrew Swanson, Elliot Bergman, Natalie Bergman, Thomas Wesley Pentz	Major Lazer, Wild Belle	Sound Recording - Master	Sales, Sync, Other, Digital Performance	Life of Copyright	Coda	Worldwide	$18,037	$15,148	$14,266
Music Asset Description

Released in 2015, “Be Together” is an EDM track recorded by Major Lazer and Wild Belle. The track was featured on Major Lazer’s third studio album, Peace Is the Mission and remixed by 6 different Australian artists on the band’s 2015 Australazer EP.

JKBX HITS VOL1 00013	Best Day Of My Life	2013	Alternative, Rock	T-913.104.314-6	Aaron Accetta, Michael Goodman, Zac Barnett, Matt Sanchez, James Adam Shelley, Dave Rublin	American Authors	Composition - Songwriter	Mechanical, Public Performance, Sync, Other	Life of Copyright	Coda	Worldwide	$16,868	$22,266	$45,515
Music Asset Description

Written by band members Zac Barnett, Dave Rublin, Matt Sanchez, and James Adam Shelley, along with producers Aaron Accetta and Michael (Shep) Goodman “Best Day Of My Life” is the lead single from American Authors self-titled EP, American Authors. It was released in 2013, and included on their 2014 album Oh, What a Life. The song has been covered by recording artist Brent Morgan, Vitamin String Quartet and others.

JKBX HITS VOL1 00014	Bleeding Love	2007	Pop	T-901.046.470-7	Jesse McCartney, Ryan Tedder	Leona Lewis	Composition - Songwriter	Public Performance	Life of Copyright	Coda	Worldwide	N/A	$35,545	$36,779
Music Asset Description

Written by Ryan Tedder and Jesse McCartney, “Bleeding Love” was released in 2007 and recorded by British singer Leona Lewis for her debut studio album, Spirit. Tedder and McCartney were awarded the Song of the Year Award at the 26th Annual ASCAP Pop Music Awards. The original version of the song was recorded by Jesse McCartney and numerous artists have covered “Bleeding Love,” including Danny Avila, Ekko City, Boyce Avenue, Ni/co, and others.

JKBX HITS VOL1 00015	Bleeding Love	2007	Pop	GBHMU0700049	Jesse McCartney, Ryan Tedder	Leona Lewis	Sound Recording - Production	Neighboring Rights, Royalty Participant , Digital Performance	Life of Copyright	Coda	Worldwide	N/A	$7,376	$6,604
Music Asset Description

Released in 2007, “Bleeding Love” was recorded by Leona Lewis for her debut studio album, Spirit. The song peaked at #1 on the charts in more than 20 countries worldwide and reached #1 on the Billboard Hot 100. It has been certified 4X platinum by the RIAA. “Bleeding Love” was nominated for Record of the Year and Best Female Pop Vocal Performance at the 51st Annual Grammy Awards. The track reached #1 on the charts in Australia, Austria, Belgium, Canada, France, Germany, Hungary, Ireland, Japan, Netherlands, New Zealand, Norway, Poland, Scotland, Slovakia and the UK.

JKBX HITS VOL1 00016	Blow That Smoke	2018	Dance/Electronic	QMUY41800145	Philip Meckseper, Ludvig Söderberg, Ebba Tove Elsa Nilsson, Jakob Jerlström, Sibel, Clément Picard, Maxime Picard, Thomas Wesley Pentz	Major Lazer, Tove Lo	Sound Recording - Master	Sales, Sync, Other, Digital Performance	Life of Copyright	Coda	Worldwide	$14,687	$9,013	$5,802
Music Asset Description

“Blow That Smoke” is an electropop song by Major Lazer, featuring Tove Lo. It was the seventh and final single from the album Major Lazer Essentials. Both the single and album were released in October 2018.

Corresponding Series	Song Title	Release Date	Genre	ISRC/ISWC	Songwriter	Recording Artist	Rights Type	Income Interest Type	Term	Income Interest Owner	Region	Historical Royalties
												2020	2021	2022
JKBX HITS VOL1 00017	Bonfire Heart	2013	Pop	T-910.862.441-5	James Blunt, Ryan Tedder	James Blunt	Composition - Songwriter	Public Performance	Life of Copyright	Coda	Worldwide	N/A	$7,270	$7,219
Music Asset Description

Written by Ryan Tedder and James Blunt, “Bonfire Heart” was the lead single from James Blunt’s fourth studio album, Moon Landing. The song peaked at #1 in Austria, Germany, Luxembourg, Slovenia and Switzerland and saw top ten chart success globally in numerous other countries.

JKBX HITS VOL1 00019	Brighter Than The Sun	2011	Pop	T-905.664.845-4	Colbie Caillat, Ryan Tedder	Colbie Caillat	Composition - Songwriter	Public Performance	Life of Copyright	Coda	Worldwide	N/A	$3,893	$3,318
Music Asset Description

Released in 2011 by Colbie Caillat, “Brighter Than The Sun” was the second single from Caillat’s third studio album, All of You. “Brighter Than The Sun” reached #1 on the US Adult Contemporary chart and is RIAA certified Platinum. The song spent 26 weeks on the Billboard Hot 100.

JKBX HITS VOL1 00020	Brighter Than The Sun	2011	Pop	USUM71103756	Colbie Caillat, Ryan Tedder	Colbie Caillat	Sound Recording - Production	Neighboring Rights, Royalty Participant , Digital Performance	Life of Copyright	Coda	Worldwide	N/A	$810	$3,044
Music Asset Description

Written by Ryan Tedder and Colbie Caillat, “Brighter Than The Sun” was originally recorded by Colbie Caillat and released as the second single from Caillat’s third studio album, All of You. The song is produced with different instruments leading into each part of the song.

JKBX HITS VOL1 00021	Bubble Butt	2013	Dance/Electronic	US38W1229212	Izana Davis, Valentino Khan, Michael Ray Nguyen-Stevenson, Peter Gene Hernandez, David Taylor, Thomas Wesley Pentz	Major Lazer, Bruno Mars, Tyga, Mystic	Sound Recording - Master	Sales, Sync, Other, Digital Performance	Life of Copyright	Coda	Worldwide	$36,652	$13,551	$12,146
Music Asset Description

Released in 2013, “Bubble Butt” is a song by electronic trio Major Lazer, featuring Bruno Mars, Tyga and Mystic. The track is from the trio’s second studio album, Free the Universe. The song reached #8 on the US Hot Dance/Electronic Songs chart and is RIAA certified Gold.

JKBX HITS VOL1 00022	Burn	2012	Pop	T-910.992.696-7	Elena Goulding, Greg Kurstin, Noel Zancanella, Ryan Tedder	Ellie Goulding	Composition - Songwriter	Public Performance	Life of Copyright	Coda	Worldwide	N/A	$29,476	$31,113
Music Asset Description

Released in 2013, “Burn” is a song from English singer Ellie Goulding’s album, Halcyon Days (2013), a reissue of her second studio album, Halcyon. The song reached #13 on the Billboard Hot 100 and #1 on Billboard’s Dance/Mix Show Airplay charts. “Burn” is certified 5X Platinum by the RIAA and is also 3X Platinum in Australia, 2X Platinum in the UK, Denmark and Italy and Platinum in Germany, Mexico and Switzerland.

JKBX HITS VOL1 00023	Burn	2012	Pop	GBUM71303482	Elena Goulding, Greg Kurstin, Noel Zancanella, Ryan Tedder	Ellie Goulding	Sound Recording - Production	Neighboring Rights, Digital Performance	Life of Copyright	Coda	Worldwide	N/A	$38	$18
Music Asset Description

Written by Ryan Tedder, Ellie Goulding, Greg Kurstin and Noel Zancanella, “Burn” is a pop song recorded by Ellie Goulding from Halcyon Days (2013), a reissue of her second studio album, Halcyon. The song has been covered by Scott Bradlee’s Postmodern Jukebox, Alex Goot and others.

JKBX HITS VOL1 00024	Buscando Huellas	2017	Dance/Electronic	QMUY41700059	Sean Paul, J Balvin, Thomas Wesley Pentz	Major Lazer, J Balvin, Sean Paul	Sound Recording - Master	Sales, Sync, Other, Digital Performance	Life of Copyright	Coda	Worldwide	$6,258	$5,071	$8,999
Music Asset Description		Released in 2017, “Buscando Huellas” is a track by electronic trio Major Lazer, featuring J Balvin and Sean Paul. The song was included on the trio’s EP Know No Better.

Corresponding Series	Song Title	Release Date	Genre	ISRC/ISWC	Songwriter	Recording Artist	Rights Type	Income Interest Type	Term	Income Interest Owner	Region	Historical Royalties
												2020	2021	2022
JKBX HITS VOL1 00026	Connection	2018	Pop	USUM71808832	Noel Zancanella, Jacob Kasher, Kevin Fisher, Zach Skelton, Ryan Tedder	OneRepublic	Sound Recording - Production	Neighboring Rights, Digital Performance	Life of Copyright	Coda	Worldwide	N/A	$5,409	$1,711
Music Asset Description

Released in 2018, “Connection” is a song by OneRepublic. The music video is set at New York’s World Trade Center Station, with Ryan Tedder looking for a ‘connection’ to end his loneliness. It has been streamed more than 25 million times on YouTube.

JKBX HITS VOL1 00027	Counting Stars	2013	Pop	T-909.860.014-7	Ryan Tedder	OneRepublic	Composition - Songwriter	Mechanical, Public Performance, Sync, Other	Life of Copyright	Coda	Worldwide	N/A	$180,839	$261,497
Music Asset Description

Written by Ryan Tedder, “Counting Stars” was recorded in 2012 by OneRepublic and released in 2013 as the band’s second single from the album Native. It has seen top ten chart success in more than 30 countries worldwide. It peaked at #1 and sold more than 1 million copies in the UK. The song has been covered by artists such as Alex Goot, Chrissy Costanza, R5, Simply Three, and others.

JKBX HITS VOL1 00028	Counting Stars	2013	Pop	USUM71301306	Ryan Tedder	OneRepublic	Sound Recording - Production	Neighboring Rights, Digital Performance	Life of Copyright	Coda	Worldwide	N/A	$15,151	$7,627
Music Asset Description

Released in 2013, “Counting Stars” is a pop song recorded by OneRepublic. It was released as the band’s second single from the album Native. The track peaked at #2 on the Billboard Hot 100 and is certified Diamond by the RIAA for exceeding over 10 million sales in the U.S. The track has seen gold and platinum certifications worldwide, selling over 41 million copies globally and also going #1 on the charts in numerous countries including Canada, Finland, Israel, Mexico, Poland, Scotland, Slovakia, the UK, and the U.S.

JKBX HITS VOL1 00030	Diplomatico	2018	Dance/Electronic	QMUY42100007	Eric Alberto-Lopez, Jean Carlos Santiago Perez, Thomas Wesley Pentz	Major Lazer, Guaynaa, Diplo	Sound Recording - Master	Sales, Sync, Other, Digital Performance	Life of Copyright	Coda	Worldwide	N/A	$13,284	$11,160
Music Asset Description		Released in 2021, “Diplomatico” is a EDM song performed by electronic music trio Major Lazer, featuring Guaynaa and Diplo. The track was included on the group’s album Music Is the Weapon.

Corresponding Series	Song Title	Release Date	Genre	ISRC/ISWC	Songwriter	Recording Artist	Rights Type	Income Interest Type	Term	Income Interest Owner	Region	Historical Royalties
												2020	2021	2022
JKBX HITS VOL1 00031	Every Breaking Wave	2014	Pop, Rock	GBUM71404673	Bono, Larry Mullen Jr., The Edge, Adam Clayton, Ryan Tedder	U2	Sound Recording - Production	Royalty Participant , Neighboring Rights, Digital Performance	Life of Copyright	Coda	Worldwide	N/A	$6,080	$1,577
Music Asset Description

“Every Breaking Wave” was originally written to be included on U2’s 2009 album No Line on The Horizon, but ultimately was held back. The song saw changes and a reworking in 2013 under co-producer Ryan Tedder, and was included on the band’s thirteenth studio album, Songs of Innocence. It was released as the album’s second single.

JKBX HITS VOL1 00032	Everybody Loves Me	2009	Pop	T-903.248.094-7	Brent Kutzle, Ryan Tedder	OneRepublic	Composition - Songwriter	Mechanical, Public Performance, Sync, Other	Life of Copyright	Coda	Worldwide	N/A	$11,387	$10,358
Music Asset Description		Written by Ryan Tedder and Brent Kutzle, “Everybody Loves Me” is a pop song recorded by OneRepublic. The song is featured on the band’s 2009 album Waking Up.

JKBX HITS VOL1 00033	Everybody Loves Me	2009	Pop	USUM70974275	Brent Kutzle, Ryan Tedder	OneRepublic	Sound Recording - Production	Neighboring Rights, Digital Performance	Life of Copyright	Coda	Worldwide	N/A	$17	$14
Music Asset Description		Released in 2009, “Everybody Loves Me” is a pop song recorded by OneRepublic. The track is featured on the band’s 2009 album Waking Up.

JKBX HITS VOL1 00034	Faith	2016	Pop, R&B	USQ4E1602392	Brent Kutzle, Francis Starlite, Stevie Wonder, Benny Blanco, Ryan Tedder	Stevie Wonder	Sound Recording - Production	Royalty Participant	Life of Copyright	Coda	Worldwide	N/A	$884	$820
Music Asset Description

“Faith” is a song by performer Stevie Wonder that was the lead single from the soundtrack of the 2016 musical-animated film Sing. The song was written by Francis Starlite, Stevie Wonder, Brent Kutzle and producers Ryan Tedder and Benny Blanco. The track was nominated for Best Original Song at the 74th Annual Golden Globe Awards.

JKBX HITS VOL1 00035	Feel Again	2012	Pop	T-908.996.588-8	Noel Zancanella, Brent Kutzle, Drew Brown, Ryan Tedder	OneRepublic	Composition - Songwriter	Public Performance	Life of Copyright	Coda	Worldwide	N/A	$4,266	$3,159
Music Asset Description

Written by Ryan Tedder, Brent Kutzle, Drew Brown and Noel Zancanella, “Feel Again” is a song recorded by OneRepublic for their third studio album Native. The song reached #8 on the US Adult Top 40 and has been certified RIAA Gold.

JKBX HITS VOL1 00037	Get Free	2012	Dance/Electronic	US38W1229203	Amber Coffman, Thomas Wesley Pentz	Major Lazer, Amber Coffman	Sound Recording - Master	Sales, Sync, Other, Digital Performance	Life of Copyright	Coda	Worldwide	$25,406	$19,708	$22,796
Music Asset Description

Released in 2012, “Get Free” is a Dancehall song recorded by Major Lazer and featuring vocals from Amber Coffman. The song was featured on the trio’s album Free The Universe and saw top 20 chart success in countries including Belgium, Netherlands, Romania, and the UK.

JKBX HITS VOL1 00038	Ghost	2014	Pop, R&B	T-300.440.360-1	Noel Zancanella, Ester Dean, Ella Henderson, Ryan Tedder	Ella Henderson	Composition - Songwriter	Public Performance	Life of Copyright	Coda	Worldwide	N/A	$11,286	$12,256
Music Asset Description

Written by Ella Henderson, Ryan Tedder, Ester Dean and Noel Zancanella, “Ghost” was recorded by English singer songwriter Ella Henderson. The song is featured on her debut album Chapter One and debuted at #1 on the UK Singles Chart. It has been certified Platinum in Australia, New Zealand, the United Kingdom and the United States.

Corresponding Series	Song Title	Release Date	Genre	ISRC/ISWC	Songwriter	Recording Artist	Rights Type	Income Interest Type	Term	Income Interest Owner	Region	Historical Royalties
												2020	2021	2022
JKBX HITS VOL1 00039	Ghost	2014	Pop, R&B	GBHMU1400029	Noel Zancanella, Ester Dean, Ella Henderson, Ryan Tedder	Ella Henderson	Sound Recording - Production	Royalty Participant , Neighboring Rights, Digital Performance	Life of Copyright	Coda	Worldwide	N/A	$1,341	$1,742
Music Asset Description

Released in 2014, “Ghost” is a pop song recorded by Ella Henderson for her debut album Chapter One. The song reached #5 on the US Adult Top 40 chart and has been certified Platinum by the RIAA in the United States. The track reached the top 10 in numerous countries including Australia, Austria, Canada, Czech Republic, Germany, Hungary, Ireland, New Zealand, Poland, Scotland, Slovakia, South Africa, and the UK.

JKBX HITS VOL1 00040	Good Life	2009	Pop	T-904.822.524-7	Noel Zancanella, Brent Kutzle, Eddie Fisher, Ryan Tedder	OneRepublic	Composition - Songwriter	Public Performance	Life of Copyright	Coda	Worldwide	N/A	$10,133	$10,199
Music Asset Description

“Good Life” is a song recorded by OneRepublic for their second studio album, Waking Up in 2009. The song reached #8 on the Billboard Hot 100 and is RIAA certified 3X Platinum. The track peaked in the top 10 in countries including Austria, Canada, Germany, Luxembourg, and the U.S.

JKBX HITS VOL1 00041	Good Life	2009	Pop	USUM70999110	Noel Zancanella, Brent Kutzle, Eddie Fisher, Ryan Tedder	OneRepublic	Sound Recording - Production	Neighboring Rights, Digital Performance	Life of Copyright	Coda	Worldwide	N/A	$2,117	$4,447
Music Asset Description

Written by group members Ryan Tedder, Brent Kutzle, and Eddie Fisher along with Noel Zancanella, “Good Life” is a song recorded by OneRepublic for their album Waking Up. The song has also been covered by artists such as Tiffany Alvord, Alex Goot, Tyler Ward and others.

JKBX HITS VOL1 00042	Halo	2008	Pop, R&B	T-901.559.781-6	Evan Kidd Bogart, Beyoncé Knowles, Ryan Tedder	Beyoncé	Composition - Songwriter	Public Performance	Life of Copyright	Coda	Worldwide	N/A	$52,233	$50,037
Music Asset Description

Written by Ryan Tedder, Evan Bogart and Beyoncé, “Halo” is a Pop / R&B song written and recorded for Beyonce’s third studio album, I Am... Sasha Fierce (2008). “Halo” has been covered by many artists including LP, Alexander Stewart, Davina Michelle, Ane Brun, Linnea Olsson, Lotte Kestner and others. The American Society of Composers, Authors and Publishers (ASCAP) recognized “Halo” as one of the most performed songs of 2009 at the 27th ASCAP Pop Music Awards.

JKBX HITS VOL1 00043	Halo	2008	Pop, R&B	USSM10804556	Evan Kidd Bogart, Beyoncé Knowles, Ryan Tedder	Beyoncé	Sound Recording - Production	Royalty Participant , Neighboring Rights, Digital Performance	Life of Copyright	Coda	Worldwide	N/A	$26,885	$20,884
Music Asset Description

Released in 2009, “Halo” is a Pop / R&B song recorded by Beyoncé for her third studio album, I Am... Sasha Fierce. “Halo” was nominated for Record of the Year and won Best Female Pop Vocal Performance at the 52nd Annual Grammy Awards. The song reached #5 on the Billboard Hot 100 chart and is RIAA certified 9X Platinum. It saw top 5 chart success in countries including Australia, Brazil, Canada, Croatia, Czech Republic, Germany, Ireland, Italy, Norway, Portugal, Scotland, Slovakia, Spain, Switzerland, the UK and the U.S.

JKBX HITS VOL1 00044	Happier	2017	Pop	T-928.114.981-3	Ed Sheeran, Benjamin Levin, Ryan Tedder	Ed Sheeran	Composition - Songwriter	Mechanical, Public Performance, Sync, Other	Life of Copyright	Coda	Worldwide	N/A	$50,691	$41,546
Music Asset Description

Written by Ed Sheeran along with Ryan Tedder and Benny Blanco, “Happier” is a pop song included on Ed Sheeran’s third studio album, ÷ (Divide) released in 2017. The song has been covered by Boyce Avenue, and others.

JKBX HITS VOL1 00045	I Lived	2013	Pop	T-910.023.302-1	Noel Zancanella, Ryan Tedder	OneRepublic	Composition - Songwriter	Public Performance	Life of Copyright	Coda	Worldwide	N/A	$11,243	$24,230
Music Asset Description

Released in 2014, “I Lived” is a pop song recorded by OneRepublic for their album, Native. Released as the fourth and final single from the album, the track reached #10 on Billboard’s US Adult Top 40 chart. The track also has Platinum certification in Australia and Italy and Gold certification in Germany and the UK.

JKBX HITS VOL1 00046	I Lived	2013	Pop	USUM71301307	Noel Zancanella, Ryan Tedder	OneRepublic	Sound Recording - Production	Neighboring Rights, Digital Performance	Life of Copyright	Coda	Worldwide	N/A	$7,168	$5,462
Music Asset Description

Written by Ryan Tedder and Noel Zancanella, “I Lived” is a song recorded by OneRepublic for their album Native. Released as the fourth and final single from the album, the track reached #10 on Billboard’s US Adult Top 40 chart. The track also has Platinum certification in Australia and Italy and Gold certification in Germany and the UK. It was the final song covered in the series finale of the hit FOX musical comedy-drama Glee, in March 2015. It was also covered by Caleb and Kelsey, and others

Corresponding Series	Song Title	Release Date	Genre	ISRC/ISWC	Songwriter	Recording Artist	Rights Type	Income Interest Type	Term	Income Interest Owner	Region	Historical Royalties
												2020	2021	2022
JKBX HITS VOL1 00047	I Want You To Know	2015	Dance/Electronic	T-315.646.161-5	Mr. Franks, Kevin Nicholas Drew, Anton Zaslavski, Ryan Tedder	Zedd	Composition - Songwriter	Public Performance	Life of Copyright	Coda	Worldwide	N/A	$7,874	$6,065
Music Asset Description

Written by Mr. Franks, Kevin Nicholas Drew, Anton Zaslavski and Ryan Tedder, “I Want You To Know” is an EDM song recorded by Zedd, featuring Selena Gomez. “I Want You to Know” was the lead single for Zedd’s second studio album, True Colors (2015) and has been covered by Kurt Hugo Schneider, Tanner Patrick, and others.

JKBX HITS VOL1 00049	If I Lose Myself	2013	Pop	T-910.555.134-6	Brent Kutzle, Zach Filkins, Benny Blanco, Alessandro Lindblad, Ryan Tedder	OneRepublic	Composition - Songwriter	Mechanical, Public Performance, Sync, Other	Life of Copyright	Coda	Worldwide	N/A	$34,162	$34,592
Music Asset Description

Written by Brent Kutzle, Zach Filkins, Benny Blanco, Alessandro Lindblad and Ryan Tedder, “If I Lose Myself” was recorded by OneRepublic for their 2013 album, Native. It has been covered by Tiffany Alvord, Madilyn Bailey, and others.

JKBX HITS VOL1 00050	If I Lose Myself	2013	Pop	USUM71303190	Brent Kutzle, Zach Filkins, Benny Blanco, Alessandro Lindblad, Ryan Tedder	OneRepublic	Sound Recording - Production	Neighboring Rights, Digital Performance	Life of Copyright	Coda	Worldwide	N/A	$3,862	$2,637
Music Asset Description

Released in 2013, “If I Lose Myself” is a song recorded by American pop rock band OneRepublic for their third studio album, Native. It was released as the album’s first official single on January 8, 2013. The track reached the top 10 in countries including Austria, Belgium, Germany, Luxembourg, Poland, Slovakia, Sweden, Switzerland and the US.

JKBX HITS VOL1 00051	Kids	2016	Pop	T-920.106.767-6	Brent Kutzle, Steve Wilnot, Brandon Collins, Ryan Tedder	OneRepublic	Composition - Songwriter	Mechanical, Public Performance, Sync, Other	Life of Copyright	Coda	Worldwide	N/A	$11,659	$10,946
Music Asset Description

Written by Brent Kutzle, Steve Wilmot, Brandon Collins and Ryan Tedder, “Kids” is a song recorded by OneRepublic for their 2016 album Oh My My. Upon its release as a single, the OneRepublic song reached #17 on the Billboard Adult Top 40 chart.

Corresponding Series	Song Title	Release Date	Genre	ISRC/ISWC	Songwriter	Recording Artist	Rights Type	Income Interest Type	Term	Income Interest Owner	Region	Historical Royalties
												2020	2021	2022
JKBX HITS VOL1 00053	Know No Better	2017	Dance/Electronic	QMUY41700058	Brittany Hazard, Camila Cabello, Jacques Webster, Quavious Marshall, Henry Allen, Thomas Wesley Pentz	Major Lazer, Travis Scott, Camila Cabello, Quavo	Sound Recording - Master	Sales, Sync, Other, Digital Performance	Life of Copyright	Coda	Worldwide	$46,653	$32,998	$30,553
Music Asset Description

Released in 2017, “Know No Better” is a song by electronic music trio Major Lazer, featuring Camila Cabello, Travis Scott and Quavo. It was released as the lead single of the group’s EP of the same name.

JKBX HITS VOL1 00054	Lean On	2015	Dance/Electronic	QMUY41500131	Philip Meckseper, Karen Ørsted, Steve Guess, William Grigahcine, Thomas Wesley Pentz	Major Lazer, MØ, DJ Snake	Sound Recording - Master	Sales, Sync, Other, Digital Performance	Life of Copyright	Coda	Worldwide	$165,996	$175,055	$176,394
Music Asset Description

Released in 2015, “Lean On” is a song by electronic music trio Major Lazer and French DJ and record producer DJ Snake, featuring MØ. It was released as the lead single from Major Lazer’s third studio album, Peace Is the Mission. The song reached #4 on the Billboard Hot 100 and is certified Diamond by the RIAA for exceeding over 10 million sales in the U.S. The track reached #1 in numerous countries including Argentina, Australia, Czech Republic, Denmark, Finland, Greece, Hungary, Iceland, Lebanon, Luxemburg, Mexico, Netherlands, New Zealand, Romania, Russia, Slovakia, Switzerland, the UK and the US.

JKBX HITS VOL1 00055	Let’s Hurt Tonight	2016	Pop	T-920.525.277-3	Noel Zancanella, Ryan Tedder	OneRepublic	Composition - Songwriter	Public Performance	Life of Copyright	Coda	Worldwide	N/A	$4,933	$3,311
Music Asset Description		Written by Noel Zancanella and Ryan Tedder, “Let’s Hurt Tonight” is a pop song recorded by OneRepublic for their fourth studio album, Oh My My (2016).

JKBX HITS VOL1 00056	Light It Up	2015	Dance/Electronic	QMUY41500182	Philip Meckseper, David Alexander Malcom, Nailah Thorbourne, Sidney Swift, T-Baby, Thomas Wesley Pentz	Major Lazer, Nyla	Sound Recording - Master	Sales, Sync, Other, Digital Performance	Life of Copyright	Coda	Worldwide	$91,671	$69,728	$76,371
Music Asset Description

Released in 2015, “Light It Up” is a song recorded by American electronic music group Major Lazer, featuring vocals from Jamaican singer Nyla. The track was first released on Major Lazer’s third studio album Peace Is the Mission.

JKBX HITS VOL1 00057	Lonely	2019	Pop, Dance/Electronic	T-929.949.638-1	Philip Meckseper, Henry Allen, Joe Jonas, Nick Jonas, Thomas Wesley Pentz, Ryan Tedder	Diplo, Jonas Brothers	Composition - Songwriter	Mechanical, Public Performance, Sync, Other	Life of Copyright	Coda	Worldwide	N/A	$5,283	$3,307
Music Asset Description

Written by Philip Meckseper, Henry Allen, Joe Jonas, Nick Jonas, Thomas Wesley Pentz, and Ryan Tedder, “Lonely” is a single recorded by Diplo and The Jonas Brothers. The song was released in 2020 as a part of the album Diplo Presents Thomas Wesley, Chapter 1: Snake Oil.

Corresponding Series	Song Title	Release Date	Genre	ISRC/ISWC	Songwriter	Recording Artist	Rights Type	Income Interest Type	Term	Income Interest Owner	Region	Historical Royalties
												2020	2021	2022
JKBX HITS VOL1 00058	Love Runs Out	2014	Pop	T-914.190.918-4	Brent Kutzle, Drew Brown, Eddie Fisher, Zach Filkins, Ryan Tedder	OneRepublic	Composition - Songwriter	Public Performance	Life of Copyright	Coda	Worldwide	N/A	$19,528	$17,592
Music Asset Description

“Love Runs Out” was recorded by OneRepublic and released as part of the band’s 2014 reissue of their third studio album Native (2013). The song debuted at #81 on the Billboard Hot 100 and eventually reached #15.

JKBX HITS VOL1 00059	Love Runs Out	2014	Pop	USUM71404631	Brent Kutzle, Drew Brown, Eddie Fisher, Zach Filkins, Ryan Tedder	OneRepublic	Sound Recording - Production	Neighboring Rights, Digital Performance	Life of Copyright	Coda	Worldwide	N/A	$7,145	$6,103
Music Asset Description

Written by band members Brent Kutzle, Drew Brown, Eddie Fisher, Zach Filkins, and Ryan Tedder, “Love Runs Out” is a pop song recorded by OneRepublic. It was first released as part of the band’s 2014 reissue of their third studio album Native (2013).

JKBX HITS VOL1 00060	Love Somebody	2012	Pop	T-911.798.013-9	Noel Zancanella, Nathaniel Motte, Adam Levine, Ryan Tedder	Maroon 5	Composition - Songwriter	Public Performance	Life of Copyright	Coda	Worldwide	N/A	$3,937	$3,490
Music Asset Description

Released in 2013, “Love Somebody” is a pop rock song recorded by Maroon 5 for their fourth studio album Overexposed. The track debuted at #54 on the Billboard Hot 100 and reached #10. The track reached the top 10 in countries including Belgium, Canada, Iceland, Netherlands, South Korea, South Africa, the U.S. and Venezuela.

JKBX HITS VOL1 00061	Love Somebody	2012	Pop	USUM71204774	Noel Zancanella, Nathaniel Motte, Adam Levine, Ryan Tedder	Maroon 5	Sound Recording - Production	Royalty Participant , Neighboring Rights, Digital Performance	Life of Copyright	Coda	Worldwide	N/A	$1,441	$1,736
Music Asset Description

Written by Noel Zancanella, Nathaniel Motte, Adam Levine, and Ryan Tedder, “Love Somebody” was first recorded by Maroon 5 for their fourth studio album Overexposed. The song has been covered by many artists including Alex Goot, James Maslow and others.

JKBX HITS VOL1 00062	Make It Hot	2019	Dance/Electronic	QMUY41900102	Boaz De Jong, Nija Charles, Justin Rafael Quiles Rivera, Robin Francesco, Larissa de Macedo Machado, Thomas Wesley Pentz	Major Lazer, Diplo, Anitta	Sound Recording - Master	Sales, Sync, Other, Digital Performance	Life of Copyright	Coda	Worldwide	$11,867	$6,343	$6,606
Music Asset Description		Released in 2020, “Make It Hot” was recorded by electronic music trio Major Lazer with features from Diplo and Anitta. The track is from the group’s fourth studio album Music Is the Weapon.

JKBX HITS VOL1 00063	Maps	2014	Pop	T-914.188.769-6	Noel Zancanella, Benny Blanco, Adam Levine, Ammar Malik, Ryan Tedder	Maroon 5	Composition - Songwriter	Public Performance	Life of Copyright	Coda	Worldwide	N/A	$6,075	$7,135
Music Asset Description

Released in 2014, “Maps” was recorded by Maroon 5 as their lead single for their fifth studio album, V. The track reached #1 in Canada and #1 on both Billboard’s Adult Contemporary and Adult Top 40 Charts in the U.S. The track also reached the top 20 in over 25 countries and is RIAA certified 4X platinum.

Corresponding Series	Song Title	Release Date	Genre	ISRC/ISWC	Songwriter	Recording Artist	Rights Type	Income Interest Type	Term	Income Interest Owner	Region	Historical Royalties
												2020	2021	2022
JKBX HITS VOL1 00064	Maps	2014	Pop	USUM71407116	Noel Zancanella, Benny Blanco, Adam Levine, Ammar Malik, Ryan Tedder	Maroon 5	Sound Recording - Production	Royalty Participant , Neighboring Rights, Digital Performance	Life of Copyright	Coda	Worldwide	N/A	$5,938	$7,367
Music Asset Description

Written by Noel Zancanella, Benny Blanco, Adam Levine, Ammar Malik, and Ryan Tedder, “Maps” is a pop song performed and recorded by Maroon 5 as the lead single for their fifth studio album, V. The song has been covered and recorded many times by artists including Our Last Night, Kurt Hugo Schneider, Madilyn Bailey and others.

JKBX HITS VOL1 00065	No Vacancy	2017	Pop	T-921.962.366-2	Andrés Torres, Mauricio Rengifo, Tor Erik Hermansen, Ryan Tedder	OneRepublic	Composition - Songwriter	Mechanical, Public Performance, Sync, Other	Life of Copyright	Coda	Worldwide	N/A	$8,699	$4,748
Music Asset Description

Written by Andrés Torres, Mauricio Rengifo, Tor Erik Hermansen, and Ryan Tedder, “No Vacancy” is a song recorded by OneRepublic. The song was first released on the band’s fourth studio album, Oh My My (2017).

JKBX HITS VOL1 00067	Particula	2017	Dance/Electronic	QMUY41700060	Thomas Wesley Pentz	Major Lazer, Nasty C, DJ Maphorisa, Ice Prince, Jidenna, Patoranking	Sound Recording - Master	Sales, Sync, Other, Digital Performance	Life of Copyright	Coda	Worldwide	$18,280	$14,279	$13,776
Music Asset Description

Released in 2017, “Particula” is a dance/electronic song recorded by Major Lazer, featuring Nasty C, DJ Maphorisa, Ice Prince, Jidenna, and Patoranking. The track was released on the group’s EP Know No Better.

JKBX HITS VOL1 00068	Particular Taste	2018	Pop	T-925.712.589-6	Zach Skelton, Shawn Mendes, Ryan Tedder	Shawn Mendes	Composition - Songwriter	Public Performance	Life of Copyright	Coda	Worldwide	N/A	$969	$694
MusicAsset Description

Written by Zach Skelton, Shawn Mendes, and Ryan Tedder, “Particular Taste” was written for Shawn’s third studio self titled album, Shawn Mendes (2018). The album was nominated for a Grammy for Best Pop Vocal Album in 2019.

JKBX HITS VOL1 00069	Particular Taste	2018	Pop	USUM71804958	Zach Skelton, Shawn Mendes, Ryan Tedder	Shawn Mendes	Sound Recording - Production	Royalty Participant , Neighboring Rights, Digital Performance	Life of Copyright	Coda	Worldwide	N/A	$2	$9
Music Asset Description

Released in 2018, “Particular Taste” was recorded and performed by Shawn Mendes for Shawn’s third studio self-titled album, Shawn Mendes (2018). The album was nominated for a Grammy for Best Pop Vocal Album in 2019.

JKBX HITS VOL1 00070	Powerful	2015	Dance/Electronic	QMUY41500013	Clément Picard, Maxime Picard, Ilsey Juber, Fransisca Hall, Omar Riley, Thomas Wesley Pentz	Major Lazer, Ellie Goulding, Tarrus Riley	Sound Recording - Master	Sales, Sync, Other, Digital Performance	Life of Copyright	Coda	Worldwide	$68,172	$38,065	$48,381
Music Asset Description

Released in 2015, “Powerful” is a dance/electronic song recorded by electronic trio Major Lazer and features Ellie Goulding, and Tarrus Riley. The track was released on the group’s third studio album, Peace Is the Mission. The track has been used in many ads and shows. The track is RIAA certified Gold in the U.S.

Corresponding Series	Song Title	Release Date	Genre	ISRC/ISWC	Songwriter	Recording Artist	Rights Type	Income Interest Type	Term	Income Interest Owner	Region	Historical Royalties
												2020	2021	2022
JKBX HITS VOL1 00071	Remedy	2015	Pop	T-918.072.389-1	Adele Adkins, Ryan Tedder	Adele	Composition - Songwriter	Public Performance	Life of Copyright	Coda	Worldwide	N/A	$3,369	$3,144
Music Asset Description		Written by Adele Adkins, and Ryan Tedder, “Remedy” is a song recorded by Adele for her third studio album, 25.

JKBX HITS VOL1 00072	Remedy	2015	Pop	GBBKS1500218	Adele Adkins, Ryan Tedder	Adele	Sound Recording - Production	Royalty Participant , Neighboring Rights, Digital Performance	Life of Copyright	Coda	Worldwide	N/A	$4,786	$2,547
Music Asset Description		Released in 2015, “Remedy” was recorded by Adele for her third studio album, 25.
JKBX HITS VOL1 00073	Rich Love	2017	Pop	T-318.835.783-3	Brent Kutzle, Espen Berg, Simen Eriksrud, Ryan Tedder	OneRepublic	Composition - Songwriter	Mechanical, Public Performance, Sync, Other	Life of Copyright	Coda	Worldwide	N/A	$8,432	$6,203
Music Asset Description

Written by Brent Kutzle, Espen Berg, Simen Eriksrud, and Ryan Tedder, “Rich Love” was recorded by OneRepublic and Norwegian EDM record production trio Seeb in 2017. The OneRepublic track was released as a single and reached #15 on Billboard’s Hot Dance/Electronic Chart.

JKBX HITS VOL1 00075	Rumour Has It	2011	Pop	T-905.686.159-7	Adele Adkins, Ryan Tedder	Adele	Composition - Songwriter	Public Performance	Life of Copyright	Coda	Worldwide	N/A	$12,645	$13,185
Music Asset Description

Written by Adele Adkins, and Ryan Tedder “Rumour Has It” is a single recorded by English singer-songwriter, Adele. The song was written for her second studio album, 21 (2011). The recording by Adele reached number 16 on the Billboard Hot 100 and is RIAA Certified 2X Platinum. The song has been used in various TV shows and covered by many other artists, including the cast of Glee.

JKBX HITS VOL1 00076	Rumour Has It	2011	Pop	GBBKS1000349	Adele Adkins, Ryan Tedder	Adele	Sound Recording - Production	Royalty Participant , Neighboring Rights, Digital Performance	Life of Copyright	Coda	Worldwide	N/A	$13,303	$8,299
Music Asset Description

Released in 2011, “Rumour Has It” is a pop song performed by English singer-songwriter, Adele. The track was released on Adele’s second studio album, 21 (2011). The track reached #16 on the Billboard Hot 100 and is RIAA Certified 2X Platinum. The track reached the top 20 in countries including Belgium, Iceland, Israel, Lebanon, Poland, South Korea, and the U.S. with Platinum certifications in Brazil and Canada and Gold certifications in Australia, Italy, Mexico and the UK.

JKBX HITS VOL1 00077	Run Up	2014	Dance/Electronic	QMUY41600121	Philip Meckseper, Benjamin Levin, Tor Erik Hermansen, Jahron Brathwaite, Mikkel Eriksen, Onika Maraj, Thomas Wesley Pentz	Major Lazer, Nicki Minaj, PARTYNEXTDOOR	Sound Recording - Master	Sales, Sync, Other, Digital Performance	Life of Copyright	Coda	Worldwide	$30,907	$21,091	$23,140
Music Asset Description

Released in 2017, “Run Up” is a dance/electronic song recorded by Major Lazer, featuring PartyNextDoor and Nicki Minaj. The track was included on the album, Major Lazer Essentials. Globally the track charted in the top 20 in multiple countries including Canada, Czech Republic, France, Hungary, Netherlands, New Zealand, Slovakia, and the U.S. with Platinum certifications in Australia, France and Italy.

Corresponding Series	Song Title	Release Date	Genre	ISRC/ISWC	Songwriter	Recording Artist	Rights Type	Income Interest Type	Term	Income Interest Owner	Region	Historical Royalties
												2020	2021	2022
JKBX HITS VOL1 00078	Secrets	2009	Pop	T-903.595.073-3	Ryan Tedder	OneRepublic	Composition - Songwriter	Mechanical, Public Performance, Sync, Other	Life of Copyright	Coda	Worldwide	N/A	$82,293	$50,897
Music Asset Description

Written by Ryan Tedder, “Secrets” is a pop rock song recorded by OneRepublic. The song was released on the band’s second studio album, Waking Up (2009). The song has been featured in many different shows and films and covered by many different artists including Simply Three, Tiffany Alvord, The Piano Guys, Jayesslee and others.

JKBX HITS VOL1 00079	Secrets	2009	Pop	USUM70985644	Ryan Tedder	OneRepublic	Sound Recording - Production	Neighboring Rights, Digital Performance	Life of Copyright	Coda	Worldwide	N/A	$4,829	$4,893
Music Asset Description

Released in 2009, “Secrets” was recorded by OneRepublic. It was released as the album’s second single from the band’s second studio album, Waking Up. The track reached #21 on the Billboard Hot 100 and is RIAA certified 2X Platinum.

JKBX HITS VOL1 00080	So Good	2012	Hip-Hop/Rap, Pop	T-911.556.615-9	Brent Kutzle, Bobby Ray Simmons, Ryan Tedder	B.o.B	Composition - Songwriter	Public Performance	Life of Copyright	Coda	Worldwide	N/A	$2,486	$2,054
Music Asset Description

Written by Brent Kutzle, Bobby Ray Simmons, and Ryan Tedder, “So Good” is a pop/rap song recorded by American rapper B.o.B. The song was written for B.o.B.’s second studio album, Strange Clouds. The song has been covered by Tyler Ward and others.

JKBX HITS VOL1 00081	So Good	2012	Hip-Hop/Rap, Pop	USAT21200255	Brent Kutzle, Bobby Ray Simmons, Ryan Tedder	B.o.B	Sound Recording - Production	Royalty Participant , Neighboring Rights, Digital Performance	Life of Copyright	Coda	Worldwide	N/A	$98	$81
Music Asset Description

Released in 2012, “So Good” is a pop/rap song recorded by American rapper B.o.B. for his second studio album Strange Clouds. The track reached #11 on the Billboard Hot 100 and is RIAA certified 2X Platinum. The track went #1 in the UK and has achieved Platinum status in Australia and Gold status in Canada, New Zealand and the UK.

JKBX HITS VOL1 00082	Something I Need	2013	Pop	T-925.425.512-4	Benny Blanco, Ryan Tedder	OneRepublic	Composition - Songwriter	Mechanical, Public Performance, Sync, Other	Life of Copyright	Coda	Worldwide	N/A	$9,064	$7,074
Music Asset Description

Written by Benny Blanco, and Ryan Tedder, “Something I Need” is a song recorded by OneRepublic. The song was written for the band’s third studio album, Native (2013). The song has a cover version recorded and performed by Ben Haenow, winner of the 11th series of ‘The X Factor’.

JKBX HITS VOL1 00084	Song For Someone	2014	Rock, Pop	GBUM71404682	Bono, Larry Mullen Jr., The Edge, Adam Clayton, Ryan Tedder	U2	Sound Recording - Production	Royalty Participant , Neighboring Rights, Digital Performance	Life of Copyright	Coda	Worldwide	N/A	$9,446	$2,285
Music Asset Description

Released in 2015, “Song For Someone” is a track recorded by the Irish rock band and Rock and Roll Hall of Fame inductee, U2. The track was released on their thirteenth studio album, Songs of Innocence.

JKBX HITS VOL1 00085	Stop And Stare	2007	Pop	T-072.436.104-9	Zach Filkins, Andrew Brown, Tim Myers, Ryan Tedder, Eddie Fisher	OneRepublic	Composition - Songwriter	Mechanical, Public Performance, Sync, Other	Life of Copyright	Coda	Worldwide	N/A	$25,543	$25,532
Music Asset Description

Written by band members Zach Filkins, Andrew Brown, Tim Myers, Ryan Tedder, and Eddie Fisher, “Stop and Stare” is recorded by OneRepublic. The song has had many recorded cover versions included by the group, Vitamin String Quartet, and others.

Corresponding Series	Song Title	Release Date	Genre	ISRC/ISWC	Songwriter	Recording Artist	Rights Type	Income Interest Type	Term	Income Interest Owner	Region	Historical Royalties
												2020	2021	2022
JKBX HITS VOL1 00086	Stop And Stare	2007	Pop	USUM70758804	Zach Filkins, Andrew Brown, Tim Myers, Ryan Tedder, Eddie Fisher	OneRepublic	Sound Recording - Production	Neighboring Rights, Digital Performance	Life of Copyright	Coda	Worldwide	N/A	$6,090	$4,107
Music Asset Description

Released in 2007, “Stop and Stare” is a pop rock song recorded and performed by OneRepublic for their debut album, Dreaming Out Loud. The track reached #12 on the Billboard Hot 100 and #9 on Billboard’s Pop 100 chart.

JKBX HITS VOL1 00087	Stranger Things	2018	Dance/Electronic, Pop	T-922.987.393-2	Casey Smith, Kyrre Gørvell-Dahll, Ryan Tedder	Kygo, OneRepublic	Composition - Songwriter	Public Performance	Life of Copyright	Coda	Worldwide	N/A	$1,854	$1,652
Music Asset Description

Written by Casey Smith, Kyrre Gørvell-Dahll, and Ryan Tedder, “Stranger Things” is an EDM pop song recorded by Norwegian DJ and record producer Kygo featuring OneRepublic. The song was released in 2018 on the album Kids In Love.

JKBX HITS VOL1 00088	Sua Cara	2017	Dance/Electronic	QMUY41700062	Boaz De Jong, Larissa de Macedo Machado, Arthur Magno Simoes Marques, Giordan Ashurf, Jefferson Junior, Pablo Luiz Bispo, Rashid Badloe, Rodrigo Pereira Vilela Antunes, Shareef Badloe, Umberto Tavares, Thomas Wesley Pentz	Major Lazer, Anitta, Pabllo Vittar	Sound Recording - Master	Sales, Sync, Other, Digital Performance	Life of Copyright	Coda	Worldwide	$14,237	$17,321	$33,204
Music Asset Description

Released in 2017, “Sua Cara” (transl. Your Face) is a track by electronic trio Major Lazer from their fourth EP, Know No Better (2017). The track features Brazilian singers Anitta and Pabllo Vittar and was nominated for a Grammy at the Latin Grammy awards in 2018.

JKBX HITS VOL1 00089	Sucker	2019	Pop	T-912.839.114-0	Joe Jonas, Nick Jonas, Frank Dukes, Louis Bell, Homer Steinweiss, Kevin Jonas, Mustafa Ahmed, Ryan Tedder	Jonas Brothers	Composition - Songwriter	Mechanical, Public Performance, Sync, Other	Life of Copyright	Coda	Worldwide	N/A	$114,695	$80,737
Music Asset Description

Written by band members, Joe Jonas, Nick Jonas, Kevin Jonas as well as Frank Dukes, Louis Bell, Homer Steinweiss, Mustafa Ahmed, and Ryan Tedder, “Sucker” was released by The Jonas Brothers’ in 2019. It was their first release in 6 years, and the first single for their fifth studio album, Happiness Begins. The song has been performed and covered by many artists, including First To Eleven, Kylie Cantrall, Jared Dines, Boyce Avenue, Halsey and others.

Corresponding Series	Song Title	Release Date	Genre	ISRC/ISWC	Songwriter	Recording Artist	Rights Type	Income Interest Type	Term	Income Interest Owner	Region	Historical Royalties
												2020	2021	2022
JKBX HITS VOL1 00090	Sucker	2019	Pop	USUG11900515	Joe Jonas, Nick Jonas, Frank Dukes, Louis Bell, Homer Steinweiss, Kevin Jonas, Mustafa Ahmed, Ryan Tedder	Jonas Brothers	Sound Recording - Production	Royalty Participant , Neighboring Rights, Digital Performance	Life of Copyright	Coda	Worldwide	N/A	$13,524	$12,636
Music Asset Description

Released in 2019 as a comeback single from The Jonas Brothers, “Sucker” was the band’s first release in 6 years after a hiatus. It was the first single from the album, Happiness Begins. The recording won many awards including Best Pop Music Video at the MTV Music Awards, Song Of The Year at the ASCAP Music Awards, Best Radio Song at the Billboard Music Awards, Most Performed Song of the Year at the BMI Pop Awards, and a Titanium Award at the iHeartRadio Music Awards. The recording was also nominated for a Grammy in 2020 and became the brothers’ biggest hit single to date, reaching number one in several countries, including the U.S. (on the Billboard Hot 100). The track is RIAA certified 5X Platinum. The song has also achieved Platinum status in countries including Australia, Belgium, Canada, Denmark, Germany, Italy, Mexico, New Zealand, Poland, Portugal, Spain and the UK.

JKBX HITS VOL1 00091	Titans	2018	Dance/Electronic	QMUY42100008	Philip Meckseper, Boaz De Jong, Sia Furler, Johnny Goldstein, Timothy Mckenzie, Thomas Wesley Pentz	Major Lazer, Sia, Labrinth, Diplo	Sound Recording - Master	Sales, Sync, Other, Digital Performance	Life of Copyright	Coda	Worldwide	N/A	$27,520	$21,261
Music Asset Description		Released in 2020, “Titans” is a track recorded by electronic music trio, Major Lazer featuring Sia, Labrinth, and Diplo. The track is from Major Lazer’s fourth studio album, Music Is the Weapon.

JKBX HITS VOL1 00093	Turning Tables	2011	Pop	T-905.686.160-0	Adele Adkins, Chris Elliott, Ryan Tedder	Adele	Composition - Songwriter	Public Performance	Life of Copyright	Coda	Worldwide	N/A	$8,261	$7,017
Music Asset Description

Written by Adele Adkins, Chris Elliott, and Ryan Tedder, “Turning Tables” was recorded by English singer songwriter Adele in 2010. The song was written for her second studio album, 21 which saw its release in 2011. Adele’s recording reached the top 20 of the singles charts in four countries. The song has been covered by many artists including actress and singer Gwyneth Paltrow with the cast of Glee, Peter Hollens and others.

JKBX HITS VOL1 00094	Watch Out For This (Bumaye)	2013	Dance/Electronic	US38W1229208	Reanno Gordon, Rubén Blades, Thomas Goethals, Thomas Wesley Pentz	Major Lazer, Busy Signal, The Flexican, FS Green	Sound Recording - Master	Sales, Sync, Other, Digital Performance	Life of Copyright	Coda	Worldwide	$28,545	$19,197	$25,055
Music Asset Description

Released in 2013, “Watch Out For This (Bumaye)” is a track by Major Lazer featuring Busy Signal, The Flexican, and FS Green. The track is from Major Lazer’s second studio album, Free The Universe. It reached the top 20 of the singles charts in 7 countries.

Corresponding Series	Song Title	Release Date	Genre	ISRC/ISWC	Songwriter	Recording Artist	Rights Type	Income Interest Type	Term	Income Interest Owner	Region	Historical Royalties
												2020	2021	2022
JKBX HITS VOL1 00095	Welcome To New York	2014	Pop	USCJY1431299	Taylor Swift, Ryan Tedder	Taylor Swift	Sound Recording - Production	Royalty Participant , Neighboring Rights, Digital Performance	Life of Copyright	Coda	Worldwide	N/A	$1,415	$1,759
Music Asset Description

First released in 2014, “Welcome To New York” was recorded by American singer-songwriter Taylor Swift. The recording was released as a promotional single for her fifth studio album, 1989, in 2014. The track subsequently reached #48 on the Billboard Hot 100 and is RIAA certified Platinum.

JKBX HITS VOL1 00096	Wherever I Go	2016	Pop	T-919.126.860-7	Noel Zancanella, Brent Kutzle, Ryan Tedder	OneRepublic	Composition - Songwriter	Public Performance	Life of Copyright	Coda	Worldwide	N/A	$5,957	$8,183
Music Asset Description

Written by band members Noel Zancanella, Brent Kutzle, and Ryan Tedder, “Wherever I Go” was recorded by OneRepublic for the band’s 2016 album, Oh My My. It was the lead single from that album and the song has been covered by other artists including 2CELLOS. The OneRepublic release of “Wherever I Go” as a single reached the top 20 on singles charts in 8 countries including the U.S.

JKBX HITS VOL1 00098	Wings	2013	Pop	T-909.965.093-8	Chrishan, Jasmine Van Den Bogaerde, Ryan Tedder	Birdy	Composition - Songwriter	Public Performance	Life of Copyright	Coda	Worldwide	N/A	$8,224	$8,563
Music Asset Description		Written by Jasmine Van Den Bogaerde, Ryan Tedder and Chrishan, “Wings” was recorded by Birdy for her second studio album, Fire Within (2013).

JKBX HITS VOL1 00099	Wings	2013	Pop	GBAHS1300286	Chrishan, Jasmine Van Den Bogaerde, Ryan Tedder	Birdy	Sound Recording - Production	Royalty Participant , Neighboring Rights, Digital Performance	Life of Copyright	Coda	Worldwide	N/A	$2,086	$2,309
Music Asset Description

Released in 2013, “Wings” was recorded by English musician Birdy as the lead single on her second studio album, Fire Within. The track reached #8 on the UK Singles chart, and is BPI certified 2X Platinum.

JKBX HITS VOL1 00100	XO	2013	Pop, R&B	T-915.679.572-1	Beyoncé Knowles, Terius Nash, Ryan Tedder	Beyoncé	Composition - Songwriter	Public Performance	Life of Copyright	Coda	Worldwide	N/A	$3,928	$3,746
Music Asset Description

Written by Beyoncé Knowles, Terius Nash, and Ryan Tedder, “XO” is a Pop and R&B song written and recorded for Beyoncé‘s self-titled fifth studio album, BEYONCÉ (2013). “XO” has been covered by many artists including a notable cover version by John Mayer. “XO” was nominated in the category for Best Song at the 2014 World Music Awards.

JKBX HITS VOL1 00101	XO	2013	Pop, R&B	USSM11307807	Beyoncé Knowles, Terius Nash, Ryan Tedder	Beyoncé	Sound Recording - Production	Royalty Participant , Neighboring Rights, Digital Performance	Life of Copyright	Coda	Worldwide	N/A	$1,303	$1,220
Music Asset Description

Released in 2013, “XO” is a Pop and R&B song recorded by Beyoncé for her self-titled fifth studio album BEYONCÉ. “XO” reached #45 on the Billboard Hot 100 and is RIAA certified 2X Platinum. The track also reached Platinum status in Australia and Canada and Gold status in the UK. “XO” was nominated for Best Song at the 2014 World Music Awards.

Songwriter and Recording Artist Biographical Information

The Compositions and Recordings presented in the “Composition and Recording Rights” table were written and recorded by various songwriters and recording artists. Selected biographical information for the primary songwriters and recording artists is presented below:

•	American Authors: American Authors are a Brooklyn-based band known for, among other works, the single “Best Day Of My Life.”

•	Ryan Tedder: Ryan Tedder is an American singer, songwriter, and record producer. He is the frontman and vocalist for the band OneRepublic.

•	Third Pardee Records: Third Pardee Records is a record label founded by Diplo in 2013 that specializes in electronic music.

•	Adele: Adele is a Grammy award winning English singer-songwriter.

•	B.o.B.: B.o.B. is an American rapper and record producer.

•	Beyonce: Beyonce is one of music’s top-selling artists and a prolific performer.

•	Birdy: Birdy is a singer-songwriter known for her melancholy pop.

•	Colbie Caillat: Colbie Caillat is an American singer-songwriter who rose to fame through MySpace.

•	Jonas Brothers: The Jonas Brothers are an American pop rock band formed in 2005 consisting of three brothers: Kevin, Joe and Nick.

•	Diplo: Diplo’s given name is Thomas Wesley Pentz and he is an American DJ and producer.

•	Ed Sheeran: Ed Sheeran is an English singer-songwriter.

•	Ella Henderson: Ella Henderson is an English singer-songwriter who creates electro-pop works.

•	Ellie Goulding: Ellie Goulding is an English pop vocalist.

•	James Blunt: James Blunt is an English performer known for his single “You’re Beautiful.”

•	Kelly Clarkson: Kelly Clarkson is an American singer-songwriter, author, television personality, and the first winner of the television show American Idol in 2002.

•	Kygo: Kygo is a Norwegian DJ and producer.

•	Leona Lewis: Leona Lewis is an English singer, songwriter and actress.

•	Major Lazer: Major Lazer is a Jamaican-American DJ trio which includes Diplo, Walshy Fire, and Ape Drums.

•	Maroon 5: Maroon 5 is an American pop rock band from California.

•	OneRepublic: OneRepublic is an American pop rock band from Colorado. Its members include Ryan Tedder, Zach Filkins, Drew Brown, Brent Kutzle, Eddie Fisher and Brian Willet.

•	Shawn Mendes: Shawn Mendes is a Canadian singer-songwriter.

•	Stevie Wonder: Stevie Wonder is an American singer-songwriter, musician and record producer who is a pioneer in the music industry and is one of the world’s best-selling artists of all time.

•	Taylor Swift: Taylor Swift is an American singer-songwriter and performer. She is a popular singer-songwriter and is the most streamed female artist on Spotify.

•	U2: U2 is an Irish rock band formed in 1976. They have won 22 Grammy awards.

•	Zedd: Zedd is a German DJ, producer and songwriter.

Streaming Information

The below table presents the number of times a Recording or a notable recording of a Composition has been played or streamed on various music streaming platforms since its original release as of September 22, 2023 as sourced from chartmetric.com:

		Streaming Platforms (millions of streams)
Song Title	Recording Artist	Spotify	YouTube	Pandora	Sirius XM	SoundCloud
All My Love	Major Lazer, Ariana Grande	1,800	248	642	N/A	30
All The Right Moves	OneRepublic	153	188	513	N/A	1
Already Gone	Kelly Clarkson	63	90	208	N/A	N/A
Apologize	OneRepublic	695	131	924	N/A	N/A
Be Together	Major Lazer, Wild Belle	0.8	0.8	0.1	N/A	N/A
Best Day Of My Life	American Authors	870	323	589	N/A	N/A
Bleeding Love	Leona Lewis	765	78	548	N/A	0.478
Blow That Smoke	Major Lazer, Tove Lo	64	75	1.6	N/A	N/A
Bonfire Heart	James Blunt	226	0.517	N/A	N/A	0.648
Brighter Than The Sun	Colbie Caillat	122	27	60	N/A	N/A
Bubble Butt	Major Lazer, Bruno Mars, Tyga, Mystic	55	24	62	N/A	N/A
Burn	Ellie Goulding	696	1,700	359	N/A	31
Buscando Huellas	Major Lazer, J Balvin, Sean Paul	95	50	1	N/A	N/A
Connection	OneRepublic	187	55	33	N/A	0.5
Counting Stars	OneRepublic	2,100	313	1,400	N/A	18
Diplomatico	Major Lazer, Guaynaa, Diplo	23	18	0.5	N/A	0.3
Every Breaking Wave	U2	80	30	3.1	N/A	0.2
Everybody Loves Me	OneRepublic	56	23	6.6	N/A	N/A
Faith	Stevie Wonder	90	66	9.1	N/A	0.1
Feel Again	OneRepublic	107	92	N/A	N/A	N/A
Get Free	Major Lazer, Amber Coffman	179	7.2	9.5	N/A	0.1
Ghost	Ella Henderson	389	162	106	N/A	0.5
Good Life	OneRepublic	358	229	636	N/A	1.1
Halo	Beyoncé	1,400	279	633	N/A	2.2
Happier	Ed Sheeran	1,200	678	165	N/A	1.4
I Lived	OneRepublic	406	107	N/A	N/A	0.5
I Want You To Know	Zedd	323	309	108	N/A	0.3
If I Lose Myself	OneRepublic	332	114	81	N/A	20
Kids	OneRepublic	12	7.2	0.038	N/A	N/A
Know No Better	Major Lazer, Travis Scott, Camila Cabello, Quavo	414	95	32	N/A	17
Lean On	Major Lazer, MØ, DJ Snake	11	N/A	2.5	N/A	N/A
Let’s Hurt Tonight	OneRepublic	136	141	8.1	N/A	N/A
Light It Up	Major Lazer, Nyla	1,200	589	114	N/A	0.3
Lonely	Diplo, Jonas Brothers	240	14	10	N/A	0.3
Love Runs Out	OneRepublic	284	6.3	317	N/A	N/A
Love Somebody	Maroon 5	225	166	331	N/A	N/A
Make It Hot	Major Lazer, Diplo, Anitta	42	22	0.3	N/A	0.6
Maps	Maroon 5	1,400	892	484	N/A	15
No Vacancy	OneRepublic	209	45	3.4	N/A	N/A
Particula	Major Lazer, Nasty C, DJ Maphorisa, Ice Prince, Jidenna, Patoranking	97	104	11	N/A	5.5
Particular Taste	Shawn Mendes	80	7.7	1.9	N/A	N/A
Powerful	Major Lazer, Ellie Goulding, Tarrus Riley	285	3.1	55	N/A	N/A
Remedy	Adele	232	16	141	N/A	N/A
Rich Love	OneRepublic	308	87	11	N/A	N/A
Rumour Has It	Adele	297	32	418	N/A	N/A
Run Up	Major Lazer, Nicki Minaj, PARTYNEXTDOOR	328	9.2	17.7	N/A	N/A
Secrets	OneRepublic	546	308	1,100	N/A	0.678
So Good	B.o.B	181	62	N/A	N/A	N/A
Something I Need	OneRepublic	134	68	112	N/A	N/A
Song For Someone	U2	63	39	1.9	N/A	N/A
Stop And Stare	OneRepublic	157	98	651	N/A	0.6
Stranger Things	Kygo, OneRepublic	77	8.3	0.1	N/A	N/A
Sua Cara	Major Lazer, Anitta, Pabllo Vittar	198	649	1.9	N/A	N/A
Sucker	Jonas Brothers	1,300	614	263	N/A	1.3
Titans	Major Lazer, Sia, Labrinth, Diplo	65	7.5	0.5	N/A	0.2
Turning Tables	Adele	367	219	332	N/A	N/A
Watch Out For This (Bumaye)	Major Lazer, Busy Signal, The Flexican, FS Green	288	289	6.9	N/A	N/A
Welcome To New York	Taylor Swift	218	16	37	N/A	N/A
Wherever I Go	OneRepublic	438	129	35	N/A	N/A
Wings	Birdy	258	212	12	N/A	0.2
XO	Beyoncé	351	195	90	N/A	N/A

ROYALTY SHARES OFFERING TABLE

Royalty Shares Offered by the Company(1)	Song Title	Rights Type	Offering Price per Royalty Share	Number of Royalty Shares	Maximum Offering Proceeds(2)	Maximum Acquisition Costs(2)(3)	Trailing Yield(4)
JKBX HITS VOL1 00005	All My Love	Sound Recording - Master	$2.23	100,000	$223,000.00	$199,713.86	3.70%
JKBX HITS VOL1 00006	All The Right Moves	Composition - Songwriter	$9.05	100,000	$905,000.00	$809,595.36	3.99%
JKBX HITS VOL1 00007	All The Right Moves	Sound Recording - Production	$1.65	100,000	$165,000.00	$147,602.26	3.81%
JKBX HITS VOL1 00008	Already Gone	Composition - Songwriter	$1.65	80,000	$132,000.00	$118,321.04	3.58%
JKBX HITS VOL1 00010	Apologize	Composition - Songwriter	$30.95	120,000	$3,714,000.00	$3,323,635.09	3.58%
JKBX HITS VOL1 00011	Apologize	Sound Recording - Production	$2.16	100,000	$216,000.00	$193,699.33	3.27%
JKBX HITS VOL1 00012	Be Together	Sound Recording - Master	$4.49	100,000	$449,000.00	$401,763.32	3.18%
JKBX HITS VOL1 00013	Best Day Of My Life	Composition - Songwriter	$8.01	100,000	$801,000.00	$716,683.06	5.68%
JKBX HITS VOL1 00014	Bleeding Love	Composition - Songwriter	$10.26	100,000	$1,026,000.00	$918,520.36	3.58%
JKBX HITS VOL1 00015	Bleeding Love	Sound Recording - Production	$1.98	100,000	$198,000.00	$177,546.32	3.34%
JKBX HITS VOL1 00016	Blow That Smoke	Sound Recording - Master	$2.79	100,000	$279,000.00	$249,780.49	2.08%
JKBX HITS VOL1 00017	Bonfire Heart	Composition - Songwriter	$2.06	100,000	$206,000.00	$184,005.28	3.50%
JKBX HITS VOL1 00019	Brighter Than The Sun	Composition - Songwriter	$1.70	60,000	$102,000.00	$91,580.32	3.25%
JKBX HITS VOL1 00020	Brighter Than The Sun	Sound Recording - Production	$55.00	1,000	$55,000.00	$48,946.28	5.53%
JKBX HITS VOL1 00021	Bubble Butt	Sound Recording - Master	$5.90	100,000	$590,000.00	$527,887.88	2.06%
JKBX HITS VOL1 00022	Burn	Composition - Songwriter	$8.60	100,000	$860,000.00	$769,477.47	3.62%
JKBX HITS VOL1 00023	Burn	Sound Recording - Production	$10.00	100	$1,000.00	$707.21	1.76%
JKBX HITS VOL1 00024	Buscando Huellas	Sound Recording - Master	$1.92	100,000	$192,000.00	$172,113.50	4.69%
JKBX HITS VOL1 00026	Connection	Sound Recording - Production	$2.02	50,000	$101,000.00	$90,426.24	1.69%
JKBX HITS VOL1 00027	Counting Stars	Composition - Songwriter	$31.37	200,000	$6,274,000.00	$5,617,677.66	4.17%
JKBX HITS VOL1 00028	Counting Stars	Sound Recording - Production	$3.23	100,000	$323,000.00	$289,281.90	2.36%
JKBX HITS VOL1 00030	Diplomatico	Sound Recording - Master	$3.47	100,000	$347,000.00	$310,435.74	3.22%
JKBX HITS VOL1 00031	Every Breaking Wave	Sound Recording - Production	$1.80	60,000	$108,000.00	$97,244.98	1.46%
JKBX HITS VOL1 00032	Everybody Loves Me	Composition - Songwriter	$3.09	100,000	$309,000.00	$276,170.17	3.35%
JKBX HITS VOL1 00033	Everybody Loves Me	Sound Recording - Production	$16.00	25	$400.00	$389.19	3.52%
JKBX HITS VOL1 00034	Faith	Sound Recording - Production	$24.00	1,000	$24,000.00	$21,640.95	3.42%
JKBX HITS VOL1 00035	Feel Again	Composition - Songwriter	$1.50	70,000	$105,000.00	$94,293.84	3.01%
JKBX HITS VOL1 00037	Get Free	Sound Recording - Master	$6.42	100,000	$642,000.00	$574,965.39	3.55%
JKBX HITS VOL1 00038	Ghost	Composition - Songwriter	$3.34	100,000	$334,000.00	$298,984.11	3.67%
JKBX HITS VOL1 00039	Ghost	Sound Recording - Production	$31.43	1,400	$44,002.00	$39,152.66	3.96%
JKBX HITS VOL1 00040	Good Life	Composition - Songwriter	$2.89	100,000	$289,000.00	$258,208.91	3.53%
JKBX HITS VOL1 00041	Good Life	Sound Recording - Production	$1.55	60,000	$93,000.00	$83,373.42	4.78%
JKBX HITS VOL1 00042	Halo	Composition - Songwriter	$14.51	100,000	$1,451,000.00	$1,298,824.91	3.45%
JKBX HITS VOL1 00043	Halo	Sound Recording - Production	$6.78	100,000	$678,000.00	$606,669.80	3.08%
JKBX HITS VOL1 00044	Happier	Composition - Songwriter	$13.09	100,000	$1,309,000.00	$1,171,412.73	3.17%
JKBX HITS VOL1 00045	I Lived	Composition - Songwriter	$5.03	100,000	$503,000.00	$450,512.31	4.82%
JKBX HITS VOL1 00046	I Lived	Sound Recording - Production	$1.79	100,000	$179,000.00	$160,397.83	3.05%
JKBX HITS VOL1 00047	I Want You To Know	Composition - Songwriter	$1.98	100,000	$198,000.00	$177,033.75	3.06%
JKBX HITS VOL1 00049	If I Lose Myself	Composition - Songwriter	$9.76	100,000	$976,000.00	$873,174.70	3.54%
JKBX HITS VOL1 00050	If I Lose Myself	Sound Recording - Production	$1.84	50,000	$92,000.00	$82,526.05	2.87%
JKBX HITS VOL1 00051	Kids	Composition - Songwriter	$3.21	100,000	$321,000.00	$287,079.77	3.41%
JKBX HITS VOL1 00053	Know No Better	Sound Recording - Master	$10.43	100,000	$1,043,000.00	$933,056.14	2.93%
JKBX HITS VOL1 00054	Lean On	Sound Recording - Master	$24.47	200,000	$4,894,000.00	$4,381,032.77	3.60%
JKBX HITS VOL1 00055	Let’s Hurt Tonight	Composition - Songwriter	$1.45	80,000	$116,000.00	$104,690.84	2.85%
JKBX HITS VOL1 00056	Light It Up	Sound Recording - Master	$22.49	100,000	$2,249,000.00	$2,013,120.12	3.40%
JKBX HITS VOL1 00057	Lonely	Composition - Songwriter	$2.44	50,000	$122,000.00	$109,084.45	2.71%
JKBX HITS VOL1 00058	Love Runs Out	Composition - Songwriter	$5.27	100,000	$527,000.00	$471,423.03	3.34%
JKBX HITS VOL1 00059	Love Runs Out	Sound Recording - Production	$1.88	100,000	$188,000.00	$168,253.26	3.25%
JKBX HITS VOL1 00060	Love Somebody	Composition - Songwriter	$1.50	70,000	$105,000.00	$94,321.66	3.32%
JKBX HITS VOL1 00061	Love Somebody	Sound Recording - Production	$37.50	1,200	$45,000.00	$40,341.80	3.86%
JKBX HITS VOL1 00062	Make It Hot	Sound Recording - Master	$2.35	100,000	$235,000.00	$210,107.34	2.81%
JKBX HITS VOL1 00063	Maps	Composition - Songwriter	$1.87	100,000	$187,000.00	$167,773.65	3.82%
JKBX HITS VOL1 00064	Maps	Sound Recording - Production	$1.89	100,000	$189,000.00	$168,973.58	3.90%
JKBX HITS VOL1 00065	No Vacancy	Composition - Songwriter	$1.91	100,000	$191,000.00	$170,774.83	2.49%
JKBX HITS VOL1 00067	Particula	Sound Recording - Master	$4.38	100,000	$438,000.00	$392,302.95	3.15%
JKBX HITS VOL1 00068	Particular Taste	Composition - Songwriter	$24.00	1,000	$24,000.00	$21,126.72	2.89%
JKBX HITS VOL1 00069	Particular Taste	Sound Recording - Production	$50.00	3	$150.00	$138.69	5.81%
JKBX HITS VOL1 00070	Powerful	Sound Recording - Master	$14.63	100,000	$1,463,000.00	$1,309,098.71	3.31%
JKBX HITS VOL1 00071	Remedy	Composition - Songwriter	$1.84	50,000	$92,000.00	$82,712.24	3.42%
JKBX HITS VOL1 00072	Remedy	Sound Recording - Production	$2.08	50,000	$104,000.00	$93,132.60	2.45%
JKBX HITS VOL1 00073	Rich Love	Composition - Songwriter	$2.08	100,000	$208,000.00	$185,866.77	2.98%
JKBX HITS VOL1 00075	Rumour Has It	Composition - Songwriter	$3.67	100,000	$367,000.00	$328,039.06	3.59%
JKBX HITS VOL1 00076	Rumour Has It	Sound Recording - Production	$3.07	100,000	$307,000.00	$274,349.84	2.70%
JKBX HITS VOL1 00077	Run Up	Sound Recording - Master	$7.11	100,000	$711,000.00	$636,163.23	3.25%
JKBX HITS VOL1 00078	Secrets	Composition - Songwriter	$18.90	100,000	$1,890,000.00	$1,691,514.98	2.69%
JKBX HITS VOL1 00079	Secrets	Sound Recording - Production	$1.84	75,000	$138,000.00	$123,477.20	3.55%
JKBX HITS VOL1 00080	So Good	Composition - Songwriter	$1.60	40,000	$64,000.00	$57,657.53	3.21%
JKBX HITS VOL1 00081	So Good	Sound Recording - Production	$30.00	100	$3,000.00	$2,275.66	2.72%
JKBX HITS VOL1 00082	Something I Need	Composition - Songwriter	$2.29	100,000	$229,000.00	$204,950.19	3.09%
JKBX HITS VOL1 00084	Song For Someone	Sound Recording - Production	$1.66	100,000	$166,000.00	$148,983.99	1.38%
JKBX HITS VOL1 00085	Stop And Stare	Composition - Songwriter	$7.25	100,000	$725,000.00	$648,663.40	3.52%
JKBX HITS VOL1 00086	Stop And Stare	Sound Recording - Production	$1.45	100,000	$145,000.00	$129,492.03	2.83%
JKBX HITS VOL1 00087	Stranger Things	Composition - Songwriter	$25.00	2,000	$50,000	$44,529.83	3.30%
JKBX HITS VOL1 00088	Sua Cara	Sound Recording - Master	$6.13	100,000	$613,000.00	$548,316.59	5.42%
JKBX HITS VOL1 00089	Sucker	Composition - Songwriter	$27.73	100,000	$2,773,000.00	$2,481,986.70	2.91%
JKBX HITS VOL1 00090	Sucker	Sound Recording - Production	$3.71	100,000	$371,000.00	$332,230.39	3.41%
JKBX HITS VOL1 00091	Titans	Sound Recording - Master	$6.92	100,000	$692,000.00	$619,516.40	3.07%
JKBX HITS VOL1 00093	Turning Tables	Composition - Songwriter	$2.17	100,000	$217,000.00	$194,031.57	3.23%
JKBX HITS VOL1 00094	Watch Out For This (Bumaye)	Sound Recording - Master	$6.89	100,000	$689,000.00	$616,344.87	3.64%
JKBX HITS VOL1 00095	Welcome To New York	Sound Recording - Production	$45.00	1,000	$45,000.00	$40,320.10	3.91%
JKBX HITS VOL1 00096	Wherever I Go	Composition - Songwriter	$2.01	100,000	$201,000.00	$179,585.76	4.07%
JKBX HITS VOL1 00098	Wings	Composition - Songwriter	$2.38	100,000	$238,000.00	$213,200.25	3.60%
JKBX HITS VOL1 00099	Wings	Sound Recording - Production	$31.00	2,000	$62,000.00	$55,808.06	3.72%
JKBX HITS VOL1 00100	XO	Composition - Songwriter	$2.18	50,000	$109,000.00	$97,455.23	3.44%
JKBX HITS VOL1 00101	XO	Sound Recording - Production	$36.00	1,000	$36,000.00	$32,041.89	3.39%

					$48,075,552.00	$43,029,722.32

(1)	The Coda Purchase Agreement was not negotiated at arm’s length.
(2)	Assumes that the maximum offering proceeds are received for each series of Royalty Shares offered hereby.
(3)

Maximum Acquisition Costs is the maximum acquisition cost of the Income Interests relating to each Music Asset available for purchase pursuant to the applicable Purchase Agreement. This is the amount in cash that the Company will pay an Income Interest Owner to acquire the Income Interests that correspond to each series of Royalty Shares and will be paid from the proceeds of the Offering of such series of Royalty Shares. For each Royalty Share sold, the Company will acquire a pro rata portion of the corresponding Income Interests available for purchase. For example, if a maximum of 1,000 Royalty Shares of a particular series are offered and the Company sells 500 of such Royalty Shares, the Company shall acquire fifty percent (50%) of the total Income Interests available for purchase and will therefore pay fifty percent (50%) of the maximum acquisition costs. See “Description of the Music Assets Underlying the Royalty Shares—Coda Purchase Agreement.”

(4)

Trailing yield per series is calculated by dividing (a) the total historical royalties for 2022 for the total Income Interests available for purchase that correspond to the series of Royalty Shares by (b) the maximum offering proceeds for such series. As described in “Description of the Music Assets Underlying the Royalty Shares—Composition and Recording Rights Table,” historical royalties are presented and used in the calculation of trailing yield without the deduction of the Royalty Fee. For example, the trailing yield for JKBX HITS VOL1 00005 (“All My Love”) of 3.70% is calculated by dividing $8,247, which is the historical royalties for 2022, by $223,000, which is the maximum offering proceeds for such series. Please see the “Composition and Recording Rights” table beginning on page 48 which presents the historical royalties for 2022 for each series of Royalty Shares and its related Composition or Recording, among other information. Trailing yield per series is based on historical information and is not indicative of future results. There is no guarantee that the trailing yield for a series of Royalty Shares will be realized for any particular holding period. See “Risk Factors—Royalty Rights and Income Interests are subject to risks relating to the music industry and such risks may reduce or eliminate the royalties, fees and other income streams that would otherwise accrue with respect to a song.”

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

We are subject to various conflicts of interest arising out of our relationship with the Manager and its affiliates. We discuss these conflicts below.

General

The Manager is managed by its sole member, Jukebox Holding, pursuant to an administrative services agreement. The persons providing key services to the Manager are also officers and/or key professionals of Jukebox Holding and other Jukebox Holding affiliated entities. These persons have legal obligations with respect to those entities that are similar to their obligations to us. In the future, these persons and other affiliates of Jukebox Holding may organize other Royalty Share arrangements and acquire for their own account Royalty Rights that may be suitable for us.

In general, the Company has not established formal procedures to resolve conflicts of interest. Consequently, Holders may be dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. Although the Company attempts to monitor these conflicts, it is not able to ensure that any potential conflict will not, in fact, result in adverse consequences to the Company.

Jukebox Holding

Jukebox Holding is the sole member and parent company of the Manager and Jukebox Technology.

In addition, Jukebox Holding or an affiliate thereof may in the future seek to operate an SEC- and FINRA-registered broker-dealer and/or to facilitate secondary sales of Royalty Shares on an SEC-compliant alternative trading system owned and operated by that broker-dealer enabling it to earn broker-dealer related fees on the either or both of the issuance and/or trading of Royalty Shares or it may seek to earn administrative or other fees or recoup its costs associated with making a trading market available or other services. The operation of a trading market in the Royalty Shares by Jukebox Holding or an affiliate thereof or the receipt of trading or administrative fees would create conflicts of interest, including if such activities generate profits.

The Manager

The Manager may own and/or provide similar or overlapping services to other entities, including other Jukebox Holding affiliated entities involved in similar business pursuits, and has a conflict of interest in allocating its own limited resources among us and any different entities and potential future business ventures it may have. We rely on the Manager for the services identified in the Operating Agreement and we reimburse the Manager for costs and expenses it incurs on our behalf that may not have been determined on an arms’ length basis. Additionally, the professional staff of the Manager may also service affiliated entities engaged in similar business pursuits as us, including other affiliates of the Company, the Manager and Jukebox Holding. Although the Manager and its professional staff cannot and will not devote all of its or their respective time or resources to the management of the affairs of the Company, the Manager intends to devote, and to cause its professional staff to devote, sufficient time and resources to manage the business and affairs of the Company.

The Manager has discretion to incur costs and expenses on our behalf. We rely on the Manager to exercise its discretion in incurring such costs and expenses and to act in our best interests when doing so. Some costs and expenses may be incurred by affiliates of the Manager and charged to the Manager but ultimately reimbursed to the Manager by the Company and these may not be negotiated at arm’s length. This discretion could influence the Manager’s decisions in carrying out the services identified in the Operating Agreement and, among other matters, this arrangement could affect the Manager’s judgment with respect to:

•	the continuation, renewal or enforcement of provisions in the Operating Agreement involving the Manager;

•	the creation of subsequent issuers of securities similar to the Royalty Shares that the Manager will also own and/or manage;

•

offerings of securities by the Company or other affiliates, which will likely entitle the Manager to further reimbursements and costs incurred by third parties, including affiliates, that are not negotiated at arm’s length; and

•	whether and when we seek to facilitate quotations of Royalty Shares on an ATS or listing on other trading market.

Jukebox Technology

Jukebox Technology is a wholly-owned subsidiary of Jukebox Holding and an affiliate of the Company.

The Company will enter into a platform access agreement with Jukebox Technology and the Manager to provide non-exclusive access rights to the JKBX Platform and associated intellectual property.

Subscription Agreement

The Subscription Agreement contains provisions that limit remedies available to the Holders against the Company and remedies available to the Company and the Holder against the Manager and its affiliates and us for actions that might otherwise constitute a breach of duty. Our Operating Agreement contains provisions limiting the liability of the Manager and its affiliates which also reduces remedies available to investors for certain acts by such person or entity.

Coda Purchase Agreement

John Chapman is a director on the board of directors of Jukebox Holding and is also the sole owner and principal of Inkling Capital LLC, which is the sole member of Coda Songs LLC. In connection with the Offering, Jukebox Holding has entered into the Coda Purchase Agreement with Coda Songs LLC as described in “Description of the Music Assets Underlying the Royalty Shares—Coda Purchase Agreement.” As presented in the “Royalty Shares Offering Table” on page 65, the maximum dollar amount involved in this transaction would be $43,029,722.32, which is the aggregate maximum acquisition costs of rights available under the Coda Purchase Agreement. The Company will only acquire Income Interests pursuant to the Coda Purchase Agreement to the extent it sells the corresponding series of Royalty Shares in this Offering. The Coda Purchase Agreement was not negotiated between the parties at arm’s length. See “Description of the Music Assets Underlying the Royalty Shares” for more details.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion addresses the material U.S. federal income tax considerations of the ownership of Royalty Shares held by individuals who are U.S. citizens or residents. This discussion does not describe all of the tax consequences that may be relevant to a Holder of a Royalty Share in light of the particular circumstances, including tax consequences applicable to Holders who object to special rules, such as:

•	financial institutions;

•	dealers in securities or commodities;

•	traders in securities or commodities that have elected to apply a mark-to-market method of tax accounting in respect thereof;

•	persons holding Royalty Shares as part of a hedge, “straddle,” integrated transaction or similar transaction;

•	persons whose functional currency is not the U.S. dollar;

•	entities or arrangements classified as partnerships for U.S. federal income tax purposes;

•	entities classified as corporations or S-corporations for U.S. federal income tax purposes;

•	persons who are not U.S. citizens or residents;

•	real estate investment trusts;

•	regulated investment companies; and

•	tax-exempt entities, including individual retirement accounts.

This discussion applies only to Royalty Shares that are held as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment), and does not address all of the U.S. federal income tax considerations that may be relevant to particular Holders in light of their individual circumstances. This discussion does not address alternative minimum tax consequences or consequences of the Medicare contribution tax on net investment income.

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds Royalty Shares, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding Royalty Shares and partners in those partnerships are urged to consult their tax advisers about the particular U.S. federal income tax consequences of owning Royalty Shares.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. For the avoidance of doubt, this summary does not discuss any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

THE U.S. FEDERAL INCOME TAX TREATMENT OF THE ROYALTY SHARES DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF A ROYALTY SHARE.

Certain US Tax Consideration for US Holders of Royalty Shares

The Company intends to take the position that the arrangement is an investment trust described in Treasury Regulation 301.7701-4(c) for U.S. federal income tax purposes in which the investor’s Royalty Share represents an undivided beneficial interest in the Royalty Right derived from the specified Music Asset. The beneficial owner of an investment trust is taxed as a grantor under the grantor trust rules pursuant to Treasury Regulation 1.671-2(e)(3), and not as a partner in a partnership or a shareholder in a corporation. Under the grantor trust rules, a Holder of a Royalty Share should be entitled to flow through tax treatment of the income attributable to the Royalty Right derived from its associated Music Asset. The remainder of this discussion assumes such classification.

For U.S. federal income tax purposes, each Holder of a Royalty Share should be considered the beneficial owner of an undivided interest in its associated Royalty Right derived from a specified Music Asset. Monies associated with Income Interests received in respect of the Royalty Right will be treated as income of the Holder of a Royalty Share attributable to such Royalty Right, and such Holders will be required to include in his, her, or its gross income the pro rata share of such income regardless of whether any cash is distributed. The character of the income in the hands of a Holder of a Royalty Share Holder should be the same as if the Holder directly owned the Royalty Share Right. Royalty income is taxed as ordinary income. Therefore, for U.S. federal income tax purposes, a distribution to a Holder of a Royalty Share in Holder of its associated Royalty Right should also be taxed as royalty income at ordinary income tax rates.

In general, when a Holder sells his, her, or its Royalty Share, the seller is deemed to sell a proportionate share of the underlying Royalty Right to the buyer. A person acquiring a Royalty Share, in turn, becomes a grantor with respect to that interest. The seller must generally treat any gain or loss realized upon a taxable disposition of a Royalty Share (that is held as a capital asset) as long-term capital gain or loss if the Holder has held the capital asset for more than one year, and if not, as short term capital gain or loss. Long term capital gain of certain non-corporate Holders (including individuals) is currently eligible for U.S. federal income tax treatment at preferential tax rates.

In general, a Holder will realize gain or loss in an amount equal to the difference between the “amount realized” (that is, the amount of money received, plus the fair market value of other property received, plus the amount of liability from which the Holder believed) in such disposition, and the Holder’s “adjusted tax basis.” A Holder’s “adjusted tax basis” generally will equal the Holder’s acquisition cost increased by any income deemed distributed to the Holder, less any amounts distributed that are deemed to be a return of capital. All or a portion of any loss that a Holder realizes upon a taxable disposition of a capital asset may be disallowed if the Holder purchases the same or a substantially identical stock or securities within 30 days before or after the disposition.

A Holder of a Royalty Share who receives an in kind distribution of its associated Royalty Right will not recognize gain or loss if the Holder receives his, her, or its pro rata share of the Royalty Right in exchange for the associated Royalty Share. However, if a Holder of a Royalty Share also receives cash, such Holder will generally recognize gain or loss based upon the difference between the amount of cash received and the Holder’s adjusted tax basis his, her, or its Royalty Share, the character of which will depend on the reason that the cash is received.

Distributions of cash in respect of a Royalty Right may be subject to information reporting to the IRS and possible U.S. backup withholding (currently, at a rate of 24%). Backup withholding will not apply, however, to a Holder who furnishes the Company with a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status.

To prevent backup withholding, Holders of Royalty Shares should provide the Company with a properly completed IRS Form W-9. Backup withholding is not an additional tax, but an advance payment, which may be refunded or credited against a Holder. federal income tax liability. A Holder generally may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.

Subject to the applicable limitations, each U.S. taxable owner of the Royalty Shares may be entitled to a tax credit against U.S. federal income tax liability for non-U.S. taxes paid with respect to royalty income earned from non-U.S. sources. Any such U.S. tax credit is subject to the rules and limitations under the Code applicable to such credit. Prospective taxable U.S. investors are urged to consider their own tax position in relation to acquiring, holding, and potentially disposing of a Royalty Share, consulting their tax counsel as appropriate.

Consideration should be given to application of section 197 related to certain amortization deductions with respect to the underlying Royalty Rights.

Investors that are organizations exempt from U.S. federal income tax under Section 501(a) of the Code, (“tax-exempt U.S. investors”) are nevertheless subject to tax on their share of any unrelated business taxable income within the meaning of Section 512 of the Code (“UBTI”). While income from the Royalty Shares is not expected to be UBTI, prospective tax-exempt U.S. investors are urged to consider their own tax position in relation to acquiring, holding, and potentially disposing of a Royalty Share, consulting their tax counsel as appropriate.

Certain US Tax Consideration for Non-US Holders of Royalty Shares

Royalty income received from sources within the U.S. may be subject to withholding taxes when paid to non-U.S. investors. Each non-U.S. investor may be subject to U.S. federal withholding tax at the rate of 30% on its distributive share of any U.S. source royalty income, subject to the availability of a reduced rate of withholding tax under an applicable double tax treaty between the non-U.S. investor’s country of tax residence and the U.S. As a condition to making an investment under this Offering, each non-U.S. investor must submit a valid and executed applicable IRS Form W-8 to the

Company to verify tax residency and the investor’s applicable withholding tax rate on payments of U.S. sourced royalties. A Non-U.S. investor that is an intermediary or classified as a partnership or disregarded entity for U.S. federal income tax purposes generally also will be required to provide applicable tax certificates with respect to its investors. If appropriate Form W-8 is not provided non-US investors may be subject to 30% withholding under The Foreign Account Tax Compliance Act (“FATCA”).

If a non-U.S. investor receives income that is “effectively connected with the conduct of a trade or business within the United States” as defined in Section 864 of the Code (“ECI”), from the Company, the non-U.S. investor would be subject to U.S. federal income tax on a net basis on its allocable share of ECI and be required to file a U.S. federal income tax return. Additionally, if a non-U.S. investor that earns ECI is treated as a corporation for U.S. federal income tax purposes, it may also be subject to the U.S. branch profits tax. Prospective non-U.S. investors are urged to consider their own tax position in relation to acquiring, holding, and potentially disposing of a Royalty Share, consulting their tax counsel as appropriate.

ADDITIONAL REQUIREMENTS AND RESTRICTIONS

State Securities – Blue Sky Laws

There is no established public market for the Royalty Shares, and there can be no assurance that any market will develop in the foreseeable future. Transfer of the Royalty Shares may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, the Royalty Shares may not be traded in such jurisdictions. Because the securities qualified hereunder have not been registered for resale under the blue sky laws of any state, the Holders of such Royalty Shares and persons who desire to purchase them on the ATS or in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the Royalty Shares for an indefinite period of time.

We currently do not intend to and may not be able to qualify securities for resale in states which require the Royalty Shares to be qualified before they can be resold by Holders.

Restrictions Imposed by the USA PATRIOT Act and Related Acts

In accordance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, or the USA PATRIOT Act, the securities offered hereby may not be offered, sold, transferred or delivered, directly or indirectly, to any “unacceptable investor,” which means anyone who is:

•

A “designated national,” “specially designated national,” “specially designated terrorist,” “specially designated global terrorist,” “foreign terrorist organization,” or “blocked person” within the definitions set forth in the Foreign Assets Control Regulations of the United States, or U.S., Treasury Department;

•	Acting on behalf of, or an entity owned or controlled by, any government against whom the U.S. maintains economic sanctions or embargoes under the Regulations of the U.S. Treasury Department;

•	Within the scope of Executive Order 13224 — Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001;

•

A person or entity subject to additional restrictions imposed by any of the following statutes or regulations and executive orders issued thereunder: the Trading with the Enemy Act, the National Emergencies Act, the Antiterrorism and Effective Death Penalty Act of 1996, the International Emergency Economic Powers Act, the United Nations Participation Act, the International Security and Development Cooperation Act, the Nuclear Proliferation Prevention Act of 1994, the Foreign Narcotics Kingpin Designation Act, the Iran and Libya Sanctions Act of 1996, the Cuban Democracy Act, the Cuban Liberty and Democratic Solidarity Act and the Foreign Operations, Export Financing and Related Programs Appropriations Act or any other law of similar import as to any non-U.S. country, as each such act or law has been or may be amended, adjusted, modified or reviewed from time to time; or

•	Designated or blocked, associated or involved in terrorism, or subject to restrictions under laws, regulations, or executive orders as may apply in the future similar to those set forth above.

LEGAL MATTERS

The validity of the securities offered by this Offering Circular will be passed upon for us by Ketsal PLLC, Brooklyn, New York.

EXPERTS

The financial statements of Jukebox Hits Vol. 1 LLC as of December 31, 2023, and for the year then ended, have been audited by BARTON CPA, an independent auditor, as stated in their report thereon and incorporated by reference in this Offering Statement, in reliance upon such report and upon the authority of said firm as experts in accounting and auditing.

ERISA AND RELATED CONSIDERATIONS

General

The following section sets forth certain consequences under ERISA and the Code which a fiduciary of an “employee benefit plan” as defined in and subject to the fiduciary responsibility provisions of ERISA, or of a “plan” as defined in and subject to Section 4975 of the Code, who has investment discretion should consider before deciding to acquire Royalty Shares with plan assets (such “employee benefit plans” and “plans” being referred to herein as “Plans,” and such fiduciaries with investment discretion being referred to herein as “Plan Fiduciaries”). The following summary is not intended to be complete, but only to address certain questions under ERISA and the Code that are likely to be raised by the Plan Fiduciary’s own counsel.

* * *

In general, the terms “employee benefit plan” as defined in ERISA and “plan” as defined in Section 4975 of the Code together refer to any plan or account of various types which provides retirement benefits or welfare benefits to an individual or to an employer’s employees and their beneficiaries. Such plans and accounts include, but are not limited to, corporate pension and profit-sharing plans, “simplified employee pension plans,” Keogh plans for self-employed individuals (including partners), individual retirement accounts described in Section 408 of the Code and medical benefit plans.

Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in the Royalty Shares, including the role an investment in the Royalty Shares plays in the Plan’s investment portfolio. Each Plan Fiduciary must be satisfied that investment in the Royalty Shares is a prudent investment for the Plan, that the investments of the Plan, including the investment in the Royalty Shares, are diversified so as to minimize the risks of large losses and that an investment in the Royalty Shares complies with the documents of the Plan and related trust and that an investment in the Royalty Shares does not give rise to a transaction prohibited by Section 406 of ERISA or Section 4975 of the Code.

EACH PLAN FIDUCIARY CONSIDERING ACQUIRING ROYALTY SHARES MUST CONSULT ITS OWN LEGAL AND TAX ADVISERS BEFORE DOING SO.

Ineligible Purchasers

In general, Royalty Shares may not be purchased with the assets of a Plan if the Manager, any placement agent, any of their respective affiliates or any of their respective employees either: (i) has investment discretion with respect to the investment of such Plan assets; (ii) has authority or responsibility to give or regularly gives investment advice with respect to such Plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan assets and that such advice will be based on the particular investment needs of the Plan; or (iii) is an employer maintaining or contributing to such Plan. A party that is described in clause (i) or (ii) of the preceding sentence may be a “fiduciary” under ERISA and the Code with respect to the Plan, and any such purchase might result in a “prohibited transaction” under ERISA and the Code.

Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA and the Code of an investment in the Company are based on the provisions of the Code and ERISA as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes will not occur that may make the foregoing statements incorrect or incomplete.

ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF PLANS IS IN NO RESPECT A REPRESENTATION BY THE COMPANY OR ANY OTHER PARTY RELATED TO THE COMPANY THAT THIS INVESTMENT MEETS THE RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN. THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISERS AS TO THE PROPRIETY OF AN INVESTMENT IN THE COMPANY, IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN.

WHERE YOU CAN FIND MORE INFORMATION

We have filed an offering statement on Form 1-A with the SEC under Regulation A of the Securities Act with respect to the Royalty Shares offered by this Offering Circular. This Offering Circular, which constitutes a part of the offering statement, does not contain all of the information set forth in the offering statement or the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or any other document that is filed as an exhibit to the offering statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the offering statement. The offering statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the offering statement may be obtained from such offices upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

Information about our Company and its affiliated entities can be found at the website address of Jukebox Technology located at https://www.jkbx.com. After the completion of this Offering, you may access these materials at this website free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not a part of this Offering Circular and the inclusion of our website address in this Offering Circular is an inactive textual reference only.

After the completion of this Tier II, Regulation A offering, we do not intend on becoming subject to the information and periodic reporting requirements of the Exchange Act. If, however, we become subject to the reporting requirements of the Exchange Act, we will file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information will be available for inspection and copying at the public reference room and on the SEC’s website referred to above. Until we become or never become subject to the reporting requirements of the Exchange Act, we will furnish the following reports, statements, and tax information to each Holder of Royalty Shares:

1.

Reporting Requirements under Tier II of Regulation A. Following this Tier II, Regulation A offering, we will be required to comply with certain ongoing disclosure requirements under Rule 257 of Regulation A. We will be required to file: an annual report with the SEC on Form 1-K; a semi-annual report with the SEC on Form 1-SA; current reports with the SEC on Form 1-U; and a notice under cover of Form 1-Z. The necessity to file current reports will be triggered by certain corporate events, similar to the ongoing reporting obligation faced by issuers under the Exchange Act, however, the requirement to file a Form 1-U is expected to be triggered by significantly fewer corporate events than that of the Form 8-K. Such reports and other information will be available for inspection and copying at the public reference room and on the SEC’s website referred to above. Parts I & II of Form 1-Z will be filed by us if and when we decide to and are no longer obligated to file and provide annual reports pursuant to the requirements of Regulation A.

2.

Annual Reports. As soon as practicable, but in no event later than one hundred twenty (120) days after the close of our fiscal year, ending on the last Sunday of a calendar year, we will mail or make available, by any reasonable means, to each Holder of Royalty Shares as of a date selected by the Manager, an annual report containing our financial statements for such fiscal year, presented in accordance with GAAP, including a balance sheet and statements of operations, company equity and cash flows, with such statements having been audited by an accountant selected by the Company. The Company shall be deemed to have made a report available to each Holder of Royalty Shares as required if it has either (i) filed such report with the SEC via its Electronic Data Gathering, Analysis and Retrieval, or EDGAR, system and such report is publicly available on such system or (ii) made such report available on any website maintained by us and our affiliate and available for viewing by Holder of Royalty Shares.

3.

Tax Information. As soon as practicable following the end of our fiscal year, which is currently January 1st through December 31st, we will send to each Holder of Royalty Shares such tax information as shall be reasonably required for federal and state income tax reporting purposes.

We may deliver the above information to each Holder of Royalty Shares via the JKBX Platform.

INDEPENDENT AUDITOR’S REPORT

Certified Public Accountants and Advisors

A PCAOB Registered Firm

817-721-0341 bartoncpafirm.com Cypress, Texas

INDEPENDENT AUDITOR’S REPORT

To the Board of Members

Jukebox Hits Vol. 1 LLC

Opinion on the Financial Statements

We have audited the accompanying financial statements of Jukebox Hits Vol. 1 LLC, which comprise the balance sheet as of December 31, 2023, and the related statements of operations, members’ equity and cash flows for the period from April 3, 2023 (“inception”) to December 31, 2023, and the related notes to the financial statements.

In our opinion, the above mentioned accompanying financial statements present fairly, in all material respects, the financial position of Jukebox Hits Vol. 1 LLC and the results of its operations and its cash flows for the period from April 3, 2023 (“inception”) to December 31, 2023 in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the financial statements section of our report. We are required to be independent of Jukebox Hits Vol. 1 LLC and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Substantial Doubt About the Entity’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has yet to generate revenue nor profits from intended operations, and therefore a substantial doubt exists about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Jukebox Hits Vol. 1 LLC’s ability to continue as a going concern for one year after the date that the financial statements are issued or when applicable, one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion.

Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists.

The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•

Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Jukebox Hits Vol. 1 LLC’s internal control. Accordingly, no such opinion is expressed.

•

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Jukebox Hits Vol. 1 LLC’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audits, significant audit findings, and certain internal control–related matters that we identified during the audits.

/s/ Barton CPA

Cypress, Texas

February 14, 2024

Jukebox Hits Vol. 1 LLC

Balance Sheet

As of December 31, 2023
ASSETS
Cash	$—

Total assets	$—

LIABILITIES AND MEMBERS’ EQUITY
Due to Related Party	$300,000

Total Liabilities	$300,000
Members’ Equity	$(300,000)

Total Members’ Equity	$(300,000)

Total Liabilities and Members’ Equity	$—

See accompanying notes to financial statements.

Jukebox Hits Vol. 1 LLC

Statement of Operations

	From April 3, 2023 (Inception) to December 31, 2023
Revenue		$—
Operating Cost and Expenses	$
General and administrative		$(300,000)

Total Operating Expenses		$(300,000)

Net Loss		$(300,000)

See accompanying notes to financial statements.

Jukebox Hits Vol. 1 LLC

Statements of Members’ Equity

Members’ Equity
Balance at April 3, 2023 (Inception)	$—
Net Loss	$(300,000)

Balance at December 31, 2023	$(300,000)

See accompanying notes to financial statements.

Jukebox Hits Vol. 1 LLC

Statements of Cash Flows

Period from April 3, 2023 to December 31, 2023
Cash Flows from Operating Activities
Net Loss	$(300,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Increase (decrease) in liabilities:
Due to Related Party	$300,000

Net cash used in operating activities	$—

Net increase (decrease) in cash and cash equivalents	$—

Cash and cash equivalents, beginning of period	$—

Cash and cash equivalents, end of period	$—

Supplemental cash flow information

Cash paid for taxes	$—

Cash paid for interest expense	$—

See accompanying notes to financial statements.

Jukebox Hits Vol. 1 LLC

Notes to the Financial Statements

For the Period from April 3, 2023 (Inception) Through December 31, 2023

NOTE 1:	Nature of the business and operations

Jukebox Hits Vol. 1 LLC (the “Company”) is a Delaware limited liability company formed on April 3, 2023. The Company was established to facilitate and manage investors’ economic exposure to the Royalty Rights. The Company will facilitate and manage investors’ economic exposure to the Royalty Rights by issuing contractual rights (known as Royalty Shares) to receive a specified portion of Income Interests it receives that relate to Royalty Rights for a specific Music Asset or compilation of Music Assets in this Offering.

The Company will enter into one or more Purchase Agreements with Income Interest Owners related to Music Assets. Royalty Shares will be issued in series, with each series corresponding to a portion of the Royalty Rights associated with a specified Music Asset or compilation of Music Assets (as applicable). Investors who acquire Royalty Shares from the Company will be entitled to receive Royalty Share Payments, a pro rata portion of the royalties, fees, and other income streams embodied in Income Interests we receive from the specified Royalty Rights that correspond to such Royalty Shares (less any fees and expenses as further described herein), calculated based on the number of Royalty Shares of a particular series that an investor holds compared to the total outstanding number of Royalty Shares of such series. Royalty Shares are unsecured limited obligations of the Company and do not confer any voting rights on the holders thereof. Purchasing Royalty Shares does not confer to the investor any ownership in the Company, the Trust, or the underlying music portfolio containing the Music Assets.

As of December 31, 2023, the Company has not conducted any material operations.

Principles of consolidation

The financial statements and related notes of the Company have been prepared on the accrual basis of accounting and conform to accounting principles generally accepted in the United States of America (“U.S. GAAP”) and Article 8 of Regulation S-X of the rules and regulations of the SEC.

NOTE 2:	Going Concern Analysis

Under Accounting Standards Codification (“ASC”) ASC 205-40, Going Concern (“ASC 205-40”), the Company has the responsibility to evaluate whether conditions and/or events raise substantial doubt about our ability to meet our future financial obligations as they become due within one year after the date that the financial statements are issued. As required by this standard, our evaluation shall initially not take into consideration the potential mitigating effects of our plans that have not been fully implemented as of the date the financial statements are issued.

In performing the first step of this assessment, we concluded that the following conditions raise substantial doubt about our ability to meet our financial obligations as they become due. At December 31, 2023, the Company had net loss of $300,000 and no cash flow from operating activities. Further, the Company has not conducted material operations. The Company expects to continue to generate operating losses for the foreseeable future. The accompanying audited financial statements do not include any adjustments as a result of this uncertainty. We expect to continue to incur negative cash flows until such time as our operating segments generate sufficient cash inflows to finance our operations and debt service requirements.

In performing the second step of this assessment, we are required to evaluate whether our plans to mitigate the conditions above alleviate the substantial doubt about our ability to meet our obligations as they become due within one year after the date that the financial statements are issued. The Company plans to fund its proposed ongoing operation from the net proceeds raised in this ongoing Offering and any Royalty Fees we deduct from gross Income Interest proceeds before Royalty Share Payments are made to the Holders of the corresponding series of Royalty Shares. Further, depending on the amount of capital raised in this Offering and our ability to raise additional capital pursuant to Rule 251(a) of Regulation A, the Company may enter into additional Purchase Agreements and Purchase Agreement Schedules in the next twelve months to fund and secure additional Royalty Rights and issue additional Royalty Shares. As the Company is newly formed and has yet to commence material operations, it is difficult to precisely forecast the Company’s expected operational costs for the initial twelve months following commencement of the Offering. If our assumptions regarding our plan of operations prove to be incorrect and we need additional capital resources to fund operations, we anticipate being able to seek additional capital from our manager, Double Platinum Management LLC (the “Manager”), and/or the parent company of our Manager, Jukebox Co., or that the Manager use its discretion to waive or delay any fees reimbursable to it or distributions of working capital until such time as we may have sufficient capital to fund our operations.

There is no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available through external sources. The lack of additional capital resulting from the inability to generate cash flow from operations or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material effect on the business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or they will not have a significant dilutive effect on the Company’s existing shareholders. We have therefore concluded there is substantial doubt about our ability to continue as a going concern through December 31, 2024.

The accompanying financial statements have been prepared on a going-concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from our failure to continue as a going concern.

NOTE 3:	Summary of significant accounting policies

Basis of presentation

The accounting and reporting policies of the Company conform to U.S. GAAP. The Company’s fiscal year end is December 31.

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

Cash and cash equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. At the time of preparation of these financial statements, the Company did not have cash.

Concentration of credit risks

The Company’s financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents. The Company does not currently hold any cash, but will in the future place its cash and cash equivalents with financial institutions of high credit worthiness. The Company’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

Fair value of financial instruments

The Company measures fair value under a framework that utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements).

The three levels of inputs which prioritize the inputs used in measuring fair value are:

Level 1: Inputs to the valuation methodology are unadjusted quoted prices for identical assets or liabilities in active markets that the Company has the ability to access.

Level 2: Inputs to the valuation methodology include:

•	Quoted prices for similar assets or liabilities in active markets;

•	Quoted prices for identical or similar assets or liabilities in inactive markets;

•	Inputs other than quoted prices that are observable for the asset or liability; and

•	Inputs that are derived principally from or corroborated by observable market data by correlation or other means.

If the asset or liability has a specified (contractual) term, the level 2 input must be observable for substantially the full term of the asset or liability.

Level 3: Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

At the time of preparation of these financial statements, the Company did not identify any assets or liabilities that are required to be presented on the balance sheets at fair value in accordance with ASC 820, Fair Value Measurement.

Revenue recognition

The Company will recognize revenue in accordance with Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customer (“ASU No. 2014-09”). The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements.

Revenue is recognized based on the following five step model:

•	Identification of the contract with a customer

•	Identification of the performance obligations in the contract

•	Determination of the transaction price

•	Allocation of the transaction price to the performance obligations in the contract

•	Recognition of revenue when, or as, the Company satisfies a performance obligation

Revenues are recognized when control of the promised goods or services is transferred to the customer in an amount that reflects the consideration the Company expects to be entitled to in exchange for transferring those goods or services. At the time of preparation of these financial statements, the Company had neither generated, nor recognized any revenue.

Income taxes

The Company is a limited liability company that is taxed as a partnership for federal and state income tax purposes. At the time of preparation of these statements, the Company had not generated any income and, thus, owed no income taxes.

Recent accounting pronouncements

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

Organizational & offering costs

The Company has been informed by the Manager, that the Manager will pay, on behalf of the Company certain organizational and offering costs (“O&O costs”). The Company will reimburse the Manager for all O&O Costs up to a maximum of 0.50% of the aggregate gross offering proceeds from the Offering of Royalty Shares. The Manager uses its discretion only to attribute costs to the Company that are specific to the O&O Costs, Manager Out-of-Pocket Expenses, and Manager Operational Costs. The Manager may, at its sole discretion, decide to defer or waive any costs or expenses incurred on our behalf. The Company anticipate the total costs and expenses incurred by the Manager on our behalf at the time of qualification to be approximately $300,000.

NOTE 4:	Related party arrangements

Transactions between related parties are considered to be related party transactions even though they may not be given accounting recognition. ASC 850, Related Party Disclosures (“ASC 850”) requires that transactions with related parties that would make a difference in decision making shall be disclosed so that users of the financial statements can evaluate their significance. Related party transactions typically occur within the context of the following relationships:

•	Affiliates of the entity;

•	Entities for which investments in their equity securities is typically accounted for under the equity method by the investing entity;

•	Trusts for the benefit of employees;

•	Principal owners of the entity and members of their immediate families;

•	Management of the entity and members of their immediate families.

Other parties that can significantly influence the management or operating policies of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The Company and the Manager are considered related parties under ASC 850. As described in Note 3, Summary of significant accounting policies—Organizational & offering costs, the Manager will pay, on behalf of the Company certain O&O costs. At December 31, 2023, the Company anticipates $300,000 in total costs and expenses to be paid by the Manager on behalf of the Company. The O&O reimbursable costs were not negotiated at arm’s length.

NOTE 5:	Commitments and contingencies

Related Party Reimbursable O&O Costs

The Company has a contingent liability related to potential future reimbursements to the Manager for O&O costs that were paid by the Manager on the Company’s behalf. The Company anticipates the total costs and expenses incurred by the Manager on our behalf at the time of qualification to be approximately $300,000 and may be subject to reimbursements by the Company in future periods subject to the conditions described in Note 3, Summary of significant accounting policies—Organizational & offering costs.

Legal Proceedings

The Company is not currently involved with and does not know of any pending or threatened litigation against the Company.

NOTE 6:	Purchase agreements

The Company has entered into a Purchase Agreement, dated as of November 5, 2023 (the “Coda Purchase Agreement”), with Coda Songs LLC, a Delaware limited liability company (“Coda”). Coda has agreed to make a portion of its Income Interests in certain Compositions and Recordings available for purchase by the Company and the Company will have an option (but not an obligation) to acquire some or all of such portion of its Income Interests in accordance with the terms and conditions of the Coda Purchase Agreement. The Coda Purchase Agreement was not negotiated at arm’s length.

NOTE 7:	Membership interests

At the time of preparation of these statements, the Manager owns 100% of the Company’s membership interests.

NOTE 8:	Subsequent events

The Company has evaluated all events that have occurred after the balance sheet date through February 14, 2024, the date these financial statements were available to be issued. Based upon the evaluation, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the accompanying financial statements.

JUKEBOX HITS VOL. 1 LLC

Best Efforts Offering of Royalty Shares

OFFERING CIRCULAR

PART III – EXHIBITS

Exhibit No.	Description

2.1*	Certificate of Formation of the Company

2.2*	Form of Second Amended and Restated Limited Liability Company Agreement of the Company

3.1*	Form of Royalty Share Agreement

3.2*	Form of Jukebox Hits Vol. 1 Delaware Statutory Trust Agreement

4.1*	Form of Subscription Agreement

6.1*	Form of Platform Access Agreement, by and between the Company and Jukebox Technology

6.2#*	Asset Purchase Agreement, dated as of November 5, 2023, by and between Coda Songs LLC, Jukebox Co. and the Company

6.3*	Terms of Use of the JKBX Platform

6.4*	Form of Administrative Services Agreement

6.5*	Form of Custody Agreement

10.1*	Power of Attorney (included on signature page hereto)

11.1	Consent of BARTON CPA

11.2*	Consent of Ketsal PLLC (included as part of Exhibit 12.1)

12.1*	Opinion of Ketsal PLLC

13.1*	Testing the Waters Materials

99.1*	Interview with Jukebox Co. CEO Scott Cohen on MBW Podcast, October 23, 2023

99.2*	Alts.co blog post, September 29, 2023

99.3*	Interview with Jukebox Co. CEO Scott Cohen on Okay, Computer Podcast, September, 27, 2023

*	Previously filed.
#	Certain portions of this exhibit (indicated by “[*****]”) have been omitted pursuant to the Instruction to Item 17 of Form 1-A.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A, and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on February 15, 2024.

JUKEBOX HITS VOL. 1 LLC

By:	Double Platinum Management LLC, its manager

By:	/s/ Samuel Thacker
Name:	Samuel Thacker
Title:	President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Samuel Thacker as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including all pre-qualification and post-qualification amendments) to this Form 1-A offering statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agent or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of Regulation A, this Form 1-A has been signed by the following persons in the capacities indicated on February 15, 2024.

Signature	Title	Date

/s/ Samuel Thacker Name: Samuel Thacker	President of Double Platinum Management LLC (Principal Executive Officer)	February 15, 2024

/s/ Wendell Younkins Name: Wendell Younkins	Chief Financial Officer of Double Platinum Management LLC (Principal Financial Officer and Principal Accounting Officer)	February 15, 2024